                                                  Filed Pursuant to Rule 424B5
                                                  Registration No. 333-81788

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2003
          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 13, 2003

                                 [ADVANTA LOGO]

                       ADVANTA BUSINESS CARD MASTER TRUST
                                     Issuer

                       ADVANTA BUSINESS RECEIVABLES CORP.
                                   Transferor

                               ADVANTA BANK CORP.
                                    Servicer

                 $337,750,000 SERIES 2003-D ASSET BACKED NOTES
--------------------------------------------------------------------------------

                                                CLASS A NOTES          CLASS B NOTES          CLASS C NOTES
Principal Amount                            $280,000,000           $32,375,000            $25,375,000
Interest Rate                               LIBOR plus     % per   LIBOR plus     % per   LIBOR plus     % per
                                            year                   year                   year
Interest Payment Dates                      February 20, 2004 and  February 20, 2004 and  February 20, 2004 and
                                            monthly                monthly                monthly
                                            thereafter on the      thereafter on the      thereafter on the
                                            20th                   20th                   20th
Expected Principal Payment Date             November 20, 2006      November 20, 2006      November 20, 2006
Legal Maturity Date                         October 20, 2009       October 20, 2009       October 20, 2009
Price to Public                             $                      $                      $
                                            (or     %)             (or     %)             (or     %)
Underwriting Discount                       $                      $                      $
                                            (or     %)             (or     %)             (or     %)
Proceeds to Issuer                          $                      $                      $
                                            (or     %)             (or     %)             (or     %)

--------------------------------------------------------------------------------

The notes will be paid from the assets of the trust consisting primarily of receivables in a portfolio of MasterCard(R) and VISA(R) business revolving credit card accounts.

We expect to issue your series of notes on or about December   , 2003. We will
deliver your notes in book-entry form.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 IN THE PROSPECTUS.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are obligations of Advanta Business Card Master Trust only and are not obligations of Advanta Business Receivables Corp., Advanta Bank Corp., Advanta Corp., any affiliate of them or any other person.

THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE OFFERED NOTES ONLY IF ACCOMPANIED BY THE PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            DEUTSCHE BANK SECURITIES
                                BARCLAYS CAPITAL

November   , 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about your notes in two separate documents:
(a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

     Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

     This prospectus supplement uses some defined terms. You can find a glossary of terms under the caption "Glossary of Terms for Prospectus Supplement" beginning on page S-51 in this prospectus supplement and under the caption "Glossary of Terms for Prospectus" beginning on page 82 in the accompanying prospectus.

                           FORWARD-LOOKING STATEMENTS

     If and when included in this prospectus supplement and the accompanying prospectus or in documents incorporated herein or therein by reference, the words "expects," "intends," "anticipates," "estimates" and analogous expressions are intended to identify forward-looking statements. Any such statements, which may include statements contained in "Developments Relating to Advanta Bank Corp., Advanta Corp. and its other Subsidiaries," inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various and other matters, many of which are beyond our control. These forward-looking statements speak only as of the date of this prospectus supplement. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                             UNITED KINGDOM LEGEND

     The notes may not be offered or sold to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their business or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995. This prospectus supplement and the accompanying prospectus and any other communication in connection with the offering and issuance of the notes may only be issued or passed on to a person of a kind described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 or a person to whom this prospectus supplement and the accompanying prospectus or any other such communication may otherwise lawfully be issued or passed on (all such persons together being referred to as "RELEVANT PERSONS"). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
Transaction Summary..................   S-5
Summary of Terms.....................   S-6
  The Issuer.........................   S-6
  Seller, Servicer and Transferor....   S-6
  The Series 2003-D Notes............   S-6
  Credit Enhancement.................   S-7
  Events of Default..................   S-7
  Other Interests in the Trust.......   S-8
  The Receivables....................   S-9
  Allocations of Collections.........   S-9
  Application of Collections.........   S-9
  Pay Out Events.....................  S-11
  Optional Redemption................  S-11
  Group One..........................  S-11
  Denominations......................  S-11
  Registration, Clearance and
     Settlement......................  S-11
  Tax Status.........................  S-11
  ERISA Considerations...............  S-12
  Note Ratings.......................  S-12
  Exchange Listing...................  S-12
The Seller's Business Card
  Portfolio..........................  S-13
  Delinquency and Loss Experience....  S-13
  Delinquency and Loss Trends........  S-15
  Receivable Yield Considerations....  S-16
  FICO Scores at Time of
     Origination.....................  S-17
  Recoveries.........................  S-18
  Payment Rates......................  S-18
Developments Relating to Advanta Bank
  Corp., Advanta Corp. and its Other
  Subsidiaries.......................  S-19
  Regulatory Matters.................  S-19
  Litigation.........................  S-20
The Trust Portfolio..................  S-22
Maturity Considerations..............  S-26
  Controlled Accumulation Period.....  S-26
  Early Amortization Period..........  S-26

                                       PAGE
                                       ----
Description of Series Provisions.....  S-27
  Issuance...........................  S-27
  Interest Payments..................  S-28
  Principal Payments.................  S-30
  Postponement of Controlled
     Accumulation Period.............  S-32
  Allocation Percentages.............  S-33
  Floating Allocation Definitions....  S-33
  Fixed Allocation Definitions.......  S-33
  Reallocated Principal
     Collections.....................  S-34
  Application of Collections.........  S-35
  Payment of Principal...............  S-36
  Subordination......................  S-37
  Shared Finance Charge
     Collections.....................  S-38
  Shared Principal Collections.......  S-38
  Defaulted Receivables; Investor
     Charge-Offs.....................  S-39
  Principal Funding Account..........  S-39
  Reserve Account....................  S-40
  Cash Collateral Account............  S-41
  Cash Collateral Account
     Distributions...................  S-43
  Additional Series Enhancement......  S-43
  Pay Out Events.....................  S-43
  Events of Default..................  S-45
  Servicing Compensation and Payment
     of Expenses.....................  S-45
  Reports to Noteholders.............  S-46
ERISA Considerations.................  S-46
Use of Proceeds......................  S-48
Underwriting.........................  S-48
Legal Matters........................  S-50
Glossary of Terms for Prospectus
  Supplement.........................  S-51
Other Series Issued and
  Outstanding........................   A-1

                              TRANSACTION SUMMARY

     This Transaction Summary lists certain information concerning the Advanta Business Card Master Trust, Series 2003-D notes. Only the Class A notes, Class B notes and Class C notes are offered by this prospectus supplement and the accompanying prospectus. The table also describes the Class D notes which have not been registered under the Securities Act of 1933 and will be retained by the transferor or an affiliate of the transferor or sold to investors in private transactions.

Trust:                                      Advanta Business Card Master Trust
Transferor:                                 Advanta Business Receivables Corp.
Seller:                                     Advanta Bank Corp.
Servicer:                                   Advanta Bank Corp.
Indenture Trustee:                          Deutsche Bank Trust Company Americas
Owner Trustee:                              Wilmington Trust Company
Closing Date:                               On or about December   , 2003
Clearance and Settlement:                   DTC/Clearstream/Euroclear
Primary Trust Assets:                       Receivables generated under unsecured lines of
                                            credit with small businesses
Offered Notes:                              Class A, Class B and Class C

NOTE STRUCTURE                          AMOUNT      % OF TOTAL SERIES
--------------                       ------------   -----------------
Class A............................  $280,000,000         80.00%
Class B............................  $ 32,375,000          9.25%
Class C............................  $ 25,375,000          7.25%
Class D............................  $ 12,250,000          3.50%
Initial Invested Amount............  $350,000,000
Servicing Fee Rate.................  2.0% per annum

                                              CLASS A NOTES       CLASS B NOTES       CLASS C NOTES
                                              -------------       -------------       -------------
Anticipated Ratings
  (Standard & Poor's/Moody's)*:             AAA/Aaa             A/A2                BBB/Baa2
Credit Enhancement:                         subordination of    subordination of    subordination of
                                            Class B, Class C    Class C and Class   Class D; shared
                                            and Class D         D                   cash collateral
                                                                                    account
Interest Rate:                              One-Month LIBOR     One-Month LIBOR     One-Month LIBOR
                                            plus     % per      plus     % per      plus     % per
                                            year                year                year
Interest Accrual Method:                    actual/360          actual/360          actual/360
Interest Payment Dates:                     monthly (20th)      monthly (20th)      monthly (20th)
Interest Rate Index Reset Date:             2 London business   2 London business   2 London business
                                            days before each    days before each    days before each
                                            interest payment    interest payment    interest payment
                                            date                date                date
First Interest Payment Date:                February 20, 2004   February 20, 2004   February 20, 2004
Expected Principal Payment Date:            November 20, 2006   November 20, 2006   November 20, 2006
Commencement of Accumulation Period         February 28, 2006   February 28, 2006   February 28, 2006
  (subject to adjustment):
Legal Maturity Date:                        October 20, 2009    October 20, 2009    October 20, 2009

---------------

* It is a condition to issuance that at least one of these ratings for each class be obtained.

                                SUMMARY OF TERMS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS BEFORE YOU PURCHASE ANY NOTES.

THE ISSUER

     The notes will be issued by Advanta Business Card Master Trust, a Delaware common law trust, pursuant to an indenture supplement to an indenture, each between the trust and the indenture trustee.

     For additional information concerning the issuer, see "The Issuer" in the accompanying prospectus.

SELLER, SERVICER AND TRANSFEROR

     For information concerning Advanta Bank Corp. as a seller, servicer and administrator and Advanta Business Receivables Corp. as a transferor, see "Developments Relating to Advanta Bank Corp., Advanta Corp. and its Other Subsidiaries" in this prospectus supplement and see "Advanta Bank Corp., Advanta Business Receivables Corp. and Advanta Corp." in the accompanying prospectus.

THE SERIES 2003-D NOTES

     Only the Class A notes, the Class B notes and the Class C notes are offered by this prospectus supplement and the accompanying prospectus.

  INTEREST

     The Class A notes will bear interest at one-month LIBOR as determined each
month plus      % per annum.

     The Class B notes will bear interest at one-month LIBOR as determined each
month plus      % per annum.

     The Class C notes will bear interest at one-month LIBOR as determined each
month plus      % per annum.

     For each class of the Series 2003-D notes, interest will be calculated as follows:

Principal balance       Number of days
on related record   X   in interest period   X   Interest
date                           360               Rate

     Each interest period begins on and includes a payment date and ends on and includes the day prior to the next payment date. However, the first interest period will begin on and include the closing date and end on and include February 19, 2004.

     Interest on the Series 2003-D notes will be paid on each payment date, which will be February 20, 2004 and the 20th day of each following month if the 20th is a business day and, if not, the following business day.

     You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the indenture trustee at
(800) 735-7777.

     See "Description of Series Provisions -- Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined.

  PRINCIPAL

     Principal of the Class A notes, the Class B notes, the Class C notes and the Class D notes is expected to be paid in full on the November 20, 2006 payment date, which is the expected principal payment date.

     However:

     - no principal will be paid on the Class B notes until the Class A notes are paid in full;

     - no principal will be paid on the Class C notes until the Class A notes and the Class B notes are paid in full; and

     - no principal will be paid on the Class D notes until the Class A notes, the

       Class B notes and the Class C notes are paid in full.

     We are scheduled to begin accumulating collections of principal receivables starting at the close of business on February 28, 2006 for payment to the Series 2003-D noteholders on the expected principal payment date, but we may begin accumulating at a later date.

     Principal of the Series 2003-D notes may be paid earlier or later than the expected principal payment date. You will not be entitled to any premium for early or late payment of principal. If specified events known as pay out events occur, principal may be paid earlier than expected. If collections of the receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the Series 2003-D notes are not paid on the expected principal payment date, available principal collections will continue to be used to pay principal on the Series 2003-D notes until the notes are paid or until the legal maturity date of October 20, 2009, whichever occurs first.

     For more information about principal payments, see "Maturity
Considerations," "Description of Series Provisions -- Principal Payments," "-- Payment of Principal" and "-- Allocation Percentages" in this prospectus supplement.

CREDIT ENHANCEMENT

     Credit enhancement for your series is for the benefit of your series only. You are not entitled to the benefits of credit enhancement available to other series.

  SUBORDINATION

     Credit enhancement for the Class A notes is provided by the subordination of the Class B notes, the Class C notes and the Class D notes.

     Credit enhancement for the Class B notes is provided by the subordination of the Class C notes and the Class D notes.

     Credit enhancement for the Class C notes is provided in part by the subordination of the Class D notes.
     The Class D notes do not have the benefit of subordination of any other class of notes.

  CASH COLLATERAL ACCOUNT

     A cash collateral account will provide credit enhancement for the Class C notes and the Class D notes.

     The cash collateral account will be funded with a deposit of $          on
the closing date. After the Series 2003-D notes are issued, deposits in the cash collateral account will be made each month from available finance charge collections and, if necessary, shared finance charge collections from other series in group one up to the required cash collateral account amount as described in this prospectus supplement under "Description of Series
Provisions -- Cash Collateral Account." The cash collateral account will be used to cover interest shortfalls first, on the Class C notes and, then on the Class D notes if collections of finance charge and administrative receivables allocated to the Class C notes and the Class D notes are insufficient to make required payments. On the Series 2003-D Termination Date, the Cash Collateral Account will be used to fund any shortfall in payment of the outstanding principal balance first, of the Class C Notes and, then of the Class D Notes.

     For more information about credit enhancement, see "Description of Series Provisions -- Reallocated Principal Collections," "-- Application of Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

EVENTS OF DEFAULT

     The Series 2003-D notes are subject to specified events of default described under "Description of Series Provisions -- Events of Default" in this prospectus supplement and "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or to pay principal on the legal maturity date.

     If an event of default concerning failure to pay interest or principal or to observe or perform covenants and agreements occurs and continues with respect to the Series 2003-D notes, the indenture trustee or holders of more than 50% of the then-outstanding principal balance of the Series 2003-D notes may declare the principal amount of the notes to be immediately due and payable. That declaration may be rescinded by holders of more than 50% of the then-outstanding principal balance of the Series 2003-D notes if the related event of default has been cured, subject to the conditions described under "The Indenture -- Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

     After an event of default and the acceleration of the Series 2003-D notes, the indenture trustee may apply funds allocated to Series 2003-D and on deposit in the collection account, the principal funding account, the reserve account, and the excess funding account and, for the Class C notes and the Class D notes, the cash collateral account, to pay principal of and interest on the Series 2003-D notes to the extent permitted by law. Collections of principal receivables and collections of finance charge and administrative receivables allocated to the Series 2003-D notes will be applied to make the monthly principal and interest payments on the Series 2003-D notes until the earlier of the date those notes are paid in full or the legal maturity of those notes.

     If the Series 2003-D notes are accelerated or the issuer fails to pay the principal of the Series 2003-D notes on the legal maturity date of October 20, 2009, and if certain conditions described under "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus are satisfied, the indenture trustee may:

     - institute proceedings in its own name for the collection of all amounts then payable on the Series 2003-D notes or under the indenture; or
     - take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the Series 2003-D noteholders.

     The indenture trustee may foreclose on a portion of the trust receivables which secure the Series 2003-D notes by causing the trust to issue a foreclosure certificate to the holders of the notes or to a third party, subject to the conditions in the Series 2003-D indenture supplement and the indenture.

     A foreclosure certificate is an investor certificate issued by the trust representing ownership of an interest in the assets of the trust securing the Series 2003-D notes. A foreclosure certificate held by a noteholder or a third party will be subject to certain restrictions on transfer described under "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus.

     If the Series 2003-D notes are accelerated, you may receive principal prior to the expected principal payment date for your notes.

OTHER INTERESTS IN THE TRUST

  OTHER SERIES OF NOTES

     The trust has issued other series of notes secured by the assets of the trust and may issue other series of notes secured by the assets of the trust from time to time in the future. A summary of the outstanding series is in "Annex I: Other Series Issued and Outstanding" included at the end of this prospectus supplement. The issuance of future series will occur without prior review or consent by you or any other noteholder.

  THE TRANSFEROR BENEFICIAL INTEREST

     The transferor beneficial interest is the interest in the trust not securing your series or any other series and is owned by the bank. The bank may, however, sell all or a portion of its interest in the transferor beneficial interest. The transferor beneficial interest does not provide series enhancement for your series or any other series.

THE RECEIVABLES

     The primary assets of the trust are receivables in MasterCard(R)* and, to a lesser extent, VISA(R)* business revolving credit card accounts. The receivables consist of principal receivables and finance charge and administrative receivables.

     The following information is as of the opening of business on October 1, 2003, and includes accounts designated to the trust on October 28, 2003, the receivables of which were conveyed to the trust as of the beginning of the day on October 1, 2003:

     - Receivables in the trust: $2,867,510,088

     - Businesses having accounts designated to the trust: 1,016,732

     For more information, see "The Trust Portfolio" in this prospectus supplement.

ALLOCATIONS OF COLLECTIONS

     The servicer will collect payments on the receivables and will deposit those collections in an account. It will keep track of collections of finance charge and administrative receivables and collections of principal receivables.

     Each month, the servicer will allocate collections received among:

     - your series;

     - other series outstanding; and

     - the transferor beneficial interest in the trust.

     The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of Series 2003-D, the invested amount for your series will be $350,000,000.

     You are entitled to receive payments of interest and principal only from collections of receivables and other trust assets allocated to your series. If the invested amount of your series declines, amounts allocated and available for payment to your series and to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see "Description of Series Provisions -- Allocation Percentages," "-- Reallocated Principal Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

APPLICATION OF COLLECTIONS

  COLLECTIONS OF FINANCE CHARGE AND ADMINISTRATIVE RECEIVABLES

     The trust will apply your series' share of collections of finance charge and administrative receivables in the following order of priority:

     - to pay interest on the Class A notes;

     - to pay interest on the Class B notes;

     - to pay the monthly servicing fee to the servicer;

     - to pay interest on the Class C Notes;

     - to cover your series' allocation of defaulted receivables;

     - to cover reductions in your series' invested amount resulting from investor charge-offs allocated to your series and from reallocated principal collections, in each case that have not been reimbursed;

     - to fund a reserve account after the reserve account funding date but prior to termination of the reserve account to cover interest payment shortfalls for the Series 2003-D notes during the controlled accumulation period;

     - to pay interest on the Class D notes;

     - to make a deposit to the cash collateral account for the Class C notes and the Class D notes up to the

---------------

* MasterCard(R) and VISA(R) are federally registered service marks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

  required cash collateral account amount;

     - to other series in group one; and

     - to the holders of the transferor beneficial interest.

     For a more detailed description of these applications, see "Description of Series Provisions -- Application of Collections" in this prospectus supplement.

  COLLECTIONS OF PRINCIPAL RECEIVABLES

     The trust will apply your series' share of collections of principal receivables each month as follows:

     - During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of collections of principal receivables will be treated as shared principal collections and may be available to make principal payments for other series in group one or will be paid to the holders of the transferor beneficial interest or deposited in the excess funding account.

     - The controlled accumulation period is scheduled to begin at the close of business on February 28, 2006, but may begin at a later date. During the controlled accumulation period, your series' share of collections of principal receivables will be deposited in the principal funding account, up to a controlled deposit amount. On the expected principal payment date, amounts on deposit in that account will be paid first to the Class A noteholders, then to the Class B noteholders, then to the Class C noteholders and then to the Class D noteholders.

     - If a pay out event that applies only to Series 2003-D or to all series occurs, the early amortization period will begin. During the early amortization period, your series' share of collections of principal receivables will be paid first to the Class A noteholders, then to the Class B noteholders, then to the Class C noteholders and then to the Class D noteholders. During the early amortization period, no shared principal collections from other series in group one will be allocated to make principal payments on the Series 2003-D notes.

     - During any of the above periods, collections of principal receivables allocated to your series may be reallocated, if necessary, to make required interest payments on the Class A notes, the Class B notes and the Class C notes and required servicing fee payments not made from available finance charge collections, shared finance charge collections available from other series in group one or funds in the reserve account or, for the Class C notes only, the cash collateral account. However, for any monthly period, the sum of these reallocated principal collections cannot exceed the sum of (i) for the required interest payments on the Class A notes, 20.00% of the initial invested amount of your series, (ii) for the required interest payments on the Class B notes and the required servicing fee payments, 10.75% of the initial invested amount of your series, and (iii) for the required interest payments on the Class C notes, 3.50% of the initial invested amount of your series, in each case after the initial invested amount has been reduced due to the writing off of receivables or for previously reallocated principal collections, in each case, that have not been reimbursed.

     - Any remaining collections of principal receivables will first be made available to other series in group one and then be paid to the holders of the transferor beneficial interest or deposited in the excess funding account.

     For a more detailed description of these applications, see "Description of

Series Provisions -- Application of Collections" in this prospectus supplement.

PAY OUT EVENTS

     Pay out events are events that result in commencement of the early amortization period. Pay out events for Series 2003-D are:

     - the transferor fails to make required payments or deposits or violates other covenants or agreements;

     - representations and warranties of the transferor or information provided by the transferor is materially incorrect;

     - the net portfolio yield averaged over any three consecutive monthly periods is less than the average of the base rates for the same monthly periods;

     - an event of default for Series 2003-D occurs under the indenture; or

     - the outstanding principal balances of all the Series 2003-D notes were not paid on the expected principal payment date.

     These pay out events are more fully described under "Description of Series Provisions -- Pay Out Events" in this prospectus supplement. There are additional pay out events referred to as trust pay out events that apply to all series. These trust pay out events are more fully described under "Description of the Notes -- Pay Out Events" in the accompanying prospectus.

OPTIONAL REDEMPTION

     The servicer has the option to repurchase your notes when the total note principal balance for your series has been reduced to 10% or less of the initial total note principal balance. See "Description of the Notes -- Final Payment of Principal; Termination" in the accompanying prospectus.

GROUP ONE

     Series 2003-D is a part of group one, and shares collections of finance charge and administrative receivables and principal receivables in specified circumstances. See "Description of Series Provisions -- Shared Finance Charge Collections" and -- Shared Principal Collections" in this prospectus supplement.

DENOMINATIONS

     Beneficial interests in the Class A notes, the Class B notes and the Class C notes may be purchased in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount.

REGISTRATION, CLEARANCE AND SETTLEMENT

     Your Series 2003-D notes will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive instrument representing your notes. See "Description of the Notes -- Definitive Notes" in the accompanying prospectus.

     You may elect to hold your Series 2003-D notes through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme, or the Euroclear System, in Europe.

     Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "Description of the Notes -- Book Entry Registration" in the accompanying prospectus.

TAX STATUS

     Subject to important considerations described under "Federal Income Tax Consequences" in the accompanying prospectus, Wolf, Block, Schorr and Solis-Cohen LLP, as special tax counsel to the trust, is of the opinion that under existing law your Series 2003-D notes will be characterized as debt for federal income tax purposes and that the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a Class A note, a Class B note or a Class C note, you will agree to treat your notes as debt for federal, state and local income and franchise tax purposes. See "Federal Income

Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

     Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A notes, the Class B notes and the Class C notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. We suggest that a fiduciary or other person contemplating purchasing a Class A note, a Class B note or a Class C note on behalf of or with plan assets of any plan or account consult with its counsel regarding whether the purchase or holding of an offered Series 2003-D note could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

NOTE RATINGS

     The notes offered by this prospectus supplement and the accompanying prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

EXCHANGE LISTING

     We may apply to list the offered Series 2003-D notes on the Luxembourg Stock Exchange. Upon any application made to the Luxembourg Stock Exchange, we cannot guarantee that the application for the listing will be accepted.

                      THE SELLER'S BUSINESS CARD PORTFOLIO

     For additional information regarding the Advanta Business Card Portfolio, see "The Bank's Business Card Activities" in the accompanying prospectus.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth the delinquency and loss experience for each of the periods shown for the Advanta Business Card Portfolio. As of the beginning of the day on October 1, 2003, the Advanta Business Card Portfolio included receivables in an aggregate amount equal to $2,876,619,322. The trust portfolio, as of October 1, 2003 included receivables in an aggregate amount equal to $2,867,510,088 and constituted 99.68% of the Advanta Business Card Portfolio. Accounts designated to the trust on October 28, 2003 included receivables of $56,169,952 which were conveyed to the trust as of the beginning of the day on October 1, 2003. The accounts designated to the trust have been selected from the accounts in the Advanta Business Card Portfolio based on certain eligibility criteria specified in the transfer and servicing agreement.

     The delinquency and loss experience for the receivables in the trust may be different from the experience for the Advanta Business Card Portfolio set forth below, for reasons including:

     - the trust portfolio, as of the beginning of the day on October 1, 2003, constitutes 99.68% of the Advanta Business Card Portfolio and in the future may continue to constitute less than all of the Advanta Business Card Portfolio;

     - additional sellers may in the future originate or acquire accounts to be designated to the trust; and

     - the transferor will have the right, subject to certain conditions set forth in the transfer and servicing agreement, and in some circumstances, the obligation, to designate additional accounts, and to convey to the trust all receivables in such additional accounts, which additional accounts may not have the same characteristics as accounts previously designated to the trust.

     We cannot assure you that the future delinquency and loss experience for the receivables in either the Advanta Business Card Portfolio or the trust portfolio will be similar to the historical experience of the Advanta Business Card Portfolio set forth below.

                        ADVANTA BUSINESS CARD PORTFOLIO
                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                 AS OF SEPTEMBER 30, 2003
                                                           ------------------------------------
                                                                        $2,876,619
RECEIVABLES OUTSTANDING(1):                                DELINQUENT            % OF
NUMBER OF DAYS DELINQUENT                                   $ AMOUNT    RECEIVABLES OUTSTANDING
---------------------------                                ----------   -----------------------
30 to 59 days............................................   $ 50,929             1.78%
60 to 89 days............................................   $ 43,938             1.53%
90 to 119 days...........................................   $ 31,154             1.08%
120 to 149 days..........................................   $ 26,261             0.91%
150 to 179 days..........................................   $ 24,592             0.85%
180 or more days.........................................   $     13             0.00%
                                                            --------             ----
TOTAL (30+ days past due)................................   $176,887             6.15%
                                                            ========             ====

------------

(1) The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the period shown, including principal and finance charge and administrative receivables.

                        ADVANTA BUSINESS CARD PORTFOLIO
                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                   AS OF DECEMBER 31,
                        ---------------------------------------------------------------------------------------------------------
                                  2002                       2001                       2000                       1999
RECEIVABLES             ------------------------   ------------------------   ------------------------   ------------------------
OUTSTANDING(1):                $2,594,230                 $2,042,974                 $1,659,224                 $1,040,114
NUMBER                                  % OF                       % OF                       % OF                       % OF
OF DAYS                 DELINQUENT   RECEIVABLES   DELINQUENT   RECEIVABLES   DELINQUENT   RECEIVABLES   DELINQUENT   RECEIVABLES
DELINQUENT               $ AMOUNT    OUTSTANDING    $ AMOUNT    OUTSTANDING    $ AMOUNT    OUTSTANDING    $ AMOUNT    OUTSTANDING
---------------         ----------   -----------   ----------   -----------   ----------   -----------   ----------   -----------
30 to 59 days.........   $ 44,409       1.71%       $ 38,702       1.89%       $27,104        1.63%       $13,050        1.25%
60 to 89 days.........   $ 33,831       1.31%       $ 30,453       1.49%       $18,347        1.11%       $ 8,300        0.80%
90 to 119 days........   $ 30,066       1.16%       $ 24,691       1.21%       $14,274        0.86%       $ 6,650        0.64%
120 to 149 days.......   $ 25,245       0.97%       $ 21,318       1.04%       $12,303        0.74%       $ 5,523        0.53%
150 to 179 days.......   $ 25,975       1.00%       $ 20,501       1.00%       $10,742        0.65%       $ 4,633        0.45%
180 or more days......   $      8       0.00%       $    372       0.02%       $   145        0.01%       $   280        0.03%
                         --------       ----        --------       ----        -------        ----        -------        ----
TOTAL
 (30+ days past
 due).................   $159,534       6.15%       $136,037       6.65%       $82,915        5.00%       $38,436        3.70%
                         ========       ====        ========       ====        =======        ====        =======        ====

                           AS OF DECEMBER 31,
                        ------------------------
                                  1998
RECEIVABLES             ------------------------
OUTSTANDING(1):                 $814,734
NUMBER                                  % OF
OF DAYS                 DELINQUENT   RECEIVABLES
DELINQUENT               $ AMOUNT    OUTSTANDING
---------------         ----------   -----------
30 to 59 days.........   $11,600        1.42%
60 to 89 days.........   $ 8,007        0.98%
90 to 119 days........   $ 6,347        0.78%
120 to 149 days.......   $ 5,312        0.65%
150 to 179 days.......   $ 4,462        0.55%
180 or more days......   $   172        0.02%
                         -------        ----
TOTAL
 (30+ days past
 due).................   $35,900        4.40%
                         =======        ====

------------

(1) The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the period shown, including principal and finance charge and administrative receivables.

                        ADVANTA BUSINESS CARD PORTFOLIO
                                LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                NINE MONTHS
                                   ENDED                        YEAR ENDED DECEMBER 31,
                               SEPTEMBER 30,   ----------------------------------------------------------
                                   2003           2002         2001         2000        1999       1998
                               -------------   ----------   ----------   ----------   --------   --------
Average Receivables
  Outstanding(1).............   $2,781,738     $2,199,967   $1,872,314   $1,372,717   $892,862   $744,192
Gross Total Losses(2)........   $  226,303     $  244,703   $  178,067   $   77,948   $ 53,268   $ 51,010
Interest Charged-Off(3)......   $   43,076     $   31,375   $   20,977   $    7,746   $  4,091   $  3,400
                                ----------     ----------   ----------   ----------   --------   --------
Gross Principal Losses(4)....   $  183,227     $  213,328   $  157,090   $   70,202   $ 49,177   $ 47,610
Recoveries...................   $   14,105     $   19,646   $   13,564   $    5,566   $  4,868   $  3,890
                                ----------     ----------   ----------   ----------   --------   --------
Net Principal Losses(5)......   $  169,122     $  193,682   $  143,526   $   64,636   $ 44,309   $ 43,720
                                ==========     ==========   ==========   ==========   ========   ========
Net Principal Losses as a
  Percentage of Average
  Receivables
  Outstanding(5).............         8.11%(6)       8.80%        7.67%        4.71%      4.96%      5.87%

------------

(1)Average Receivables Outstanding for each indicated period is calculated as the weighted average of each month's average daily balance for such periods and includes principal and finance charge and administrative receivables.

(2) Gross Total Losses includes charge-offs of principal and finance charge and administrative receivables.

(3) Interest Charged-Off includes charge-offs of finance charge and administrative receivables.

(4) Gross Principal Losses are calculated as gross total losses less interest charge-offs.

(5) Net Principal Losses are calculated as gross total losses less interest charge-offs less recoveries.

(6) Annualized.

DELINQUENCY AND LOSS TRENDS

     We believe that the total delinquency rates in the Advanta Business Card Portfolio were stable to declining between December 31, 2001 and September 30, 2003 for a number of reasons, including improvements in the management of our collections activities, a shift to targeting higher credit quality businesses and the growth of the Advanta Business Card Portfolio from approximately $2.04 billion at year end 2001, to approximately $2.88 billion as of September 30, 2003. The trends in the loss rates are attributable to, among other factors, including those mentioned above, a decline in overall economic conditions in the United States during the past few years and increases in yearly bankruptcy filings. The loss rate, in general, has been trending lower since the start of the second half of 2002. The delinquency and loss experience for the portfolio reflects, among other factors, the changes in the growth rates in the portfolio, the changes in the mix of businesses and usage patterns, the seasoning of the accounts, collection efforts and general economic conditions. We cannot provide you with assurance about the delinquency rates or loss rates to be realized in the future.

RECEIVABLE YIELD CONSIDERATIONS

     The yield on the Advanta Business Card Portfolio for certain periods is set forth in the following table. The historical yield figures in the table are calculated on an accrual basis. The cost of reward programs is not included in the table data. Collections of finance charge and administrative receivables included in the trust portfolio are calculated on a cash basis and may not reflect the historical yield experience for accounts in the Advanta Business Card Portfolio. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. Revenues from finance charges and fees on an accrual and cash basis will be affected by numerous factors, including the rates of the finance charges on principal receivables, the amount of other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month, and changes in delinquency rates. There can be no assurance that the portfolio yield in the future will be similar to the historical experience set forth below or that the portfolio yield experience with respect to the trust portfolio, which is less than all of the Advanta Business Card Portfolio, will be similar to the historical experience for the Advanta Business Card Portfolio. See "The Bank's Business Card Activities" in the accompanying prospectus.

                        ADVANTA BUSINESS CARD PORTFOLIO
                    REVENUE FROM FINANCE CHARGES AND FEES(1)
                       (BY ACTIVE BUSINESS RELATIONSHIP)

                              NINE MONTHS
                                 ENDED                       YEAR ENDED DECEMBER 31,
                             SEPTEMBER 30,     ---------------------------------------------------
                                 2003            2002       2001     2000      1999        1998
                             -------------     ---------   ------   ------   ---------   ---------
AVERAGE MONTHLY ACCRUED
  FEES AND FINANCE
  CHARGES(2)(3)............    $   86.50       $   87.95   $88.07   $82.21   $   76.58   $   73.35
  Average Monthly Finance
     Charges and Late
     Fees..................    $   63.79       $   66.11   $67.62   $63.11   $   59.22   $   59.20
  Average Monthly
     Interchange Fees......    $   16.37       $   14.97   $14.35   $14.44   $   13.16   $   10.39
  Average Monthly Other
     Fees(4)...............    $    6.34       $    6.87   $ 6.10   $ 4.66   $    4.20   $    3.76
AVERAGE ACCOUNT
  BALANCE(5)...............    $   4,757       $   4,247   $3,980   $3,854   $   4,168   $   4,470
YIELD FROM FEES AND FINANCE
  CHARGES(2)(3)............        21.82%(6)       24.85%   26.56%   25.59%      22.05%      19.69%
  Yield from Finance
     Charges and Late
     Fees..................        16.09%(6)       18.68%   20.39%   19.65%      17.05%      15.89%
  Yield from Interchange
     Fees..................         4.13%(6)        4.23%    4.33%    4.49%       3.79%       2.79%
  Yield from Monthly Other
     Fees..................         1.60%(6)        1.94%    1.84%    1.45%       1.21%       1.01%

------------

(1) The figures shown include revenue attributable to Interchange.

(2) Fees and Finance Charges are comprised of the items shown on the following three lines, being finance charges and late fees, interchange fees and other fees.

(3) Average Monthly Accrued Fees and Finance Charges and Yield from Fees and Finance Charges are presented net of adjustments made pursuant to the seller's normal servicing procedures, including removal of incorrect or disputed fees and finance charges and reversal of finance charges accrued on charged-off accounts.

(4) Reward costs have been excluded from Other Fees.

(5) Average Account Balance includes purchases, cash advances and billed and unpaid fees and finance charges, and is calculated based on the weighted average of each month's average daily balance and the weighted average of each month's average number of gross active accounts.

(6) Annualized.

FICO SCORES AT TIME OF ORIGINATION

     The bank has always used FICO(R)* scores of the signing individuals as a factor in its initial underwriting decisions. However, a FICO score of the signing individual is only one of many factors used at origination to assess the probability of a business account defaulting. Therefore, the bank has supplemented these FICO scores with additional custom scoring and other underwriting criteria as more fully described under "The Bank's Business Card Activities -- Underwriting Procedures" in the accompanying prospectus. Investors should also note that the probability of a business account defaulting is only one factor for predicting future dollar loss rates. Dollar loss rates are also affected by, among other factors, credit line assignment strategies, card utilization rates, seasonality, the level of bankruptcies and general macroeconomic conditions.

---------------

* FICO(R) is a federally registered servicemark of Fair, Isaac & Company.

     For those accounts the receivables of which where included in the trust portfolio as of the beginning of the day on October 1, 2003, plus those accounts that were designated to the trust on October 28, 2003, the receivables of which were conveyed to the trust as of the beginning of the day on October 1, 2003, the table below shows the FICO scores for the signing individuals for new business relationships at the time an account was originated. We present it solely to assist investors in understanding the credit quality at origination of the signing individuals who are joint obligors on the account of the businesses that we target and underwrite.

     Since June 2000, we have not approved any new accounts if the signing individual for that account had a FICO score of 660 or lower or the FICO score was unavailable at the time of underwriting. Prior to June 2000 lower FICO scores were permitted. There can be no assurance that the distributions of FICO scores at time of origination described in the table below will remain constant over the life of the trust because future accounts designated to the trust may have distributions different than those presented below.

     Because FICO scores for the signing individuals can and do change over time, the table is not indicative of the distribution of the most recent FICO scores for the signing individuals for relationships within the trust portfolio. Distributions of the most recent FICO scores would show greater percentages in the lower FICO score ranges. See "The Bank's Business Card Activities -- Underwriting Procedures" in the accompanying prospectus.

                                TRUST PORTFOLIO
                       FICO SCORES AT TIME OF ORIGINATION
                          BY BUSINESS RELATIONSHIP(1)

                                                   PERCENTAGE OF                         PERCENTAGE
                                     NUMBER OF       NUMBER OF                            OF TOTAL
FICO SCORE RANGE                   RELATIONSHIPS   RELATIONSHIPS   RECEIVABLES BALANCE   RECEIVABLES
----------------                   -------------   -------------   -------------------   -----------
No FICO Score....................        2,053          0.20%        $    5,914,121          0.21%
Less than 600....................          233          0.03%        $      155,168          0.00%
600-660..........................       74,843          7.36%        $  235,627,434          8.22%
661-719..........................      485,910         47.79%        $1,532,401,973         53.44%
720 and Higher...................      453,693         44.62%        $1,093,411,392         38.13%
                                     ---------        ------         --------------        ------
  Total..........................    1,016,732        100.00%        $2,867,510,088        100.00%
                                     =========        ======         ==============        ======

------------

(1) Includes 298,253 inactive relationships with a $0.00 balance.

RECOVERIES

     Pursuant to the terms of the indenture, the transferor will be required to transfer to the trust all of the recoveries that are reasonably estimated by the servicer on receivables in charged-off accounts designated to the trust, including amounts received by the transferor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in charged-off accounts ("RECOVERIES"). Collections of recoveries will be treated as collections of finance charge and administrative receivables and included as part of the Net Portfolio Yield.

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates for the Advanta Business Card Portfolio during any month in the periods shown and the cardholders' average monthly payment rates for all months in the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge and administrative receivables for the accounts.

                        ADVANTA BUSINESS CARD PORTFOLIO
                             MONTHLY PAYMENT RATES

                                      NINE MONTHS
                                         ENDED              YEAR ENDED DECEMBER 31,
                                     SEPTEMBER 30,   -------------------------------------
                                         2003        2002    2001    2000    1999    1998
                                     -------------   -----   -----   -----   -----   -----
Lowest Month(1)....................      17.33%      17.10%  16.57%  17.91%  15.97%  12.32%
Highest Month(1)...................      21.76%      21.85%  21.06%  21.30%  19.10%  17.64%
Monthly Average(2).................      20.19%      19.84%  19.29%  19.26%  17.85%  15.23%

------------

(1) The monthly payment rates are calculated as the total amount of payments received during the month divided by the total receivables outstanding on the accounts as of the beginning of the month, including principal and finance charge and administrative receivables.

(2) The monthly average payment rate is calculated as the average of the monthly payment rates for the periods shown.

     The amount of collections on receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

     We cannot assure you that collections of principal receivables for the trust portfolio, and thus the rate at which noteholders could expect to accumulate or receive payments of principal on their notes during the controlled accumulation period or the early amortization period, will be similar to the historical experience of the Advanta Business Card Portfolio.

           DEVELOPMENTS RELATING TO ADVANTA BANK CORP., ADVANTA CORP.
                           AND ITS OTHER SUBSIDIARIES

REGULATORY MATTERS

     In 2000, the bank entered into agreements with its bank regulatory agencies, primarily relating to the bank's subprime lending operations. These agreements imposed temporary deposit growth limits at the bank and required prior regulatory approval of cash dividends. In April 2002, the agreements were removed and, as a result, the restrictions in the agreements on deposit growth and payment of cash dividends were no longer applicable. In connection with removing the agreements, the bank reached an understanding with its regulators reflecting continued progress in the bank's ongoing efforts to enhance practices and procedures. Effective October 2002, the understanding was revised. The revised understanding replaced the provisions of the prior understanding and provided for the bank to enhance certain of its internal planning and monitoring processes. Effective October 2003, the regulatory understanding that the bank reached with its regulators in October 2002 was removed by the bank's state and federal regulators. This action brings to a conclusion the agreements and understandings between the bank and its regulators described in this paragraph.

     The bank's affiliate, Advanta National Bank ("ANB"), also reached agreements in 2000 and 2001 with its bank regulatory agency, primarily relating to ANB's subprime lending operations. The bank's management believes the ANB agreements are immaterial to the bank's financial position or future operating results.

     Banking and finance businesses in general are the subject of extensive regulation at the state and federal levels and legislative and regulatory proposals frequently are proposed which, if adopted, could affect the bank's profitability or the manner in which the bank conducts its business activities. It is not possible to determine whether any of the current federal or state legislative and regulatory proposals relating to the bank's businesses will become law, and if so, the extent of their impact on the bank's activities or future financial results.

LITIGATION

     Advanta Corp. and certain of its subsidiaries have been involved in litigation with Fleet Financial Group Inc. and certain of its subsidiaries ("FLEET") relating to the transfer of Advanta Corp.'s consumer credit card business in 1998 (the "TRANSACTION"). Neither the bank nor the business card business are directly involved in these matters, which are described below, and management expects that the ultimate resolution of these matters will not have any impact on the bank's ability to operate the business card business or the bank's financial position or future operating results.

     On January 22, 1999, Fleet and certain of its affiliates filed a lawsuit against Advanta Corp. and certain of its subsidiaries in Delaware Chancery Court. Fleet's allegations, which Advanta Corp. denied, centered around Fleet's assertions that Advanta Corp. failed to complete certain post-closing adjustments to the value of the assets and liabilities contributed to Fleet Credit Card Services, LP in connection with the Transaction. Advanta Corp. filed an answer to the complaint, and also filed a countercomplaint against Fleet for damages it believes have been caused by certain actions of Fleet following the closing of the Transaction. As a result of related litigation with Fleet, $70.1 million of Advanta Corp.'s reserves in connection with this litigation were funded in an escrow account in February 2001.

     On January 22, 2003, the trial court issued a decision ruling on all but one of the remaining issues, and ordering further briefing on the remaining outstanding issue. In the year ended December 31, 2002, Advanta Corp. recognized a $43.0 million pretax loss on the transfer of its consumer credit card business, representing the estimated impact of implementing the court's decisions. This amount represented the amount in excess of the reserves Advanta Corp. had been carrying for the litigation, which was based on its expectations of the outcome of the litigation. In 2003, Advanta Corp. provided for interest on the liability at a rate consistent with the estimation methodology used effective December 31, 2002. On November 7, 2003, the court ruled on the remaining outstanding issue, the method for calculating the interest to be awarded. The court has ordered the parties to submit revised calculations in accordance with this ruling before it issues a judgment. After considering the November 2003 ruling, Advanta Corp. estimates that its reserves at September 30, 2003 were adequate. The ultimate resolution of any issues that may be appealed could reduce or eliminate the December 2002 charge to our earnings, although there can be no assurance as to the potential benefit, if any, to earnings at this time.

     In an ongoing element of Fleet's disputes with Advanta Corp., Fleet has claimed $508 million of tax deductions from its partnership with Advanta Corp. in connection with the Transaction which are required by law to be allocated solely to Advanta Corp. As required, Advanta Corp. reported these deductions on its 1998 corporate tax return. However, Advanta Corp. has not used or booked the benefit from most of these deductions because for tax purposes it has a very substantial net operating loss carryforward. The deductions are attributable to deductions for bad debt reserves that were expensed by Advanta Corp. in computing its book income or loss before the Transaction, but which were not deductible by Advanta Corp. for tax purposes until after the closing of the Transaction in 1998. The tax law requires such "built in losses" to be deducted by the party who contributed the assets to the partnership, in this case Advanta Corp. The Internal Revenue Service agents who have examined the returns at issue have to ensure that both parties do not obtain the deductions and therefore, following standard practice, proposed to disallow the deductions to both parties until there is a final resolution. The deductions, as well as the allocation of a gain from the sale of a partnership asset of approximately $47 million, are now before the IRS Regional Office of Appeals.

     On January 15, 2003, Fleet filed a complaint in Rhode Island Superior Court seeking a declaratory judgment that Advanta Corp. indemnify Fleet under the applicable partnership agreement for any damage Fleet incurs by not being entitled to the $508 million of tax deductions. Fleet is also seeking a declaratory judgment that it should not indemnify Advanta Corp. for any damages that Advanta Corp. incurs due to any allocation to it of the $47 million gain on the sale of a partnership asset. Fleet's claim for indemnification appears to be brought in the hope that Advanta Corp. will advise the IRS that it will agree with a substantial part of Fleet's tax position. On February 28, 2003, Advanta Corp. filed a motion to dismiss the complaint. On August 13, 2003, the court denied the motion to dismiss on procedural grounds. Advanta Corp. answered the complaint and filed a counterclaim against Fleet on September 19, 2003. Advanta Corp. believes that the indemnification provision in the partnership agreement does not indemnify Fleet for damages incurred related to tax deductions and that the lawsuit is frivolous, having no legal basis whatsoever. Advanta Corp.'s management does not expect this lawsuit or the tax issues discussed above to have a material adverse effect on Advanta's financial condition or results of operations.

     On July 26, 2001, Chase Manhattan Mortgage Corporation ("CHASE") filed a complaint against Advanta Corp. and certain of its subsidiaries, including the bank, in the United States District Court for the District of Delaware alleging, among other things, that Advanta Corp. breached its contract with Chase in connection with the February 2001 exit of Advanta Corp.'s mortgage business through a purchase and sale agreement with Chase as purchaser (the "MORTGAGE TRANSACTION"). Chase claims that Advanta Corp. misled Chase concerning the value of certain of the assets sold to Chase. In September 2001, Advanta Corp. filed an answer which denied all of the substantive allegations of the complaint and asserted a counterclaim against Chase for breach of contract relating to funds owed by Chase to Advanta Corp. in connection with the Mortgage Transaction. The trial was originally scheduled to begin in January 2004. The parties extended the discovery period and in the second quarter of 2003 in addition to the parties further extending the discovery period, the scheduled date for trial to begin was moved to April 2004. The discovery period has ended. In September 2003, Advanta Corp. filed a motion for summary judgment with the court with respect to all claims raised in Chase's complaint and Chase filed a motion for partial summary judgment with respect to certain of its claims. Advanta Corp.'s management believes that the lawsuit is without merit and will vigorously defend Advanta Corp. in this litigation. Management expects that the ultimate resolution of this litigation will not have a material adverse effect on Advanta Corp.'s or the named subsidiaries' financial position or future operating results.

     In addition, Advanta Corp. and its subsidiaries are involved in class action lawsuits, other litigation, claims and legal proceedings arising in the ordinary course of business or discontinued operations, including litigation arising from Advanta Corp.'s operation of the mortgage business prior to the Mortgage Transaction in the first quarter of 2001. Management believes that the aggregate loss, if any, resulting from these actions will not have a material adverse effect on the consolidated financial position or results of Advanta Corp.'s operations based on the level of litigation reserves Advanta Corp. has established and its current expectations regarding the ultimate resolutions of each action, after consultation with Advanta Corp.'s attorneys. However, due to the inherent uncertainty in litigation and since the ultimate resolution of litigation, claims and other legal proceedings are influenced by factors outside of Advanta Corp.'s control, it is reasonably possible that Advanta Corp.'s estimated liability under these proceedings may change or that actual results will differ from its estimates.

                              THE TRUST PORTFOLIO

     The receivables conveyed to the trust arise in accounts selected from the Advanta Business Card Portfolio at the time the trust was established, and in additional accounts selected and designated to the trust since that time, on the basis of criteria described in the transfer and servicing agreement (the "TRUST PORTFOLIO"). The transferor has the right to designate additional accounts to the trust portfolio and to transfer to the trust all receivables of those additional accounts, whether the receivables already exist or arise after the designation, if certain conditions are satisfied. For a discussion of these conditions, see "Description of the Notes -- Addition of Trust Assets" in the accompanying prospectus. In addition, the transferor will be required to designate additional accounts, to the extent available, (a) to maintain the Transferor Beneficial Interest so that, during any period of 30 consecutive days, the Transferor Beneficial Interest averaged over that period equals or exceeds the Required Transferor Interest for the same period and (b) to maintain, for so long as notes of any series remain outstanding, an aggregate amount of principal receivables in the trust portfolio equal to or greater than the Required Minimum Principal Balance, as adjusted for any series having a paired series as described in the related indenture supplement.

     The transferor also has the right to designate certain removed accounts and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferor, whether the receivables already exist or arise after the designation, if certain conditions are satisfied. For a discussion of these conditions, see "Description of the Notes -- Removal of Accounts" in the accompanying prospectus.

     Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated by the transferor at the time the trust is established, plus any additional accounts, minus any removed accounts. As a result, the composition of the trust assets is expected to change over time. For a general description of the receivables in the trust, see "The Trust Portfolio" in the accompanying prospectus.

     Non-performing accounts will not be included in the trust at its formation or in an account addition. The transferor currently considers an account to be non-performing if the receivables in the account have been charged off, if its receivables have been determined to be fraudulent or determined to be involved in voluntary or involuntary bankruptcy proceedings or if the account's card or cards have been reported as lost or stolen. While non-performing accounts will not be included at the trust's formation or in an account addition, the transferor expects that some accounts will become non-performing after they have been designated to the trust. To the extent an account is non-performing, the transferor and the servicer will treat the receivables balance on that account as a zero balance, for all purposes, including in all disclosures about the asset pool. Less than 20% of the trust's receivables, by outstanding principal balance, at the time the trust was formed, were, or immediately following any account addition and at the time of the initial issuance of any series of notes publicly offered by means of the accompanying prospectus, will be, 30 or more days delinquent. The servicer will consider an account delinquent if less than the minimum payment is received before the next statement date.

     The following is selected information about the receivables, as they relate to the businesses with which the bank has active account relationships. Active accounts are those accounts that have a balance -- which may include a $0.00 balance -- and as to which: the obligor is not engaged in a bankruptcy proceeding; the account has not been closed, revoked or frozen; the related charge card has not been reported as stolen; the account has not been designated as subject to fraud; there exists no prohibited authorizations; and with respect to which there exists no prohibited interest accrual. The following information is as of the beginning of the day on October 1, 2003 and includes accounts designated to the trust on October 28, 2003, the receivables of which were conveyed to the trust as of the beginning of the day on October 1, 2003.

     - The receivables in the trust portfolio consisted of $2,803,256,172 of principal receivables, $64,253,915 of finance charge and administrative receivables, for a combined total of $2,867,510,088 of principal receivables and finance charge and administrative receivables (the "RECEIVABLES BALANCE").

     - The accounts of business relationships designated to the trust portfolio had an average receivables balance of $3,991 and an average credit limit of $12,509.

     - The average receivable balance of the accounts of business relationships designated to the trust portfolio expressed as a percentage of the average total credit limit was 31.91%. The average age of the accounts of business relationships designated for the trust portfolio was approximately 32.06 months.

     - Accounts of business relationships designated to the trust portfolio had billing addresses in all 50 states, plus certain other U.S. territories and possessions.

     The following information and tables summarize the composition of the trust portfolio, including accounts designated to the trust on October 28, 2003 as if the $56,169,952 of receivables in those accounts were part of the trust as of the beginning of the day on October 1, 2003. Because the future composition of the trust portfolio may change over time, this information and these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time.

                                TRUST PORTFOLIO
                                ACCOUNT BALANCE
                          BY BUSINESS RELATIONSHIP(1)

                                               PERCENTAGE OF                    PERCENTAGE
                                 NUMBER OF       NUMBER OF      RECEIVABLES      OF TOTAL
ACCOUNT BALANCE RANGE          RELATIONSHIPS   RELATIONSHIPS      BALANCE       RECEIVABLES
---------------------          -------------   -------------   --------------   -----------
Less than $0.00..............       15,159          1.49%      $   (3,802,891)     (0.13)%
$0.00........................      432,835         42.57%      $            0       0.00%
$0.01-$5,000.................      362,682         35.67%      $  604,219,511      21.07%
$5,000.01-$10,000............      118,376         11.65%      $  855,239,681      29.82%
$10,000.01-$20,000...........       70,579          6.94%      $  965,444,131      33.67%
$20,000.01-$25,000...........        9,482          0.93%      $  210,668,633       7.35%
Over $25,000.................        7,619          0.75%      $  235,741,023       8.22%
                                 ---------        ------       --------------     ------
     Total...................    1,016,732        100.00%      $2,867,510,088     100.00%
                                 =========        ======       ==============     ======

------------

(1) Includes 298,253 inactive relationships with a $0.00 balance.

                                TRUST PORTFOLIO
                                  CREDIT LIMIT
                          BY BUSINESS RELATIONSHIP(1)

                                           PERCENTAGE OF                    PERCENTAGE
                             NUMBER OF       NUMBER OF      RECEIVABLES      OF TOTAL
CREDIT LIMIT RANGE         RELATIONSHIPS   RELATIONSHIPS      BALANCE       RECEIVABLES
------------------         -------------   -------------   --------------   -----------
$0.......................           20          0.00%      $        2,602       0.00%
$1-$1,500................        8,773          0.86%      $    2,715,051       0.09%
$1,501-$5,000............      201,337         19.80%      $  201,382,975       7.02%
$5,001-$10,000...........      330,038         32.46%      $  600,079,406      20.93%
$10,001-$15,000..........      263,889         25.96%      $  714,444,791      24.92%
$15,001-$25,000..........      174,565         17.17%      $  890,162,008      31.04%
$25,001-$35,000..........       31,312          3.08%      $  323,174,165      11.27%
Over $35,000.............        6,798          0.67%      $  135,549,090       4.73%
                             ---------        ------       --------------     ------
     Total...............    1,016,732        100.00%      $2,867,510,088     100.00%
                             =========        ======       ==============     ======

------------

(1) Includes 298,253 inactive relationships with a $0.00 balance.

                                TRUST PORTFOLIO
                               MONTHS AS CUSTOMER
                          BY BUSINESS RELATIONSHIP(1)

                                           PERCENTAGE OF                    PERCENTAGE
                             NUMBER OF       NUMBER OF      RECEIVABLES      OF TOTAL
ACCOUNT AGE                RELATIONSHIPS   RELATIONSHIPS      BALANCE       RECEIVABLES
-----------                -------------   -------------   --------------   -----------
0 months to 3 months.....       33,781          3.32%      $  160,387,481       5.59%
4 months to 6 months.....       26,701          2.63%      $  111,528,992       3.89%
7 months to 9 months.....       51,656          5.08%      $  195,713,346       6.82%
10 months to 12 months...       68,101          6.70%      $  207,581,318       7.24%
13 months to 18 months...       87,088          8.57%      $  242,609,446       8.46%
19 months to 24 months...       65,382          6.43%      $  184,924,302       6.45%
25 months to 36 months...      182,941         17.99%      $  444,419,138      15.50%
37 months to 48 months...      224,454         22.08%      $  563,640,558      19.66%
49 months to 60 months...       84,540          8.31%      $  180,415,998       6.29%
Over 60 months...........      192,088         18.89%      $  576,289,509      20.10%
                             ---------        ------       --------------     ------
     Total...............    1,016,732        100.00%      $2,867,510,088     100.00%
                             =========        ======       ==============     ======

------------

(1) Includes 298,253 inactive relationships with a $0.00 balance.

                                TRUST PORTFOLIO
                            GEOGRAPHIC DISTRIBUTION
                          BY BUSINESS RELATIONSHIP(1)

                                                   PERCENTAGE OF                    PERCENTAGE
                                     NUMBER OF       NUMBER OF      RECEIVABLES      OF TOTAL
GEOGRAPHIC LOCATION                RELATIONSHIPS   RELATIONSHIPS      BALANCE       RECEIVABLES
-------------------                -------------   -------------   --------------   -----------
California.......................      139,758         13.75%      $  379,443,008      13.23%
Texas............................       74,270          7.30%      $  211,024,559       7.36%
Florida..........................       74,937          7.37%      $  206,946,182       7.22%
New York.........................       69,574          6.84%      $  186,785,677       6.51%
Illinois.........................       42,612          4.19%      $  124,169,753       4.33%
Pennsylvania.....................       41,090          4.04%      $  114,606,266       4.00%
Michigan.........................       33,461          3.29%      $  107,308,623       3.74%
Ohio.............................       31,878          3.14%      $  100,564,173       3.51%
New Jersey.......................       36,642          3.60%      $   94,569,354       3.30%
Georgia..........................       25,190          2.48%      $   74,273,187       2.59%
Colorado.........................       23,582          2.32%      $   68,431,337       2.39%
Massachusetts....................       26,286          2.59%      $   68,071,553       2.37%
North Carolina...................       22,603          2.22%      $   66,091,045       2.31%
Virginia.........................       21,966          2.16%      $   64,065,152       2.23%
Indiana..........................       19,840          1.95%      $   62,930,239       2.19%
All Others(2)....................      333,043         32.76%      $  938,229,980      32.72%
                                     ---------        ------       --------------     ------
     Total.......................    1,016,732        100.00%      $2,867,510,088     100.00%
                                     =========        ======       ==============     ======

------------

(1) Includes 298,253 inactive relationships with a $0.00 balance.

(2) No state, U.S. territory or possession within "All Others" individually accounts for more than 2.09% of the total receivables balance.

     Since the largest number of account relationships whose accounts were designated to the trust as of the beginning of the day on October 1, 2003, plus accounts designated to the trust on October 28, 2003, were located in California, Texas, Florida and New York, adverse economic conditions in these states may have a direct impact on the timing and amount of payments on the notes.

                                TRUST PORTFOLIO
                                  DELINQUENCY
                          BY BUSINESS RELATIONSHIP(1)

                                                   PERCENTAGE OF                    PERCENTAGE
                                     NUMBER OF       NUMBER OF      RECEIVABLES      OF TOTAL
NUMBER OF DAYS DELINQUENT          RELATIONSHIPS   RELATIONSHIPS      BALANCE       RECEIVABLES
-------------------------          -------------   -------------   --------------   -----------
Current..........................      978,974         96.29%      $2,575,022,880      89.80%
1 to 29 Days.....................       17,552          1.73%      $  117,045,362       4.08%
30 to 59 Days....................        6,282          0.62%      $   50,425,350       1.76%
60 to 89 Days....................        5,086          0.50%      $   43,678,053       1.52%
90 to 119 Days...................        3,405          0.33%      $   30,776,661       1.07%
120 to 149 Days..................        2,842          0.28%      $   26,056,493       0.91%
150 to 179 Days..................        2,590          0.25%      $   24,492,696       0.86%
180 days or more.................            1          0.00%      $       12,593       0.00%
                                     ---------        ------       --------------     ------
     Total.......................    1,016,732        100.00%      $2,867,510,088     100.00%
                                     =========        ======       ==============     ======

------------

(1) Includes 298,253 inactive relationships with a $0.00 balance.

                            MATURITY CONSIDERATIONS

     You are expected to receive payment of principal in full on November 20, 2006. We call this date the "EXPECTED PRINCIPAL PAYMENT DATE." You may, however, receive payments of principal earlier than the Expected Principal Payment Date if a pay out event occurs and the early amortization period begins. The holders of the Class B notes will not begin to receive payments of principal until the final principal payment on the Class A notes has been made. The holders of the Class C notes will not begin to receive payments of principal until the final principal payments on the Class A notes and the Class B notes have been made. The holders of the Class D notes will not begin to receive payments of principal until the final principal payment on the Class A notes, the Class B notes and the Class C notes have been made.

CONTROLLED ACCUMULATION PERIOD

     Principal collections for payment to the Series 2003-D noteholders will accumulate during the controlled accumulation period in the Principal Funding Account established by the indenture trustee. The controlled accumulation period is scheduled to begin at the close of business on February 28, 2006, but may be delayed based on recent payment rate experience, as discussed under "Description of Series Provisions -- Postponement of Controlled Accumulation Period" in this prospectus supplement. On each payment date during the controlled accumulation period, an amount will be deposited into the Principal Funding Account equal to, for each monthly period, the least of:

     - Available Principal Collections;

     - the Controlled Deposit Amount; and

     - the Adjusted Invested Amount prior to any deposits on that day.

     We expect, but cannot assure you, that the amounts available in the Principal Funding Account on the Expected Principal Payment Date will be sufficient to pay in full the outstanding principal balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes. If these amounts are not available on the Expected Principal Payment Date, a pay out event will occur and the early amortization period will begin.

     Your series of notes may be paired with one or more series of notes issued at a later time once the controlled accumulation period for your series begins. We cannot assure you that the terms of any paired series will not have an impact on the calculation of the Investor Percentage or the timing or amount of payments received by you as a Series 2003-D noteholder. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the Investor Percentage. See "Description of Series Provisions -- Allocation Percentages" and "-- Fixed Allocation Definitions" in this prospectus supplement and "Description of the Notes -- Paired Series" in the accompanying prospectus.

EARLY AMORTIZATION PERIOD

     If a pay out event occurs during either the revolving period or the controlled accumulation period, the early amortization period will begin. If a pay out event occurs during the controlled accumulation period, on the next payment date any amount on deposit in the Principal Funding Account will be paid:

     - first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

     - then to Class B noteholders, up to the outstanding principal balance of the Class B notes;

     - then to Class C noteholders, up to the outstanding principal balance of the Class C notes; and

     - then to Class D noteholders, up to the outstanding principal balance of the Class D notes.

     In addition, if the outstanding principal balance of the Class A notes has not been paid in full, after distribution of any amount on deposit in the Principal Funding Account, Available Principal Collections in an amount not to exceed the Invested Amount will be paid to the Class A noteholders on each payment date until the earlier of:

     - the date the Class A notes are paid in full; and

     - October 20, 2009, called the "SERIES 2003-D TERMINATION DATE."

     After the Class A notes have been paid in full, and if the Series 2003-D termination date has not occurred, Available Principal Collections in an amount not to exceed the Invested Amount will be paid to the Class B noteholders on each payment date until the date the Class B notes are paid in full.

     After the Class B notes have been paid in full, and if the Series 2003-D termination date has not occurred, Available Principal Collections in an amount not to exceed the Invested Amount will be paid to the Class C noteholders on each payment date until the date the Class C notes are paid in full.

     After the Class C notes have been paid in full, and if the Series 2003-D termination date has not occurred, Available Principal Collections in an amount not to exceed the Invested Amount will be paid to the Class D noteholders on each payment date until the date the Class D notes are paid in full.

     During the early amortization period, no Shared Principal Collections from other series in group one will be allocated to make principal payments on the Series 2003-D notes.

                        DESCRIPTION OF SERIES PROVISIONS

     The following is a summary of the material provisions of the Series 2003-D notes. This summary is not a complete description of the terms of the Series 2003-D notes. You should refer to "Description of the Notes" in the accompanying prospectus as well as to the transfer and servicing agreement, the indenture and the Series 2003-D indenture supplement for a complete description. The form of each of these agreements has been filed with the SEC as an exhibit to the registration statement for the notes.

ISSUANCE

     The Class A notes, the Class B notes, the Class C notes and the Class D notes comprise the "SERIES 2003-D NOTES." Only the Class A notes, the Class B notes and the Class C notes are offered by this prospectus supplement and the accompanying prospectus. We call these notes the "OFFERED NOTES." The Series 2003-D notes will be issued under the indenture, as supplemented by the indenture supplement relating to the Series 2003-D notes (the "SERIES 2003-D INDENTURE SUPPLEMENT"), in each case between the trust and the indenture trustee. As described under "Description of the Notes -- Issuance of Additional Series" in the accompanying prospectus, the transferor may cause the owner trustee, on behalf of the trust, and the indenture trustee to execute further indenture supplements in order to issue additional series.

     The "CLOSING DATE" for the Series 2003-D notes will be on or about December , 2003. The offered notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. As described under "Description of the Notes -- General," "-- Book-Entry Registration" and "-- Definitive Notes" in the accompanying prospectus, unless and until definitive notes are issued, you will be able to transfer your notes only through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each payment date on which those amounts are due to the noteholders in whose names Series 2003-D notes were registered on the record date for that payment date. The "RECORD DATE" for the Series 2003-D notes is the business day immediately preceding a payment date.

INTEREST PAYMENTS

     The Class A notes will accrue interest at a rate of      % per annum above
LIBOR as LIBOR is determined on the related LIBOR determination date for each interest period (the "CLASS A NOTE INTEREST RATE").

     The Class B notes will accrue interest at a rate of      % per annum above
LIBOR as LIBOR is determined on the related LIBOR determination date for each interest period (the "CLASS B NOTE INTEREST RATE").

     The Class C notes will accrue interest at a rate of      % per annum above
LIBOR as LIBOR is determined on the related LIBOR determination date for each interest period (the "CLASS C NOTE INTEREST RATE").

     The Class D notes will accrue interest at a rate of not more than      %
per annum above LIBOR as LIBOR is determined on the related LIBOR determination date for each interest period (the "CLASS D NOTE INTEREST RATE"). However, the Series 2003-D indenture supplement allows the transferor to cause the trust to change the spread above LIBOR on the Class D notes to any percentage less than
or equal to      % per annum with the prior written consent of each rating
agency rating a class of Series 2003-D notes without the prior consent of any noteholder, if the Class D notes are held by the transferor or an affiliate of the transferor.

     The indenture trustee will determine LIBOR for each interest period two London business days before the related interest period commences. We call each of these determination dates a "LIBOR DETERMINATION DATE." In calculating LIBOR, a "LONDON BUSINESS DAY" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and which must be a U.S. business day. However, for the first interest period, the indenture trustee will determine LIBOR for the period from the closing date
through January 19, 2004 on December   , 2003 and for the period from January
20, 2004 through February 19, 2004 on January 15, 2004. The sum of the interest accrued during each of these periods will be paid on February 20, 2004.

     An "INTEREST PERIOD" begins on and includes a payment date and ends on and includes the day prior to the next payment date. However, the first interest period will begin on and include the closing date and end on and include February 19, 2004.

     "LIBOR" means, for any LIBOR determination date, other than the first LIBOR determination date, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR determination date (the "ONE-MONTH INDEX MATURITY") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that LIBOR determination date. If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars, having the One-Month Index Maturity and in an amount of not less than U.S. $1,000,000, are offered by three major banks selected by the servicer at approximately 11:00 a.m., London time, on that LIBOR determination date to prime banks in the London interbank market. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks having the One Month Index Maturity and in an amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period.

     All percentages resulting from any calculation of an interest rate will be rounded to the nearest one-hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545%, or 0.09876545, would be rounded to 9.87655%, or 0.0987655. All dollar amounts used in or resulting from that calculation will be rounded to the nearest cent, with one-half cent or more being rounded upward.

     "TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service, or any other page that replaces that page on that service for the purpose of displaying comparable rates or prices.

     The Class A note interest rate, the Class B note interest rate, the Class C note interest rate and the Class D note interest rate applicable to the then-current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at (800) 735-7777.

     Interest on the notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

     Interest will be paid on each "PAYMENT DATE," which will be February 20, 2004 and the 20th day of each following month. If the 20th day is not a business day, then the payment date will be the following business day. For purposes of this prospectus supplement and the accompanying prospectus, a "BUSINESS DAY" is any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Delaware, Utah or any other state in which the principal executive offices of the seller, the owner trustee or the indenture trustee are located, are authorized or obligated by law, executive order or governmental decree to be closed.

     Interest payments on the Class A notes, the Class B notes, the Class C notes and the Class D notes on any payment date will be calculated on the outstanding principal balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes, as applicable, as of the preceding record date. However, interest for the first payment date will accrue at the applicable note interest rate on the initial outstanding principal balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes, as applicable, from the closing date.

     Interest due on the Class A notes, the Class B notes, the Class C notes and the Class D notes but not paid on any payment date will be payable on the following payment date, together with additional interest on that amount at the applicable note interest rate to the extent permitted by law. We refer to this additional interest as "CLASS A ADDITIONAL INTEREST," "CLASS B ADDITIONAL INTEREST," "CLASS C ADDITIONAL INTEREST" and "CLASS D ADDITIONAL INTEREST." Additional interest will accrue on the same basis as interest on the Series 2003-D notes, and will accrue from the payment date on which the overdue interest became due, to but excluding the payment date on which the additional interest is paid. Unpaid additional interest will not also accrue additional interest.

     Interest payments on the Series 2003-D notes on any payment date will be paid from Available Finance Charge Collections for the related monthly period and, to the extent Available Finance Charge Collections are insufficient to pay the interest, from any Shared Finance Charge Collections and Reallocated Principal Collections for that monthly period. Interest payments on the Class C notes and the Class D notes on any payment date will also be paid from available amounts on deposit in the cash collateral account to the extent needed.

     "AVAILABLE FINANCE CHARGE COLLECTIONS" means, for any monthly period, an amount equal to the sum of:

     - the Investor Percentage of collections of finance charge and administrative receivables deposited in the collection account for that monthly period;

     - any net investment earnings on amounts on deposit in the collection account and the Excess Funding Account treated as collections of finance charge and administrative receivables and allocated to Series 2003-D;

     - any net investment earnings on amounts on deposit in the Principal Funding Account for that monthly period; and

     - any amounts withdrawn from the reserve account which are required to be included in Available Finance Charge Collections under the Series 2003-D indenture supplement for the related payment date.

     For purposes of the Series 2003-D notes, "FINANCE CHARGE AND ADMINISTRATIVE RECEIVABLES" are periodic finance charges, annual membership fees and service charges, late fees, overlimit fees, cash advance fees, the portion of interchange and all other fees and charges on accounts designated by the transferor to be included as finance charge and administrative receivables, and any other amounts, other than principal receivables, designated by the transferor to be "finance charge and administrative receivables." See "The Trust Portfolio" in the accompanying prospectus for further information on the type of receivables included in the trust.

     The transferor will be required to transfer to the trust a percentage of the interchange attributed to the accounts in the trust. Interchange arising under the accounts will be allocated to the Invested Amount on the basis of the Floating Investor Percentage of the ratio which the amount of principal receivables in the trust bears to the total amount of principal receivables attributable to accounts owned by the seller, as reasonably estimated by the servicer. See "The Bank's Business Card Activities -- Interchange" in the accompanying prospectus. Interchange will be treated as collections of finance charge and administrative receivables for purposes of allocating collections of finance charge and administrative receivables and making required monthly payments. See "Description of Series Provisions -- Servicing Compensation and Payment of Expenses" in this prospectus supplement.

     Each "MONTHLY PERIOD" will be the period from and including the first day of a calendar month to and including the last day of that calendar month. The initial monthly period will commence on and include the closing date and end on and include January 31, 2004.

PRINCIPAL PAYMENTS

     Principal payments on the Series 2003-D notes will be paid from "AVAILABLE PRINCIPAL COLLECTIONS" which, for any monthly period, equal:

     - the Investor Percentage of collections of principal receivables for that monthly period; minus

     - the amount of Reallocated Principal Collections for that monthly period; plus

     - any Shared Principal Collections from other series in group one allocated to your series; plus

     - the amount of Available Finance Charge Collections to be treated as Available Principal Collections as described under "Application of Collections -- Payment of Interest, Fees and Other Items."

  REVOLVING PERIOD

     The "REVOLVING PERIOD" for the Series 2003-D notes begins on the closing date and ends on the earlier of the date the controlled accumulation period or the early amortization period begins. During the revolving period, the Investor Percentage of collections of principal receivables will, subject to specified limitations, including the allocation of any Reallocated Principal Collections for that monthly period, be treated as Shared Principal Collections and used to pay principal to other series in group one or will be paid to the holders of the Transferor Beneficial Interest or deposited in the Excess Funding Account.

  CONTROLLED ACCUMULATION PERIOD

     The "CONTROLLED ACCUMULATION PERIOD" for the Series 2003-D notes is scheduled to begin at the close of business on February 28, 2006, but may be postponed, as discussed under "Description of Series Provisions -- Postponement of the Controlled Accumulation Period" in this prospectus supplement.

     The controlled accumulation period ends on the earliest of:

     - the beginning of the early amortization period;

     - the payment in full of the outstanding aggregate principal balance of the Series 2003-D notes; and

     - the Series 2003-D termination date.

     If a pay out event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.

     On each payment date during the controlled accumulation period, the indenture trustee at the written direction of the servicer will deposit in the Principal Funding Account an amount equal to the least of (a) Available Principal Collections for that payment date, (b) the applicable Controlled Deposit Amount and (c) the Adjusted Invested Amount prior to any deposits on that date. Amounts in the Principal Funding Account will be paid:

     - first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

     - then to Class B noteholders, up to the outstanding principal balance of the Class B notes;

     - then to Class C noteholders, up to the outstanding principal balance of the Class C notes; and

     - then to Class D noteholders, up to the outstanding principal balance of the Class D notes;

in each case, on the Expected Principal Payment Date unless paid earlier due to the commencement of the early amortization period.

     During the controlled accumulation period, the portion of Available Principal Collections not applied for the payment of principal on the Class A notes, the Class B notes, the Class C notes or the Class D notes on a payment date and not treated as Reallocated Principal Collections generally will be treated as Shared Principal Collections and used to pay principal to other series in group one or will be paid to the holders of the Transferor Beneficial Interest or deposited in the Excess Funding Account.

  EARLY AMORTIZATION PERIOD

     The "EARLY AMORTIZATION PERIOD" for the Series 2003-D notes will begin on the day on which a pay out event for Series 2003-D occurs.

     The early amortization period ends on the earlier of:

     - the payment in full of the outstanding aggregate principal balance of the Series 2003-D notes; and

     - the Series 2003-D termination date.

     On each payment date during the early amortization period, the Class A noteholders will be entitled to receive Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class A notes.

     After payment in full of the outstanding principal balance of the Class A notes, the Class B noteholders will be entitled to receive, on each payment date during the early amortization period, Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class B notes.

     After payment in full of the outstanding principal balance of the Class B notes, the Class C noteholders will be entitled to receive, on each payment date during the early amortization period, Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class C notes.

     After payment in full of the outstanding principal balance of the Class C notes, the Class D noteholders will be entitled to receive on each payment date during the early amortization period, Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class D notes.

     During the early amortization period, no Shared Principal Collections from other series in group one will be allocated to make principal payments on the Series 2003-D notes.

     See "-- Pay Out Events" below for a discussion of events that might lead to the commencement of the early amortization period.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

     The controlled accumulation period is scheduled to last 8 months. However, the servicer may elect to extend the revolving period and postpone the controlled accumulation period by notifying the indenture trustee. The servicer can make this election only if the conditions specified in the Series 2003-D Indenture Supplement are satisfied.

     On each determination date beginning on the Reserve Account Funding Date, the servicer will review the amount of expected collections of principal receivables and determine the number of months expected to be required to fully fund the Principal Funding Account by the Expected Principal Payment Date and may elect to postpone the controlled accumulation period. In making its decision, the servicer is required to assume that the principal payment rate will be no greater than the lowest monthly payment rate for the prior 12 months and will consider the amount of principal expected to be allocable to noteholders of all other series which are expected to be amortizing or accumulating principal during the controlled accumulation period for Series 2003-D.

     In no case will the controlled accumulation period be reduced to less than one month.

     The method for determining the number of months required to fully fund the Principal Funding Account may be changed upon receipt of written confirmation that the change will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

ALLOCATION PERCENTAGES

     Under the indenture, for each monthly period, the servicer will allocate among the Invested Amount, the invested amounts for all other series issued and outstanding and the Transferor Beneficial Interest, all amounts collected on finance charge and administrative receivables, all amounts collected on principal receivables and all Defaulted Amounts for that monthly period. These amounts will be allocated to Series 2003-D based on the Investor Percentage for Series 2003-D.

FLOATING ALLOCATION DEFINITIONS

     Defaulted Amounts and collections of finance charge and administrative receivables at any time and principal receivables during the revolving period will be allocated to the Invested Amount based on the Floating Investor Percentage. The "FLOATING INVESTOR PERCENTAGE" means, for any monthly period, the percentage equivalent of a fraction:

          (a) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the preceding monthly period, or for the first monthly period, the initial Invested Amount, and

          (b) the denominator of which is the greater of:

             (i) the sum of (A) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the preceding monthly period, or for the first monthly period, the aggregate amount of principal receivables in the trust as of the close of business on the closing date, and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on the last day of the preceding monthly period, or for the first monthly period, as of the closing date, and

             (ii) the sum of the numerators used to calculate the Investor Percentages for allocations of finance charge and administrative receivables, Defaulted Amounts or principal receivables, as applicable, for all outstanding series on the date of determination.

     The denominator used in the calculation of Floating Investor Percentage, however, will be adjusted as follows, for any monthly period in which a Reset Date occurs:

          the amount in clause (b)(i)(A) above will be:

             (1) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period, for the period from and including the first day of the prior monthly period to but excluding the related Reset Date; and

             (2) the aggregate amount of principal receivables in the trust as of the opening of business on the related Reset Date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related Reset Date, for the period from and including the related Reset Date to and including the last day of that monthly period.

FIXED ALLOCATION DEFINITIONS

     Collections of principal receivables during the controlled accumulation period and early amortization period will be allocated to the Invested Amount based on the Fixed Investor Percentage. The "FIXED INVESTOR PERCENTAGE" means, for any monthly period, the percentage equivalent of a fraction:

          (a) the numerator of which is the Invested Amount as of the close of business on the last day of the revolving period; and

          (b) the denominator of which is the greater of:

             (i) the sum of (A) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period, or for the first monthly period, the aggregate amount of principal receivables in the trust as of the close of business on the closing date, and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on the last day of the preceding monthly period, or for the first monthly period, as of the closing date, and

             (ii) the sum of the numerators used to calculate the Investor Percentages for allocations of principal receivables for all outstanding series on the date of determination.

     The denominator used in the calculation of Fixed Investor Percentage, however, will be adjusted as follows, for any monthly period in which a Reset Date occurs:

          the amount in clause (b)(i)(A) above will be:

             (1) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period, for the period from and including the first day of the prior monthly period to but excluding the related Reset Date; and

             (2) the aggregate amount of principal receivables in the trust as of the opening of business on the related Reset Date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related Reset Date, for the period from and including the related Reset Date to and including the last day of that monthly period.

REALLOCATED PRINCIPAL COLLECTIONS

     On each payment date, if the sum of Class A Monthly Interest, Class B Monthly Interest, Class C Monthly Interest and the noteholder servicing fee cannot be paid from Available Finance Charge Collections, Shared Finance Charge Collections as described under "-- Application of Collections," and, in the case of monthly interest on the Class C notes, from amounts withdrawn from the cash collateral account, then collections of principal receivables allocated to the Invested Amount will be treated as collections of finance charge and administrative receivables and will be available to pay these amounts in an amount equal to the Reallocated Principal Collections, and the Invested Amount will be reduced accordingly. A reduction in the Invested Amount will reduce the allocation of collections of finance charge and administrative receivables and collections of principal receivables to your series.

     "REALLOCATED PRINCIPAL COLLECTIONS" means for any monthly period Available Principal Collections used to pay interest on the Class A notes, the Class B notes or the Class C notes or used to pay the monthly servicing fee in an amount equal to:

          the lower of:

        - the excess of the amounts needed to pay current and past due Class A Monthly Interest and Class A additional interest as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" below over the Available Finance Charge Collections and Shared Finance Charge Collections allocated to cover these amounts; and

        - 20.00% of the initial Invested Amount, minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections;

          plus the lower of:

        - the sum of (a) the excess of the amounts needed to pay current and past due Class B Monthly Interest and Class B additional interest as described under "-- Application of Collections -- Payments of Interest, Fees and Other Items" below over the Available Finance Charge Collections and Shared Finance Charge Collections allocated to cover these amounts and (b) the excess of the monthly servicing fee over the Available Finance Charge Collections and Shared Finance Charge Collections allocated to cover these amounts; and

        - 10.75% of the initial Invested Amount minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections;

          plus the lower of:

        - the excess of the amounts needed to pay current and past due Class C Monthly Interest and Class C additional interest as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" below over the Available Finance Charge Collections, Shared Finance Charge Collections and amounts withdrawn from the cash collateral account for the benefit of the Class C notes allocated to cover these amounts; and

        - 3.50% of the initial Invested Amount, minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections.

APPLICATION OF COLLECTIONS

  PAYMENT OF INTEREST, FEES AND OTHER ITEMS

     On each payment date, the servicer will direct the indenture trustee to apply Available Finance Charge Collections and Shared Finance Charge Collections allocated to Series 2003-D on deposit in the collection account in the following order:

     - an amount equal to the Class A Monthly Interest plus Class A additional interest due for the related payment date, and past due for any prior payment dates, will be paid to the Class A noteholders;

     - an amount equal to the Class B Monthly Interest plus Class B additional interest due for the related payment date, and past due for any prior payment dates, will be paid to the Class B noteholders;

     - an amount equal to the monthly servicing fee due for the related payment date, plus the amount of such portion of the monthly servicing fee past due for any prior payment date, will be paid to the servicer;

     - an amount equal to the Class C Monthly Interest plus Class C additional interest due for the related payment date, and past due for any prior payment dates, will be paid to the Class C noteholders;

     - an amount equal to any Investor Default Amount for the related monthly period, will be treated as Available Principal Collections;

     - an amount equal to the sum of the Investor Charge-Offs and the amount of unreimbursed Reallocated Principal Collections will be treated as Available Principal Collections;

     - on and after the Reserve Account Funding Date, but prior to the termination of the reserve account, an amount equal to any excess of the Required Reserve Account Amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

     - an amount equal to the Class D Monthly Interest plus Class D additional interest due for the related payment date, and past due for any prior payment dates, will be paid to the Class D noteholders;

     - an amount equal to any excess of the Required Cash Collateral Account Amount over the amount then on deposit in the cash collateral account will be deposited into the cash collateral account;

     - all remaining amounts will be treated as Shared Finance Charge Collections and will be available to cover any shortfalls in collections of finance charge and administrative receivables for other outstanding series in group one; and

     - after payment of these shortfalls, the remaining amount will be paid to the holders of the Transferor Beneficial Interest.

     In the event that Available Finance Charge Collections and Shared Finance Charge Collections allocated to Series 2003-D for any monthly period are insufficient to pay first, the Class C Monthly Interest or then, the Class D Monthly Interest when due, a draw will be made from amounts available in the cash collateral account to the extent of that insufficiency and will be paid to the Class C noteholders or the Class D noteholders on the related payment date.

PAYMENT OF PRINCIPAL

     On each payment date, the servicer will direct the indenture trustee to apply Available Principal Collections on deposit in the collection account in the following priority:

     - on each payment date during the revolving period, all Available Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions -- Shared Principal Collections" in this prospectus supplement and "Description of the Notes -- Shared Principal Collections" in the accompanying prospectus;

     - on each payment date during the controlled accumulation period and the early amortization period, all Available Principal Collections will be paid or deposited in the following priority:

        - during the controlled accumulation period, an amount equal to Monthly Principal will be deposited in the Principal Funding Account;

        - during the early amortization period, an amount equal to the Monthly Principal will be distributed to the paying agent for payment to the Class A noteholders until the outstanding principal balance of the Class A notes has been paid in full;

        - during the early amortization period, an amount equal to Monthly Principal will, after the outstanding principal balance of the Class A notes has been paid in full, be distributed to the paying agent for payment to the Class B noteholders until the outstanding principal balance of the Class B notes has been paid in full;

        - during the early amortization period, an amount equal to Monthly Principal will, after the outstanding principal balances of the Class A notes and the Class B notes have been paid in full, be distributed to the paying agent for payment to the Class C noteholders until the outstanding principal balance of the Class C notes has been paid in full; and

        - during the early amortization period, an amount equal to Monthly Principal will, after the outstanding principal balances of the Class A notes, the Class B notes and the Class C notes have been paid in full, be distributed to the paying agent for payment to the Class D noteholders until the outstanding principal balance of the Class D notes has been paid in full; and

     - on each payment date during the controlled accumulation period and the early amortization period, any Available Principal Collections not applied as described above will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions -- Shared Principal Collections" in this prospectus supplement and "Description of the Notes -- Shared Principal Collections" in the accompanying prospectus.

     - during the early amortization period, no Shared Principal Collections from other series in group one will be allocated to make principal payments on the Series 2003-D notes.

     "ACCUMULATION SHORTFALL" means:

          (a) on the first payment date during the controlled accumulation period, zero; and

          (b) on each subsequent payment date during the controlled accumulation period, any excess of the Controlled Deposit Amount for the previous monthly period over the amount deposited in the Principal Funding Account for the previous monthly period.

     "CONTROLLED ACCUMULATION AMOUNT" for any payment date during the controlled
accumulation period means $          . However, if the commencement of the
controlled accumulation period is postponed as described under "-- Postponement of Controlled Accumulation Period" in this prospectus supplement, the Controlled Accumulation Amount may be higher than the amount stated above for each payment date during the controlled accumulation period and will be determined by the servicer in accordance with the Series 2003-D Indenture Supplement based on the principal payment rates for the accounts and on the invested amounts of other series, other than certain excluded series, which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the controlled accumulation period.

     "CONTROLLED DEPOSIT AMOUNT" for any payment date during the controlled accumulation period means the sum of (i) the Controlled Accumulation Amount for that payment date, plus (ii) any Accumulation Shortfall.

     "MONTHLY PRINCIPAL" for any payment date will equal the least of (i) the Available Principal Collections on deposit in the collection account for that payment date, (ii) for each payment date during the controlled accumulation period, the Controlled Deposit Amount for that payment date, and (iii) the Adjusted Invested Amount, as adjusted for any Investor Charge-Offs and Reallocated Principal Collections on that payment date, prior to any deposits into the Principal Funding Account on that payment date.

SUBORDINATION

     The Class B notes, the Class C notes and the Class D notes are subordinated to the Class A notes. The Class C notes and the Class D notes are subordinated to the Class B notes. The Class D notes are subordinated to the Class C notes.

     Interest payments will be made on the Class A notes prior to being made on the Class B notes, the Class C notes and the Class D notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes and the Class D notes. Interest payments will be made on the Class C notes prior to being made on the Class D notes.

     Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full. Principal payments on the Class D notes will not begin until the Class A notes, the Class B notes and the Class C notes have been paid in full. If collections of principal receivables allocated to your series are reallocated to pay the interest on the Class A notes, the principal balance of the Class D notes, the Class C notes and the Class B notes may not be repaid. If collections of principal receivables allocated to your series are reallocated to pay interest on the Class B notes, the principal balance of the Class D notes and the Class C notes may not be repaid. If a foreclosure certificate is sold after an event of default, the net proceeds of that sale which are available to pay principal on the Series 2003-D notes would be paid first to the Class A notes before any remaining net proceeds would be available for payments due to the Class B notes, the Class C notes or the Class D notes, to the Class B notes before any remaining net proceeds would be available for payments due to the Class C notes and the Class D notes and to the Class C notes before any remaining net proceeds would be available for payments due to the Class D notes.

SHARED FINANCE CHARGE COLLECTIONS

     Collections of finance charge and administrative receivables and other amounts treated as collections of finance charge and administrative receivables in excess of the amount required to make payments or deposits for your series will be made available to other series included in group one whose allocation of collections of finance charge and administrative receivables is not sufficient to make its required payments or deposits. Similarly, if collections of finance charge and administrative receivables allocated through the Investor Percentage to Series 2003-D are insufficient to make specified payments described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" in this prospectus supplement, your series will have access to collections of finance charge and administrative receivables and other amounts treated like collections of finance charge and administrative receivables from other series in group one for that payment date, if any, to the extent they exceed the amounts necessary to make required payments for those series. We call these collections that are available for sharing between series "SHARED FINANCE CHARGE COLLECTIONS." For each payment date, Shared Finance Charge Collections will be allocated to Series 2003-D in an amount equal to the product of (1) the total amount of Shared Finance Charge Collections for that payment date for all series in group one that are designated to share excess finance charge and administrative receivables and (2) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2003-D for that payment date and the denominator of which is the total amount of shortfalls in collections of finance charge and administrative receivables for that payment date for all series in group one that are designated to share excess finance charge and administrative receivables. The "FINANCE CHARGE SHORTFALL" for Series 2003-D for any payment date will be equal to any excess of the full amount required to be paid as described in the first eight bullet points under "-- Application of Collections -- Payment of Interest, Fees and Other Items" in this prospectus supplement over the amount of collections of finance charge and administrative receivables and amounts treated as collections of finance charge and administrative receivables, other than Shared Finance Charge Collections, allocated through the Investor Percentage to Series 2003-D. The amount of the shortfall for each other series will be calculated as described in the documents governing each series.

SHARED PRINCIPAL COLLECTIONS

     Collections of principal receivables for any monthly period allocated to the Invested Amount will first be used to cover, for any monthly period during the controlled accumulation period, deposits of the Controlled Deposit Amount to the Principal Funding Account, and during the early amortization period, payments to the noteholders. The servicer will determine the amount of collections of principal receivables for any monthly period allocated to the Invested Amount remaining after covering required payments to the noteholders. This remaining amount constitutes "SHARED PRINCIPAL COLLECTIONS." The servicer will make a similar determination for all other series in group one. The servicer will allocate the Shared Principal Collections of all series to cover any scheduled or permitted principal payments to noteholders and any deposits to principal funding accounts for any series in group one which have not been covered out of the collections of principal receivables allocable to that series in group one and certain other amounts for those series. We call these uncovered amounts "PRINCIPAL SHORTFALLS." Shared Principal Collections will not be used to cover investor charge-offs for any series. If Principal

Shortfalls exceed Shared Principal Collections for any monthly period, then Shared Principal Collections will be allocated among the applicable series in group one based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holders of the Transferor Beneficial Interest or deposited in the Excess Funding Account. During the early amortization period, no Shared Principal Collections from other series in group one will be allocated to make principal payments on the Series 2003-D notes.

     Shared Principal Collections for series in group one for each payment date will be allocated to Series 2003-D in an amount equal to (1) the total of Shared Principal Collections for all series in group one for that payment date, multiplied by (2) a fraction, the numerator of which is the Series 2003-D Principal Shortfall for that payment date and the denominator of which is the total amount of Principal Shortfalls for that payment date for all series of group one that are principal sharing series.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     The Investor Default Amount represents the series' share of losses from the trust portfolio. On each payment date, the servicer will calculate the "INVESTOR DEFAULT AMOUNT" by multiplying:

     - the Floating Investor Percentage for that month; by

     - the "DEFAULTED AMOUNT," which is the total amount of principal receivables, other than ineligible receivables, in the trust that were charged-off for that month.

     If the Investor Default Amount exceeds the amount of collections of finance charge and administrative receivables allocated to fund this amount for the prior month, then the Invested Amount will be reduced by the excess as an "INVESTOR CHARGE-OFF." In no event, however, will the Invested Amount be reduced below zero. Reductions in the Invested Amount may be reimbursed from subsequent collections of finance charge and administrative receivables allocated for reimbursement. If the Invested Amount is reduced to zero, your series will not receive any further allocations of collections of finance charge and administrative receivables and collections of principal receivables.

PRINCIPAL FUNDING ACCOUNT

     The indenture trustee will establish and maintain with an eligible institution an eligible deposit account held for the benefit of the noteholders to serve as the "PRINCIPAL FUNDING ACCOUNT." During the controlled accumulation period, the indenture trustee at the direction of the servicer will transfer Available Principal Collections from the collection account to the Principal Funding Account as described under "-- Application of Collections" in this prospectus supplement.

     Funds on deposit in the Principal Funding Account will be invested to the following payment date by the indenture trustee at the direction of the servicer in eligible investments. Investment earnings, net of investment losses and expenses, on funds on deposit in the Principal Funding Account will be deposited in the collection account and included in Available Finance Charge Collections for the related interest period.

     If, for any payment date, the net investment earnings are less than the product of (i) the balance of the Principal Funding Account, (ii) the weighted average of the Class A note interest rate, the Class B note interest rate, the Class C note interest rate and the Class D note interest rate for the related interest period and (iii) the number of days in the related interest period divided by 360, then the indenture trustee will withdraw the shortfall, called the "RESERVE DRAW AMOUNT," to the extent required and available, from the reserve account and deposit it in the collection account for use as Available Finance Charge Collections.

RESERVE ACCOUNT

     The indenture trustee will establish and maintain a segregated trust account with an eligible institution for the benefit of the noteholders to serve as the "RESERVE ACCOUNT." The reserve account is established to assist with the payment of interest on the notes during the controlled accumulation period and on the first payment date during any early amortization period that starts after the Reserve Account Funding Date. On each payment date from and after the Reserve Account Funding Date, but prior to the termination of the reserve account, the indenture trustee, acting on the servicer's instructions, will apply Available Finance Charge Collections and Shared Finance Charge Collections allocated to the Series 2003-D notes, to the extent described above under "-- Application of Collections -- Payment of Interest, Fees and Other Items," to increase the amount on deposit in the reserve account up to the Required Reserve Account Amount.

     The "RESERVE ACCOUNT FUNDING DATE" will be the payment date for the monthly period which commences no later than three months prior to the commencement of the controlled accumulation period, or an earlier date selected by the servicer.

     The "REQUIRED RESERVE ACCOUNT AMOUNT" for any payment date on or after the reserve account funding date will be equal to (a) the product of (i) 0.50% of the outstanding aggregate principal balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes as of the preceding payment date and (ii) a fraction the numerator of which is the number of monthly periods scheduled to be included in the controlled accumulation period as of that date, and the denominator of which is eight (except that if the numerator is one, the Required Reserve Account Amount determined as described above will be $0) or (b) any other amount selected by the transferor. However, if the amount designated by the transferor under clause (b) is less than the amount in clause (a), the transferor will provide the servicer and the indenture trustee with written confirmation that the designation will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class, and the transferor will deliver to the indenture trustee a certificate of an authorized officer to the effect that, based on the facts known to that officer at the time, in the reasonable belief of the transferor, the other amount selected will not cause a pay out event or an event that, after the giving of notice or the lapse of time, would cause a pay out event to occur for Series 2003-D.

     On each payment date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that payment date, the indenture trustee will withdraw from the reserve account an amount equal to any excess of the amount on deposit in the reserve account over the Required Reserve Account Amount. The indenture trustee will deposit the excess in the cash collateral account to the extent that funds available in the cash collateral account are less than the Required Cash Collateral Account Amount and will distribute any remaining excess to the holders of the Transferor Beneficial Interest. Any amounts withdrawn from the reserve account and deposited in the cash collateral account as described above will be available for distribution only to the holders of the Class C notes and the Class D notes. Any amounts withdrawn from the reserve account and distributed to the holders of the Transferor Beneficial Interest as described above will not be available for distribution to the noteholders.

     So long as the reserve account is not terminated as described below, all amounts on deposit in the reserve account on any payment date, after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that payment date, will be invested to the following payment date by the indenture trustee at the direction of the servicer in eligible investments. The interest and other investment income, net of investment expenses and losses, earned on these investments will be retained in the reserve account, to the extent the amount on deposit is less than the Required Reserve Account Amount, or deposited in the collection account and treated as Available Finance Charge Collections.

     On or before each payment date during the controlled accumulation period and on the first payment date during the early amortization period, the indenture trustee will withdraw from the reserve account and deposit in the collection account to be included as Available Finance Charge Collections for that payment date an aggregate amount equal to the least of:

     - the amount then on deposit in the reserve account for that payment date;

     - the Required Reserve Account Amount; and

     - the Reserve Draw Amount for that payment date.

However, the amount of the withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on that payment date.

     The reserve account will be terminated upon the earliest of:

     - the first payment date during the early amortization period;

     - the Expected Principal Payment Date; and

     - the Series 2003-D termination date.

     Upon the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date as described above, will be deposited in the cash collateral account to the extent that funds available in the cash collateral account are less than the Required Cash Collateral Account Amount and any remaining amounts will be distributed to the holders of the Transferor Beneficial Interest. Any amounts withdrawn from the reserve account and deposited in the cash collateral account as described above will be available for distribution only to the holders of the Class C notes and the Class D notes. Any amounts withdrawn from the reserve account and distributed to the holders of the Transferor Beneficial Interest as described above will not be available for distribution to the noteholders.

CASH COLLATERAL ACCOUNT

     The servicer will establish and maintain a segregated account with an eligible institution for the benefit of the Class C noteholders and Class D noteholders called the "CASH COLLATERAL ACCOUNT." Amounts on deposit in the cash collateral account will be used to fund shortfalls in interest payments first, on the Class C notes and then, the Class D notes and on the Series 2003-D termination date to fund any shortfall in payment of the outstanding principal balance first, of the Class C notes and then, the Class D notes.

     The cash collateral account initially will be funded with a deposit of
$     on the Closing Date and will be funded thereafter by (a) Available Finance
Charge Collections and Shared Finance Charge Collections, as described above under "-- Application of Collections -- Payment of Interest, Fees and Other Items" in this prospectus supplement, (b) any amounts withdrawn from the reserve account, as described above under "-- Reserve Account" in this prospectus supplement, and deposited into the cash collateral account on any payment date to the extent that the funds available in the cash collateral account are less than the Required Cash Collateral Account Amount on that payment date and (c) investment earnings on funds in the cash collateral account.

     The "REQUIRED CASH COLLATERAL ACCOUNT AMOUNT" is, for each payment date, in general the product of (a) the Cash Collateral Account Percentage in effect on that date and (b) the initial Invested Amount. However, in the absence of an event of default for your series, the Required Cash Collateral Account Amount will not exceed the outstanding aggregate principal balance of the Class C notes and the Class D notes minus any excess of the Principal Funding Account balance over the sum of the outstanding principal balances of the Class A notes and the Class B notes on that date. The Required Cash Collateral Account Amount will be determined on each payment date.

     Upon an event of default for your series, the Required Cash Collateral Account Amount for any payment date will be equal to the sum of (a) the amount on deposit in the cash collateral account on that payment date plus (b) Available Finance Charge Collections and Shared Finance Charge Collections for that payment date available immediately after funding the reserve account. However, following an event of default for your series, if the maturity of your notes is not accelerated, the Required Cash Collateral Account Amount will be limited to an amount equal to the outstanding principal amount of your series of notes.

     The "CASH COLLATERAL ACCOUNT PERCENTAGE" will be determined as follows:

 IF THE QUARTERLY EXCESS                        THEN, THE CASH
  SPREAD PERCENTAGE IS                        COLLATERAL ACCOUNT
GREATER THAN OR EQUAL TO:   AND LESS THAN   PERCENTAGE WILL EQUAL:
-------------------------   -------------   ----------------------
          4.50%                   --                 2.25%
          4.00%                 4.50%                3.25%
          3.50%                 4.00%                4.25%
          3.00%                 3.50%                4.75%
          2.00%                 3.00%                5.25%
          0.00%                 2.00%                6.25%
           --                   0.00%               10.75%

     However, if a pay out event, other than a pay out event resulting from the occurrence of an event of default for Series 2003-D has occurred, the Cash Collateral Account Percentage will be 10.75%.

     The Cash Collateral Account Percentage will remain at the specified percentage until further increased to a higher required percentage as specified in the table above or decreased to a lower required percentage as described in the Series 2003-D Indenture Supplement.

     The transferor may at any time in its sole discretion decrease the "Required Cash Collateral Percentage." However, any decrease in the Required Cash Collateral Percentage is permitted only if that decrease will not cause a reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

     The "QUARTERLY EXCESS SPREAD PERCENTAGE" will be determined as follows:

For the February 2004 payment
date                             The Excess Spread Percentage for the February
                                 2004 payment date

For the March 2004 payment
date One half of the sum of the Excess Spread Percentage for the February 2004 payment date plus the Excess Spread Percentage for the March 2004 payment date

For the April 2004 payment
date One third of the sum of the Excess Spread Percentage for the February 2004 payment date plus the Excess Spread Percentage for the March 2004 payment date plus the Excess Spread Percentage for the April 2004 payment date

For each following payment
date One third of the sum of the Excess Spread Percentage for the then-current payment date plus the Excess Spread Percentage for the previous payment date plus the Excess Spread Percentage for the second prior payment date

     Funds on deposit in the cash collateral account will be invested at the direction of the servicer in eligible investments. Investment earnings, net of losses and investment expenses, will be deposited into the cash collateral account and will be available for payment to holders of the Class C notes and the Class D notes.

CASH COLLATERAL ACCOUNT DISTRIBUTIONS

     If on any payment date, the aggregate interest to be paid on the Class C notes and the Class D notes exceeds the amount allocated to pay that interest, prior to the application of any Reallocated Principal Collections, the servicer will direct the indenture trustee to withdraw from the cash collateral account the least of (i) the amount on deposit in the cash collateral account, including investment earnings, (ii) the Required Cash Collateral Account Amount and (iii) the amount of the shortfall, and will deposit that amount into the collection account for payment of interest first, on the Class C notes and, then on the Class D notes.

     On the Series 2003-D termination date, funds available in the cash collateral account, after giving effect to any withdrawals to be made as discussed in the preceding paragraph, will be used to fund any shortfall in the payment of the outstanding principal balance first, of the Class C notes and, then, of the Class D notes.

     Funds on deposit in the cash collateral account on any payment date in excess of the Required Cash Collateral Account Amount on that date will be paid to the holders of the Transferor Beneficial Interest. On the date on which all amounts due the Class C noteholders and the Class D noteholders from the cash collateral account have been paid in full, all amounts then remaining in the cash collateral account will be distributed to the holders of the Transferor Beneficial Interest.

ADDITIONAL SERIES ENHANCEMENT

     The transferor may at any time in its sole discretion arrange for any additional series enhancement for the benefit of any class or classes of the Series 2003-D notes. This additional series enhancement may be in the form of additional cash collateral funded from collections of receivables otherwise allocable to the Transferor Beneficial Interest, a letter of credit, surety bond, the purchase of interest rate caps or swaps and/or another form of series enhancement, provided that the form and amount of additional series enhancement will not cause a reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

PAY OUT EVENTS

     As described above, the revolving period will continue through the close of business on February 28, 2006, unless that date is postponed as described under "-- Postponement of Controlled Accumulation Period" in this prospectus supplement, unless a pay out event occurs prior to that date.

     There are two types of pay out events: series pay out events that apply only to the Series 2003-D notes; and trust pay out events that apply to notes of all series.

     A "SERIES 2003-D PAY OUT EVENT" refers to any of the following events:

          (a) failure by the transferor (i) to make any payment or deposit required under the transfer and servicing agreement, the indenture or the Series 2003-D indenture supplement within 5 business days of the date required to be made or (ii) to observe or perform any other covenants or agreements of the transferor set forth in the transfer and servicing agreement, the indenture or the Series 2003-D indenture supplement, which failure has a material adverse effect on the Series 2003-D noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the noteholders for the designated period;

          (b) any representation or warranty made by the transferor in the transfer and servicing agreement, the indenture or the Series 2003-D indenture supplement, or any information required to be given by the transferor to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected for the designated period. However, a pay out event described in this subparagraph (b) will not occur if the transferor has accepted reassignment of the related receivable or all related receivables, during the designated period in accordance with the provisions of the transfer and servicing agreement;

          (c) the Net Portfolio Yield averaged over any three consecutive monthly periods is less than the average of the Base Rates for the same monthly periods;

          (d) an event of default for Series 2003-D occurs under the indenture;
     or

          (e) the outstanding principal balances of all the Series 2003-D notes are not paid on the Expected Principal Payment Date.

     A "TRUST PAY OUT EVENT" refers to any of the following events:

          (i) a failure by the transferor, including any additional transferor, to transfer receivables in additional accounts to the trust within 5 business days after the date required by the transfer and servicing agreement;

          (ii) any servicer default occurs which would have a material adverse effect on the noteholders;

          (iii) certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, the seller or the servicer;

          (iv) the transferor, including any additional transferor, is unable to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

          (v) the trust becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940.

     Series 2003-D pay out events and trust pay out events together are called "PAY OUT EVENTS."

     In the case of any Series 2003-D pay out event described in clause (a) or
(b) or any trust pay out event described in clause (ii) above, a pay out event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the holders of Series 2003-D notes evidencing interests aggregating not less than 50% of the then outstanding principal balance of the Series 2003-D notes, by written notice to the transferor and the servicer, and to the indenture trustee if given by the Series 2003-D noteholders, declare that a pay out event has occurred with respect to the Series 2003-D notes as of the date of the notice.

     In the case of any event described in clause (i), (iii), (iv) or (v), a pay out event with respect to all series then outstanding, and in the case of any event described in clause (c), (d) or (e), a pay out event with respect to only the Series 2003-D notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2003-D noteholders immediately upon the occurrence of the event.

     On the date on which a pay out event is deemed to have occurred, the early amortization period will begin.

     See "Description of the Notes -- Pay Out Events" in the accompanying prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

     The term "BASE RATE" means, for any monthly period, the per annum rate calculated on the basis of a 360-day year consisting of twelve 30-day months equal to the product of the percentage equivalent of a fraction:

     - the numerator of which is the sum of the Monthly Interest and the monthly servicing fee, each for the related payment date; and

     - the denominator of which is the Invested Amount as of the close of business on the last day of the prior monthly period;

multiplied by 12.

     The term "NET PORTFOLIO YIELD" means, for any monthly period, the per annum rate calculated on the basis of a 360-day year consisting of twelve 30-day months equal to the product of the percentage equivalent of a fraction:

     - the numerator of which is the sum of collections of finance charge and administrative receivables and any other amount, other than principal receivables, designated by the transferor to be finance charge and administrative receivables, any net investment earnings on funds deposited in the Principal Funding Account and the Excess Funding Account and any amounts withdrawn from the Reserve Account and deposited in the collection account and allocable to the Series 2003-D notes for that monthly period, calculated on a cash basis after subtracting the Investor Default Amount for that monthly period; and

     - the denominator of which is the Invested Amount as of the close of business on the last day of the prior monthly period;

multiplied by 12.

     However, Shared Finance Charge Collections that are allocated to Series 2003-D for any Monthly Period may be added to the numerator if the transferor provides ten business days prior written notice to each Rating Agency and written notice is received that using Shared Finance Charge Collections in the calculation will not result in any Rating Agency reducing or withdrawing its then existing rating of the notes or any outstanding series or class of notes.

EVENTS OF DEFAULT

     The events of default for Series 2003-D, as well as the rights and remedies available to the indenture trustee and the Series 2003-D noteholders when an event of default occurs, are described under "The Indenture -- Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

     If an event of default for Series 2003-D occurs, the indenture trustee or the holders of a majority of the then-outstanding principal balance of the Series 2003-D notes may declare the Series 2003-D notes to be immediately due and payable. If the Series 2003-D notes are accelerated, you may receive principal prior to the expected principal payment date for your notes.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the servicing fee allocable to Series 2003-D for any payment date will be equal to one-twelfth of the product of (a) the "servicing fee rate" of 2.0% per annum and (b) (i) the Adjusted Invested Amount as of the last day of the monthly period preceding that payment date, minus (ii) the product of any amount on deposit in the Excess Funding Account as of the last day of the monthly period preceding that payment date and the Floating Investor Percentage of collections of finance charge and administrative receivables for that monthly period. This is called the "monthly servicing fee." However, for the first payment date, the monthly servicing fee
will equal $          . The servicing fee rate may be increased upon the written direction of noteholders holding 66 2/3% or more of the then-outstanding amount of each class of the Series 2003-D notes and upon written confirmation from each rating agency then rating any class of the Series 2003-D notes that the increase in the servicing fee rate will not cause a reduction or withdrawal of the rating of any outstanding class.

     On each payment date, the servicer will deposit into the collection account the amount of interchange estimated by it attributable to the designated accounts for the prior monthly period to be treated as collections of finance charge and administrative receivables. The amount allocated to Series 2003-D will be equal to the product of the estimated interchange and the Floating Investor Percentage.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the Series 2003-D indenture supplement to be payable by the trust or the noteholders other than federal, state and local income and franchise taxes, if any, of the trust.

REPORTS TO NOTEHOLDERS

     On each payment date, the paying agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described in "Description of the Notes -- Reports to Noteholders" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code (collectively called "PLANS"), and on persons who are fiduciaries with respect to plans, in connection with the investment of plan assets of any plan. ERISA generally imposes on plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving plan assets and persons (called "parties in interest" under ERISA and "disqualified persons" under the Code) who have specified relationships to a plan or its plan assets, unless a statutory or administrative exemption is available. These persons are collectively called "PARTIES IN INTEREST." Parties in interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Subject to the considerations described below and in the accompanying prospectus, the offered notes are eligible for purchase with plan assets of any plan.

     Any fiduciary or other plan investor considering whether to purchase the offered notes with plan assets of any plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or
Section 4975 of the Code because any of the transferor, the servicer, the indenture trustee, the owner trustee or any other party may be parties in interest with respect to the investing plan and may be deemed to be benefiting from the issuance of the notes. If the transferor or the servicer is a party in interest with respect to the prospective plan investor, any fiduciary or other plan investor considering whether to purchase or hold the offered notes should consult with its counsel regarding the availability of exemptive relief under United States Department of Labor Prohibited Transaction Class Exemption (called a "PTCE") 96-23 (for transactions determined by "in-house asset managers"), PTCE 95-60 (for transactions involving insurance company general accounts), PTCE 91-38 (for transactions involving bank collective investment funds), PTCE 90-1 (for transactions involving insurance company pooled separate accounts) or PTCE 84-14 (for transactions determined by independent "qualified professional asset managers") or any other prohibited transaction exemption issued by the Department of Labor. A purchaser of the offered notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

     In addition, under United States Department of Labor Regulation Section 2510.3-101 (called the "PLAN ASSET REGULATION"), the purchase with plan assets of equity interests in the issuer could, in certain circumstances, cause the receivables and other assets of the issuer to be deemed plan assets of the investing plan. This, in turn, would subject the issuer and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the offered notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax Consequences -- Tax Characterization of the Trust and the Notes -- Treatment of the Notes as Debt" in the accompanying prospectus), and (b) should not be deemed, at the time of initial issuance, to have any "substantial equity features," purchases of the offered notes with plan assets should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the issuer should not be deemed to be plan assets of the investing plans. Those conclusions are based, in part, upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of the offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     The notes may not be purchased or held by any plan, or any person investing plan assets of any plan, if any of the transferor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates: (a) has investment or administrative discretion with respect to the plan assets used to effect the purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the plan assets, for a fee and pursuant to an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the plan assets, and (2) will be based on the particular investment needs of that plan; or (c) unless PTCE 95-60, PTCE 91-38 or PTCE 90-1 is applicable, is an employer maintaining or contributing to that plan. Each purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding of the notes that it is not subject to the foregoing limitations.

     We suggest that any fiduciary or other plan investor considering whether to purchase any notes on behalf of or with plan assets of any plan consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered by this prospectus supplement and the accompanying prospectus.

                                USE OF PROCEEDS

     A portion of the net proceeds of the sale of the offered notes will be used to reduce the outstanding principal amount of the Series 1997-A Class A and Class B Notes previously issued by the trust. The remainder of the proceeds will be used for general corporate purposes.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement,
dated November   , 2003, relating to the Class A notes, the Class B notes and the Class C notes (the "UNDERWRITING AGREEMENT") among the transferor, the bank and the underwriters named below (the "UNDERWRITERS"), the transferor has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

                                           PRINCIPAL       PRINCIPAL       PRINCIPAL
                                           AMOUNT OF       AMOUNT OF       AMOUNT OF
UNDERWRITERS                             CLASS A NOTES   CLASS B NOTES   CLASS C NOTES
------------                             -------------   -------------   -------------
Deutsche Bank Securities Inc. .........   $               $               $
Barclays Capital Inc. .................   $               $               $
                                          -----------     -----------     -----------
     Total.............................   $               $               $
                                          ===========     ===========     ===========

     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the notes offered hereby if any of the notes are purchased.

     The underwriters propose initially to offer the Class A notes to the public
at      % of their principal balance and to certain dealers at that price less
concessions not in excess of      % of the principal balance of the Class A
notes. The underwriters may allow, and the dealers may reallow, concessions not
in excess of      % of the principal balance of the Class A notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

     The underwriters propose initially to offer the Class B notes to the public
at      % of their principal balance and to certain dealers at that price less
concessions not in excess of      % of the principal balance of the Class B
notes. The underwriters may allow, and the dealers may reallow, concessions not
in excess of      % of the principal balance of the Class B notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

     The underwriters propose initially to offer the Class C notes to the public % of their principal balance and to certain dealers at that price less
concessions not in excess of      % of the principal balance of the Class C
notes. The underwriters may allow, and the dealers may reallow, concessions not
in excess of      % of the principal balance of the Class C notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

     We will receive proceeds of approximately $          from the sale of the
notes (representing      % of the principal balance of each Class A note,      %
of the principal balance of each Class B note and      % of the principal
balance of each Class C note) after paying the underwriting discount of
$          (representing      % of the principal balance of each Class A note,
     % of the principal balance of each Class B note and      % of the principal
balance of each Class C note). Additional offering expenses are estimated to be
$          . The underwriters have agreed to reimburse certain offering expenses of the transferor.

     Each underwriter has represented and agreed that:

     - it has not offered or sold, and prior to the date which is six months after the date of issue of the notes, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, referred to in this section as the Regulations, and the Financial Services and Markets Act 2000, or the FSMA;

     - it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

     - it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

     The transferor and the bank will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the transferor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

     In the ordinary course of business, one or more of the underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with the bank or its affiliates.

     As discussed under "Use of Proceeds" in this prospectus supplement, a portion of the net proceeds of the sale of the offered notes will be used to reduce the outstanding principal amount of the Series 1997-A Class A Notes and Class B Notes previously issued by the trust. The Series 1997-A Class A Notes and Class B Notes are held by a commercial paper conduit for which Barclays Bank PLC, New York Branch, an affiliate of Barclays Capital Inc., provides liquidity lines and acts as agent. Barclays Capital Inc. is one of the underwriters of the offered notes.

     Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Bank Trust Company Americas, the Indenture Trustee.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Series 2003-D notes will be passed upon for the transferor by Wolf, Block, Schorr and Solis-Cohen LLP, special counsel to the transferor. Certain legal matters relating to the federal tax consequences of the issuance of the Series 2003-D notes will be passed upon for the transferor by Wolf, Block, Schorr and Solis-Cohen LLP. Certain legal matters relating to the issuance of the Series 2003-D notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

                  GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT

     "ACCUMULATION SHORTFALL" means: (a) on the first payment date during the controlled accumulation period, zero; and (b) on each subsequent payment date during the controlled accumulation period, any excess of the applicable Controlled Deposit Amount for the previous monthly period over the amount deposited in the Principal Funding Account for the previous monthly period.

     "ADJUSTED INVESTED AMOUNT" means, for any date of determination, the Invested Amount as of that date, minus the amount on deposit in the Principal Funding Account for that date.

     "AVAILABLE PRINCIPAL COLLECTIONS" means, for any monthly period, the sum of: (i) the Investor Percentage of collections of principal receivables for that monthly period; minus (ii) the amount of Reallocated Principal Collections for that monthly period; plus (iii) any Shared Principal Collections from other series in group one allocated to your series, from which principal payments on the Series 2003-D notes will be paid; plus (iv) the amount of Available Finance Charge Collections to be treated as Available Principal Collections as described under "Description of Series Provisions -- Application of Collections -- Payment of Interest, Fees and Other Items."

     "AVAILABLE FINANCE CHARGE COLLECTIONS" means, for any monthly period, an amount equal to the sum of: (i) the Investor Percentage of collections of finance charge and administrative receivables deposited in the collection account for that monthly period; (ii) any net investment earnings on amounts on deposit in the collection account and the Excess Funding Account treated as collections of finance charge and administrative receivables and allocated to Series 2003-D; (iii) any net investment earnings on amounts on deposit in the Principal Funding Account for that monthly period; and (iv) any amounts withdrawn from the Reserve Account which are required to be included in Available Finance Charge Collections under the Series 2003-D Indenture Supplement for the related payment date.

     "BASE RATE" means, for any monthly period, the per annum rate calculated on the basis of a 360-day year consisting of twelve 30-day months equal to the product of the percentage equivalent of a fraction: (a) the numerator of which is the sum of the Monthly Interest and the monthly servicing fee, each for the related payment date; and (b) the denominator of which is the Invested Amount as of the close of business on the last day of the prior monthly period; multiplied by 12.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Delaware, Utah or any other state in which the principal executive offices of the seller, the owner trustee or the indenture trustee are located are authorized or obligated by law, executive order or governmental decree to be closed.

     "CASH COLLATERAL ACCOUNT" means a segregated account established and maintained by the servicer with an eligible institution for the benefit of the Class C noteholders and the Class D noteholders that will be used to fund shortfalls in interest payments on the Class C notes and the Class D notes and on the Series 2003-D termination date to fund any shortfall in payment of the outstanding principal balance of the Class C notes and the Class D notes.

     "CASH COLLATERAL ACCOUNT PERCENTAGE" means an amount determined as described in this prospectus supplement under "Description of Series Provisions -- Cash Collateral Account."

     "CLASS A ADDITIONAL INTEREST" means interest due on the Class A notes but not paid on any payment date and payable on the following payment date, together with additional interest on that amount at the Class A note interest rate to the extent permitted by law.

     "CLASS A MONTHLY INTEREST" means, for any payment date, the product of (a) the Class A note interest rate for the related interest period, (b) the actual number of days in that interest period divided by 360 and (c) the outstanding principal balance of the Class A notes as of the close of business on the applicable record date or, for the first payment date, the outstanding principal balance of the Class A notes as of the closing date.

     "CLASS A NOTE INTEREST RATE" means a rate of      % per annum above LIBOR
as LIBOR is determined on the related LIBOR determination date for each interest period.

     "CLASS B ADDITIONAL INTEREST" means interest due on the Class B notes but not paid on any payment date and payable on the following payment date, together with additional interest on that amount at the Class B note interest rate to the extent permitted by law.

     "CLASS B MONTHLY INTEREST" means, for any payment date, the product of (a) the Class B note interest rate for the related interest period, (b) the actual number of days in that interest period divided by 360 and (c) the outstanding principal balance of the Class B notes as of the close of business on the applicable record date or, with respect to the first payment date, the outstanding principal balance of the Class B notes as of the closing date.

     "CLASS B NOTE INTEREST RATE" means a rate of      % per annum above LIBOR
as LIBOR is determined on the related LIBOR determination date for each interest period.

     "CLASS C ADDITIONAL INTEREST" means interest due on the Class C notes but not paid on any payment date and payable on the following payment date, together with additional interest on that amount at the Class C note interest rate to the extent permitted by law.

     "CLASS C MONTHLY INTEREST" means, for any payment date, the product of (a) the Class C note interest rate for the related interest period, (b) the actual number of days in that interest period divided by 360 and (c) the outstanding principal balance of the Class C notes as of the close of business on the applicable record date or, with respect to the first payment date, the outstanding principal balance of the Class C notes as of the closing date.

     "CLASS C NOTE INTEREST RATE" means a rate of      % per annum above LIBOR
as LIBOR is determined on the related LIBOR determination date for each interest period.

     "CLASS D ADDITIONAL INTEREST" means interest due on the Class D notes but not paid on any payment date and payable on the following payment date, together with additional interest on that amount at the Class D note interest rate to the extent permitted by law.

     "CLASS D MONTHLY INTEREST" means, for any payment date, the product of (a) the Class D note interest rate for the related interest period, (b) the actual number of days in that interest period divided by 360 and (c) the outstanding principal balance of the Class D notes as of the close of business on the applicable record date or, with respect to the first payment date, the outstanding principal balance of the Class D notes as of the closing date.

     "CLASS D NOTE INTEREST RATE" means a rate not in excess of      % per annum
above LIBOR as LIBOR is determined on the related LIBOR determination date for each interest period. However, the Series 2003-D indenture supplement allows the transferor to cause the trust to change the spread above LIBOR on the Class D
notes to any percentage less than or equal to      % per annum with the prior
written consent of each rating agency rating a class of Series 2003-D notes without the prior consent of any noteholder, if the Class D notes are held by the transferor or an affiliate of the transferor.

     "CLOSING DATE" means, for the Series 2003-D notes, on or about December   ,
2003.

     "CODE" means the Internal Revenue Code of 1986.

     "CONTROLLED ACCUMULATION AMOUNT" means, for any payment date during the
controlled accumulation period, $          . However, if the commencement of the
controlled accumulation period is postponed as described under "Description of Series Provisions -- Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each payment date during the controlled accumulation period and will be determined by the servicer in accordance with the Series 2003-D indenture supplement based on a calculation designed to assure that the full amount needed to pay principal on the notes is accumulated during the controlled accumulation period.

     "CONTROLLED ACCUMULATION PERIOD" means the period that is scheduled to begin on the close of business on February 28, 2006 (but may be postponed, as discussed in this prospectus supplement under "Description of Series Provisions -- Postponement of Controlled Accumulation Period") and ends on the earliest of: (i) the beginning of the early amortization period; (ii) the payment in full of the outstanding amount of the Series 2003-D notes; or (iii) the Series 2003-D termination date.

     "CONTROLLED DEPOSIT AMOUNT" means, for any payment date during the controlled accumulation period, the sum of (i) the Controlled Accumulation Amount for that payment date, plus (ii) any Accumulation Shortfall.

     "DEFAULTED AMOUNT" means, for any monthly period, the total amount of principal receivables, other than ineligible receivables, in the trust that were charged-off for that month.

     "EARLY AMORTIZATION PERIOD" means the period that begins on the day on which a pay out event for Series 2003-D occurs and ends on the earliest of (i) the payment in full of the outstanding amount of the Series 2003-D notes, or
(ii) the Series 2003-D termination date.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "EXCESS SPREAD PERCENTAGE" means a percentage equal to the Net Portfolio Yield minus the Base Rate.

     "EXPECTED PRINCIPAL PAYMENT DATE" means the date on which the Series 2003-D noteholders are expected to receive payment in full of principal, which is November 20, 2006.

     "FINANCE CHARGE AND ADMINISTRATIVE RECEIVABLES" means periodic finance charges, annual membership fees and service charges, late fees, overlimit fees, cash advance fees, the portion of interchange and all other fees and charges on accounts designated by the transferor to be included as finance charge and administrative receivables, and any other amounts, other than principal receivables, designated by the transferor to be "FINANCE CHARGE AND ADMINISTRATIVE RECEIVABLES."

     "FINANCE CHARGE SHORTFALL" means, for Series 2003-D, for any payment date, the excess of the full amount required to be paid as described under the first eight bullet points under "-- Application of Collections -- Payment of Interest, Fees and Other Items" in this prospectus supplement over the amount of collections of finance charge and administrative receivables and amounts treated as collections of finance charge and administrative receivables, other than Shared Finance Charge Collections, allocated through the Investor Percentage to Series 2003-D.

     "FIXED INVESTOR PERCENTAGE" means, for any monthly period, the percentage equivalent of a fraction that is defined in this prospectus supplement under "Description of Series Provisions -- Fixed Allocation Definitions."

     "FLOATING INVESTOR PERCENTAGE" means, for any monthly period, the percentage equivalent of a fraction that is defined in this prospectus supplement under "Description of Series Provisions -- Floating Allocation Definitions."

     "INTEREST PERIOD" means the period that begins on and includes a payment date and ends on and includes the day prior to the next payment date, except that the first interest period begins on and includes the closing date.

     "INVESTED AMOUNT" means, for any date of determination, an amount equal to
(a) the initial outstanding principal amount of the Series 2003-D notes, minus
(b) the amount of
principal previously paid to the Series 2003-D noteholders, minus (c) the amount of unreimbursed Investor Charge-Offs and Reallocated Principal Collections.

     "INVESTOR CHARGE-OFF" means, for any payment date, the reduction to the Invested Amount in an amount equal to the excess of the Investor Default Amount over the amount of collections of finance charge and administrative receivables allocated to cover such excess.

     "INVESTOR DEFAULT AMOUNT" means the series' share of losses from the trust portfolio, which, as of each payment date, is equal to the Floating Investor Percentage for that month multiplied by the Defaulted Amount for that payment date.

     "INVESTOR PERCENTAGE" means, for any monthly period, (a) for Defaulted Amounts and for collections of finance charge and administrative receivables at any time and for principal receivables during the revolving period, the Floating Investor Percentage, and (b) for collections of principal receivables during the controlled accumulation period and the early amortization period, the Fixed Investor Percentage.

     "LIBOR" means, for any LIBOR determination date, other than the first LIBOR determination date, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR determination date and which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that LIBOR determination date, except that if that rate does not appear on Telerate Page 3750, then as otherwise stated in the prospectus supplement under "Description of Series Provisions -- Interest Payments."

     "LIBOR DETERMINATION DATE" means the day on which the indenture trustee will determine LIBOR for each interest period, which is the day two London business days before the related interest period commences. However, for the first interest period, the indenture trustee will determine LIBOR for the period
from the Closing Date through January 19, 2004, on December   , 2003, and for
the period from January 20, 2004 through February 19, 2004 on January 15, 2004.

     "LONDON BUSINESS DAY" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and which also must be a U.S. business day.

     "MONTHLY PERIOD" means the period from and including the first day of a calendar month to and including the last day of that calendar month; the initial monthly period will commence on and include the closing date and end on and include January 31, 2004.

     "MONTHLY INTEREST" means, for any payment date, the sum of the Class A Monthly Interest, the Class B Monthly Interest, the Class C Monthly Interest and the Class D Monthly Interest for that payment date.

     "MONTHLY PRINCIPAL" means, for any payment date, an amount equal to the least of (i) the Available Principal Collections on deposit in the collection account for that payment date, (ii) for each payment date during the controlled accumulation period, the Controlled Deposit Amount for that payment date, and
(iii) the Adjusted Invested Amount (as adjusted for any Investor Charge-Offs and Reallocated Principal Collections on that payment date) prior to any deposits into the Principal Funding Account on that payment date.

     "NET PORTFOLIO YIELD" means, for any monthly period, the per annum rate calculated on the basis of a 360-day year consisting of twelve 30-day months equal to the product of the percentage equivalent of a fraction: (a) the numerator of which is the sum of collections of finance charge and administrative receivables and any other amount, other than principal receivables, designated by the transferor to be finance charge and administrative receivables, any net investment earnings on funds deposited in the Principal Funding Account and any amounts withdrawn from the Reserve Account and deposited in the collection account and allocable to the Series 2003-D notes for that monthly period, calculated on a cash basis after subtracting the Investor Default Amount for that monthly period; and (b) the denominator of which is the Invested Amount as of the close of business on the last day of the prior monthly period; multiplied by 12. However, Shared Finance Charge Collections that are allocated to Series 2003-D for any Monthly Period may be added to the numerator if the transferor provides ten business days prior written notice to each Rating Agency and written notice is received that using Shared Finance Charge Collections in the calculation will not result in any Rating Agency reducing or withdrawing its then existing rating of the notes or any outstanding series or class of notes.

     "OFFERED NOTES" means the Class A notes, the Class B notes and the Class C notes that are offered by this prospectus supplement and the accompanying prospectus.

     "ONE-MONTH INDEX MATURITY" means a maturity of one month commencing on the related LIBOR determination date.

     "PARTIES IN INTEREST" means persons (called "parties in interest" under ERISA and "disqualified persons" under Section 4975 of the Code) who have specified relationships to a plan or its plan assets.

     "PAY OUT EVENTS" means, collectively, Series 2003-D pay out events and trust pay out events.

     "PAYMENT DATE" means February 20, 2004 and the 20th day of each following month. If the 20th day is not a Business Day, then the payment date will be the following Business Day.

     "PLAN ASSET REGULATION" means United States Department of Labor Regulation
Section 2510.3-101.

     "PLANS" means employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or
Section 4975 of the Code.

     "PRINCIPAL FUNDING ACCOUNT" means the eligible deposit account established and maintained by the indenture trustee with an eligible institution for the benefit of the noteholders. During the controlled accumulation period, the indenture trustee at the direction of the servicer will transfer Available Principal Collections from the collection account to the Principal Funding Account as described under "Description of Series Provisions -- Application of Collections" in this prospectus supplement.

     "PRINCIPAL SHORTFALLS" means the amount by which any scheduled or permitted principal payments to noteholders and any deposits to principal funding accounts for any series in group one which have not been covered out of the collections of principal receivables allocable to that series in group one is less than the collections of principal receivables allocable to that series and certain other amounts for those series.

     "PTCE" means a United States Department of Labor Prohibited Transaction Class Exemption.

     "QUARTERLY EXCESS SPREAD PERCENTAGE" means an amount determined as described in this prospectus supplement under "Description of Series Provisions -- Cash Collateral Account."

     "REALLOCATED PRINCIPAL COLLECTIONS" means, for any monthly period, Available Principal Collections used to pay interest on the Class A notes, the Class B notes or the Class C notes or used to pay the monthly servicing fee in an amount not to exceed the amount specified in this prospectus supplement under "Description of Series Provisions -- Reallocated Principal Collections."

     "RECORD DATE" means, for the Series 2003-D notes, the Business Day immediately preceding a payment date.

     "RECOVERIES" means all of the recoveries that are reasonably estimated by the servicer on receivables in charged-off accounts of the trust, including amounts received by the transferor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in defaulted accounts.

     "REQUIRED CASH COLLATERAL ACCOUNT AMOUNT" means, for each payment date, in general, the product of (a) the Cash Collateral Account Percentage in effect on that date and (b) the initial Invested Amount. However, in the absence of an event of default for Series 2003-D, the Required Cash Collateral Account Amount will not exceed the outstanding aggregate principal balance of the Class C notes and the Class D notes minus any excess of the Principal Funding Account balance over the sum of the outstanding principal balances of the Class A notes and the Class B notes on that date.

     "REQUIRED MINIMUM PRINCIPAL BALANCE" means, as of any date, for all outstanding series, unless otherwise provided in the related indenture supplement for a series having a paired series (a) the sum of the Invested Amounts for each series outstanding on that date, plus (b) the Required Transferor Interest on that date, minus (c) the amounts on deposit in the Excess Funding Account on that date.

     "REQUIRED RESERVE ACCOUNT AMOUNT" means, for any payment date on or after the reserve account funding date, an amount equal to (a) the product of (i) 0.50% of the outstanding aggregate principal balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes as of the preceding payment date and (ii) a fraction the numerator of which is the number of monthly periods scheduled to be included in the controlled accumulation period as of that date, and the denominator of which is eight (except that if the numerator is one, the Required Reserve Account Amount determined as described above will be $0) or (b) any other amount selected by the transferor. However, if the amount designated by the transferor under clause (b) is less than the amount in clause (a), the transferor will provide the servicer and the indenture trustee with certain written confirmation as described in the prospectus supplement under "Description of Series Provisions -- Reserve Account."

     "REQUIRED TRANSFEROR INTEREST" is an amount equal to (a) the Required Transferor Percentage multiplied by (b) the total amount of principal receivables in the trust portfolio.

     "RESERVE ACCOUNT" means the segregated trust account established and maintained by the indenture trustee with an eligible institution for the benefit of the noteholders, to assist with the payment of interest on the notes during the controlled accumulation period and on the first payment date during any early amortization period that starts after the Reserve Account Funding Date.

     "RESERVE ACCOUNT FUNDING DATE" means the payment date for the monthly period which commences no later than three months prior to the commencement of the controlled accumulation period, or an earlier date selected by the servicer.

     "RESERVE DRAW AMOUNT" means, for any payment date, the draw made by the indenture trustee from the reserve account of funds to be used as Available Finance Charge Collections and deposited in the collection account in an amount equal to the shortfall, if any, that results if the net investment earnings on funds on deposit in the Principal Funding Account are less than the product of
(i) the balance of the Principal Funding Account, (ii) the weighted average of the Class A note interest rate, the Class B note interest rate, the Class C note interest rate and the Class D note interest rate for the related interest period and (iii) the number of days in the related interest period divided by 360.

     "RESET DATE" means any date that is an addition date, a date on which the issuance of additional notes of an outstanding series occurs, a date on which an increase or decrease in the invested amount of any series that is a variable principal funding series occurs, or a removal date.

     "REVOLVING PERIOD" means the period that begins on the closing date and ends on the earlier of the date the controlled accumulation period or the early amortization period begins.

     "SERIES 2003-D PAY OUT EVENT" means any of the following events:

          (a) failure by the transferor (i) to make any payment or deposit on the date required under the transfer and servicing agreement, the indenture or the Series 2003-D indenture supplement, or within the applicable grace period which shall not exceed 5 business days or (ii) to observe or perform in any material respect any other covenants or agreements of the transferor set forth in the transfer and servicing agreement, the indenture or the Series 2003-D indenture supplement, which failure has a material adverse effect on the Series 2003-D noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the noteholders for the designated period;

          (b) any representation or warranty made by the transferor in the transfer and servicing agreement, the indenture or the Series 2003-D indenture supplement, or any information required to be given by the transferor to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period. However, a pay out event described in this subparagraph (b) will not occur if the transferor has accepted reassignment of the related receivable or all related receivables, during the designated period in accordance with the provisions of the transfer and servicing agreement;

          (c) the Net Portfolio Yield averaged over any three consecutive monthly periods is less than the average of the Base Rates for the same monthly periods;

          (d) an event of default for Series 2003-D occurs under the indenture;
     or

          (e) insufficient funds are available to pay in full the outstanding principal balance of all the Series 2003-D notes on the Expected Principal Payment Date.

     "SERIES 2003-D INDENTURE SUPPLEMENT" means the indenture supplement relating to the Series 2003-D notes between the trust and the indenture trustee.

     "SERIES 2003-D NOTES" means the Class A notes, the Class B notes, the Class C notes and the Class D notes.

     "SERIES 2003-D PRINCIPAL SHORTFALL" means an amount equal to (a) for any payment date during the revolving period or the early amortization period, zero, and (b) for any payment date during the controlled accumulation period, any excess of the Controlled Deposit Amount for that payment date over the amount of Available Principal Collections for that payment date (excluding any portion attributable to Shared Principal Collections).

     "SERIES 2003-D TERMINATION DATE" means October 20, 2009.

     "SERVICING FEE RATE" means 2.0% per annum, as may be adjusted from time to time as described in "Description of Series Provisions -- Servicing Compensation and Payment of Expenses" in this prospectus supplement.

     "SHARED FINANCE CHARGE COLLECTIONS" means, for any series of notes in group one, collections of finance charge and administrative receivables and other amounts treated like collections of finance charge and administrative receivables in excess of the amount required to make payments or deposits for that series and made available to other series included in group one whose allocation of collections of finance charge and administrative receivables is not sufficient to make its required payments or deposits.

     "SHARED PRINCIPAL COLLECTIONS" means the balance of collections of principal receivables for any monthly period after allocation to the Invested Amount and used first to cover, for any monthly period during the controlled accumulation period, deposits of the Controlled Deposit Amount to the Principal Funding Account, and during the early amortization period, payments to the noteholders, as determined by the servicer. The servicer will allocate the Shared Principal Collections of all series to cover any scheduled or permitted principal payments to noteholders and any deposits to principal funding accounts for any series in group one which have not been covered out of the collections of principal receivables allocable to that series in group one and certain other amounts for those series. During the early amortization period, no Shared Principal Collections from other series in group one will be allocated to make principal payments on the Series 2003-D notes.

     "TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service, or any other page that replaces that page on that service for the purpose of displaying comparable rates or prices.

     "TRANSFEROR BENEFICIAL INTEREST" is the interest in the trust not securing your series or any other series of notes and is equal to (a) the sum of the total amount of principal receivables in the trust and the Excess Funding Account balance, minus (b) the total adjusted invested amounts of all series of notes then outstanding.

     "TRUST PAY OUT EVENT" means any of the following events:

          (i) a failure by the transferor (including any additional transferor) to transfer receivables in additional accounts to the trust within 5 business days after the date required by the transfer and servicing agreement;

          (ii) any servicer default occurs which would have a material adverse effect on the noteholders;

          (iii) certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, the seller or the servicer;

          (iv) the transferor (including any additional transferor) is unable to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

          (v) the trust becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940.

     "TRUST PORTFOLIO" consists of the accounts selected by the transferor from the Advanta Business Card Portfolio at the time the trust was established, and additional accounts selected since that time, on the basis of criteria described in the transfer and servicing agreement, the receivables of which have been transferred to the trust.

     "UNDERWRITERS" means, collectively, the underwriters of the Class A notes, the Class B notes and the Class C notes.

     "UNDERWRITING AGREEMENT" means, the underwriting agreement, dated November , 2003, relating to the Class A notes, the Class B notes and the Class C notes, among the transferor, the bank and the underwriters.

                                    ANNEX I
                      OTHER SERIES ISSUED AND OUTSTANDING

     The table below sets forth the principal characteristics of the other series previously issued by the trust, or a predecessor trust, that are currently outstanding, all of which are in group one. For more specific information with respect to any series, any prospective investor should contact Advanta Bank Corp., Treasury Department at (801) 523-0858, facsimile (801) 523-2920. Advanta Bank Corp. will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure documents for any previous publicly-issued series.

                                 SERIES 1997-A

Initial Class A Invested Amount                 $243,275,000
Current Class A Invested Amount                 $243,275,000*
Maximum Class A Invested Amount                 $243,275,000
Class A note interest rate                      Commercial Paper Index
Initial Class B Invested Amount                 $36,975,000
Current Class B Invested Amount                 $36,975,000*
Maximum Class B Invested Amount                 $36,975,000
Class B note interest rate                      Floating Rate
Annual servicing fee percentage                 2.0% per annum
Enhancement for the Class A notes               subordination of Class B notes and Class C
                                                Notes
Enhancement for the Class B notes               subordination of Class C notes and Cash
                                                Collateral Account
Series 1997-A Final Maturity Date               July 20, 2009
Series Issuance Date                            August 18, 2000

------------

* The outstanding principal amount of the Series 1997-A Class A Notes and Class B Notes will be reduced using a portion of the net proceeds of the sale of the Series 2003-D Notes.

                                 SERIES 2000-C

Initial Class A Invested Amount                 $320,000,000
Current Class A Invested Amount                 $320,000,000
Class A note interest rate                      one-month LIBOR plus 0.25% per annum
Initial Class B Invested Amount                 $38,000,000
Current Class B Invested Amount                 $38,000,000
Class B note interest rate                      one-month LIBOR plus 0.70% per annum
Initial Class C Invested Amount                 $28,000,000
Current Class C Invested Amount                 $28,000,000
Class C note interest rate                      one-month LIBOR plus 1.45% per annum
Annual servicing fee percentage                 2.0% per annum
Enhancement for the Class A notes               subordination of Class B notes and Class C
                                                notes and Class D notes
Enhancement for the Class B notes               subordination of Class C notes and Class D
                                                notes
Enhancement for the Class C notes               subordination of Class D notes and shared
                                                Cash Collateral Account
Scheduled End of Revolving Period               January 31, 2005
Series 2000-C Final Maturity Date               April 21, 2008
Series Issuance Date                            November 16, 2000

                                 SERIES 2001-A

Initial Class A Invested Amount                 $240,000,000
Current Class A Invested Amount                 $240,000,000
Class A note interest rate                      one-month LIBOR plus 0.30% per annum
Initial Class B Invested Amount                 $28,500,000
Current Class B Invested Amount                 $28,500,000
Class B note interest rate                      one-month LIBOR plus 0.85% per annum
Initial Class C Invested Amount                 $21,000,000
Current Class C Invested Amount                 $21,000,000
Class C note interest rate                      one-month LIBOR plus 1.55% per annum
Annual servicing fee percentage                 2.0% per annum
Enhancement for the Class A notes               subordination of Class B notes and Class C
                                                notes and Class D notes
Enhancement for the Class B notes               subordination of Class C notes and Class D
                                                notes
Enhancement for the Class C notes               subordination of Class D notes and shared
                                                Cash Collateral Account
Scheduled End of Revolving Period               July 31, 2007
Series 2001-A Final Maturity Date               October 20, 2010
Series Issuance Date                            April 17, 2001

                                 SERIES 2002-A

Initial Class A Invested Amount                 $240,000,000
Current Class A Invested Amount                 $240,000,000
Class A note interest rate                      one-month LIBOR plus 0.20% per annum
Initial Class B Invested Amount                 $27,750,000
Current Class B Invested Amount                 $27,750,000
Class B note interest rate                      one-month LIBOR plus 0.70% per annum
Initial Class C Invested Amount                 $21,750,000
Current Class C Invested Amount                 $21,750,000
Class C note interest rate                      one-month LIBOR plus 1.75% per annum
Annual servicing fee percentage                 2.0% per annum
Enhancement for the Class A notes               subordination of Class B notes and Class C
                                                notes and Class D notes
Enhancement for the Class B notes               subordination of Class C notes and Class D
                                                notes
Enhancement for the Class C notes               subordination of Class D notes and shared
                                                Cash Collateral Account
Scheduled End of Revolving Period               September 30, 2004
Series 2002-A Final Maturity Date               December 20, 2007
Series Issuance Date                            July 18, 2002

                                 SERIES 2003-A

Initial Class A Invested Amount                 $320,000,000
Current Class A Invested Amount                 $320,000,000
Class A note interest rate                      one-month LIBOR plus 0.40% per annum
Initial Class B Invested Amount                 $37,000,000
Current Class B Invested Amount                 $37,000,000
Class B note interest rate                      one-month LIBOR plus 1.75% per annum
Initial Class C Invested Amount                 $29,000,000
Current Class C Invested Amount                 $29,000,000
Class C note interest rate                      one-month LIBOR plus 3.50% per annum
Annual servicing fee percentage                 2.0% per annum
Enhancement for the Class A notes               subordination of Class B notes and Class C
                                                notes and Class D notes
Enhancement for the Class B notes               subordination of Class C notes and Class D
                                                notes
Enhancement for the Class C notes               subordination of Class D notes and shared
                                                Cash Collateral Account
Scheduled End of Revolving Period               May 31, 2005
Series 2003-A Final Maturity Date               August 20, 2008
Series Issuance Date                            February 25, 2003

                                 SERIES 2003-B

Initial Class A Invested Amount                 $240,000,000
Current Class A Invested Amount                 $240,000,000
Class A note interest rate                      one-month LIBOR plus 0.35% per annum
Initial Class B Invested Amount                 $27,750,000
Current Class B Invested Amount                 $27,750,000
Class B note interest rate                      one-month LIBOR plus 1.65% per annum
Initial Class C Invested Amount                 $21,750,000
Current Class C Invested Amount                 $21,750,000
Class C note interest rate                      one-month LIBOR plus 4.10% per annum
Annual servicing fee percentage                 2.0% per annum
Enhancement for the Class A notes               subordination of Class B notes and Class C
                                                notes and Class D notes
Enhancement for the Class B notes               subordination of Class C notes and Class D
                                                notes
Enhancement for the Class C notes               subordination of Class D notes and shared
                                                Cash Collateral Account
Scheduled End of Revolving Period               September 30, 2005
Series 2003-B Final Maturity Date               December 22, 2008
Series Issuance Date                            June 20, 2003

                                 SERIES 2003-C

Initial Class A-1 Invested Amount               $210,000,000
Current Class A-1 Invested Amount               $210,000,000
Class A-1 note interest rate                    Federal Funds plus 0.40% per annum
Initial Class A-2 Invested Amount               $30,000,000
Current Class A-2 Invested Amount               $30,000,000
Class A-2 note interest rate                    one-month LIBOR plus 0.23% per annum
Initial Class B Invested Amount                 $27,750,000
Current Class B Invested Amount                 $27,750,000
Class B note interest rate                      one-month LIBOR plus 1.50% per annum
Initial Class C-1 Invested Amount               $10,000,000
Current Class C-1 Invested Amount               $10,000,000
Class C note interest rate                      one-month LIBOR plus 3.95% per annum
Initial Class C-2 Invested Amount               $11,750,000
Current Class C-2 Invested Amount               $11,750,000
Class C-2 note interest rate                    5.95% per annum
Annual servicing fee percentage                 2.0% per annum
Enhancement for the Class A notes               subordination of Class B notes and Class C
                                                notes and Class D notes
Enhancement for the Class B notes               subordination of Class C notes and Class D
                                                notes
Enhancement for the Class C notes               subordination of Class D notes and shared
                                                Cash Collateral Account
Scheduled End of Revolving Period               November 30, 2004
Series 2003-C Final Maturity Date               February 20, 2008
Series Issuance Date                            August 15, 2003

PROSPECTUS

                                 [ADVANTA LOGO]

                       ADVANTA BUSINESS CARD MASTER TRUST
                                     ISSUER

                       ADVANTA BUSINESS RECEIVABLES CORP.
                                   TRANSFEROR

                               ADVANTA BANK CORP.
                                    SERVICER

                               ASSET BACKED NOTES

THE TRUST --

     - may periodically issue asset backed notes in one or more series with one or more classes; and

     - will have an interest in --

          - receivables in a portfolio of MasterCard(R) and VISA(R) business revolving credit card accounts;

          - payments due on those receivables; and

          - other property described in this prospectus and in the accompanying prospectus supplement.

THE NOTES --

     - will be paid only from the trust assets;

     - offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

     - may have one or more forms of series enhancement; and

     - will be issued as part of a designated series which may include one or more classes of notes.

      YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 IN THIS PROSPECTUS.

      A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

      The notes are obligations of Advanta Business Card Master Trust only and are not obligations of Advanta Business Receivables Corp., Advanta Bank Corp., Advanta Corp., any affiliate of them or any other person.

      This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               November 13, 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the notes in two separate documents:
(a) this prospectus, which provides general information, some of which may not apply to your series of notes; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

     - the terms, including interest rates, for each class;
     - the timing of interest and principal payments;
     - information about the receivables;
     - information about any series enhancement for each class;
     - the ratings for each class being offered; and
     - the method for selling the notes.

     The accompanying supplement to this prospectus may update or modify this prospectus. Whenever the information in the prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS

                                     PAGE
                                     ----
Prospectus Summary.................     1
  Issuer...........................     1
  Series...........................     1
  Indenture Trustee................     1
  Transferor.......................     1
  Seller, Servicer and
     Administrator.................     1
  Trust Assets.....................     1
  Collections and Allocations......     2
  Interest Payments on the Notes...     2
  Principal Payments on the
     Notes.........................     3
  Events of Default................     4
  Event of Default Remedies........     5
  Shared Finance Charge
     Collections...................     5
  Shared Principal Collections.....     5
  Paired Series....................     5
  Series Enhancement...............     5
  Tax Status.......................     6
  ERISA Considerations.............     6
  Note Ratings.....................     6
  Risk Factors.....................     6
Risk Factors.......................     7
The Issuer.........................    14
Advanta Bank Corp., Advanta
  Business Receivables Corp. and
  Advanta Corp.....................    14
The Bank's Business Card
  Activities.......................    15
  Business Overview................    15
  Originations.....................    16
  Competition......................    17
  Underwriting Procedures..........    18
  Pricing..........................    19
  Interchange......................    20
  Operations.......................    20
  Key Outside Supplier
     Relationships.................    22
  Credit Card Association
     Relationships.................    23
The Trust Portfolio................    23

                                     PAGE
                                     ----
Maturity Considerations............    25
Use of Proceeds....................    25
Description of the Notes...........    26
  General..........................    26
  Securities Depository............    27
  Book-Entry Registration..........    28
  Definitive Notes.................    31
  Interest Payments................    31
  Principal Payments...............    32
  Transfer and Assignment of
     Receivables...................    33
  Issuance of Additional Series....    33
  Issuance of Additional Notes.....    35
  Representations and Warranties...    36
  Addition of Trust Assets.........    39
  Removal of Accounts..............    41
  Collection and Other Servicing
     Procedures....................    42
  Adjustments......................    42
  Trust Accounts...................    42
  Funding Period...................    44
  Investor Percentage and
     Transferor Percentage.........    45
  Application of Collections.......    45
  Shared Finance Charge
     Collections...................    47
  Shared Principal Collections.....    48
  Defaulted Receivables; Rebates
     and Fraudulent Charges;
     Investor Charge-Offs..........    48
  Final Payment of Principal;
     Termination...................    48
  Paired Series....................    49
  Pay Out Events...................    50
  Servicing Compensation and
     Payment of Expenses...........    51
  Certain Matters Regarding the
     Transferor and the Servicer...    51
  Servicer Default.................    54

                                     PAGE
                                     ----
  Reports to Noteholders...........    55
  Evidence as to Compliance........    56
  Amendments.......................    57
The Indenture......................    58
  Events of Default; Rights upon
     Event of Default..............    58
  Certain Covenants................    61
  Modification of the Indenture....    62
  Annual Compliance Statement......    64
  Indenture Trustee's Annual
     Report........................    64
  List of Noteholders..............    64
  Satisfaction and Discharge of
     Indenture.....................    64
  The Indenture Trustee............    65
  Certain Matters Regarding the
     Administrator.................    65
Series Enhancement.................    65
  General..........................    65
  Subordination....................    66
  Letter of Credit.................    67
  Cash Collateral Guaranty or
     Account.......................    67
  Collateral Interest..............    67
  Surety Bond or Insurance
     Policy........................    68
  Spread Account...................    68
  Reserve Account..................    68
  Interest Rate Swap Agreements and
     Interest Rate Cap
     Agreements....................    68
Description of the Purchase
  Agreement........................    68

                                     PAGE
                                     ----
Note Ratings.......................    70
Material Legal Aspects of the
  Receivables......................    71
  Transfer of Receivables..........    71
  Borrower Protection Laws.........    71
  Claims and Defenses of Account
     Obligors Against the Trust....    71
  Certain Matters Relating to
     Conservatorship, Receivership
     and Bankruptcy................    72
  Certain Regulatory Matters.......    74
Federal Income Tax Consequences....    75
  General..........................    75
  Tax Characterization of the Trust
     and the Notes.................    75
  Consequences to Holders of the
     Notes.........................    76
  State and Local Tax
     Consequences..................    79
ERISA Considerations...............    79
Plan of Distribution...............    80
Legal Matters......................    81
Reports to Noteholders.............    81
Where You Can Find More
  Information......................    81
Glossary of Terms for Prospectus...    82
Annex I
Global Clearance, Settlement and
  Tax Documentation Procedures.....   A-1

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE YOU PURCHASE ANY NOTES.

ISSUER

     Advanta Business Card Master Trust, a Delaware common law trust, is the issuer of the notes. The trust's principal place of business is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. Its telephone number is (302) 651-8951.

     The trust is a master trust and will issue notes in series.

SERIES

     The trust will issue other series of notes secured by the assets of the trust from time to time in the future.

     Each series of notes will consist of one or more classes. The classes of a series may be issued at the same time or at different times. The notes of each series will be issued under an indenture supplement to an indenture, in each case between the trust and the indenture trustee.

     Some classes or series may not be offered by this prospectus. They may be offered, for example, in a private placement.

     The issuance of future series will occur without your prior review or consent.

INDENTURE TRUSTEE

     Deutsche Bank Trust Company Americas, a New York banking corporation.

TRANSFEROR

     Advanta Business Receivables Corp. is the initial transferor of the credit card receivables to the trust. Its principal place of business is 639 Isbell Road, Suite 390, Reno, Nevada 89509. Its telephone number is (775) 823-3080. It is a wholly-owned subsidiary of Advanta Bank Corp. Additional transferors that are affiliates of the initial transferor may be designated.

SELLER, SERVICER AND ADMINISTRATOR

     The bank is the initial seller of the credit card receivables to the transferor. Additional sellers that are affiliates of the bank may be designated. A seller may sell credit card receivables to the transferor or transfer the receivables directly to the trust.

     The bank's principal place of business is 11850 South Election Road, Draper, Utah 84020. Its telephone number is (801) 523-0858. The bank is a direct wholly-owned subsidiary of Advanta Corp.

     The bank will service the receivables for the trust and will act as the trust's administrator.

     In limited cases, the servicer may resign or be removed, and either the indenture trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the trust, and each series is obligated to pay a portion of that fee.

TRUST ASSETS

     The seller is the owner of the accounts in which the credit card receivables were created and will continue to own the accounts after the receivables generated in those accounts have been transferred to the trust. The seller's portfolio of accounts represents agreements between the seller and small businesses governing the extension of unsecured revolving lines of credit that can be used through the MasterCard(R)* or VISA(R)* payment-processing systems. The seller has designated selected MasterCard(R) and VISA(R) revolving business credit card accounts from its portfolio and has either sold the receivables in those accounts to the transferor under a receivables purchase agreement or transferred the receivables directly to the trust under a transfer and servicing agreement. If the seller has sold receivables to the transferor, then the transferor has, in turn, transferred the receivables to the trust under the transfer and servicing agreement.

     All new receivables generated in the accounts will be transferred automatically to the trust. The total amount of receivables in the trust fluctuates daily as new receivables are generated and payments are received on existing receivables. See "Summary of Terms -- The Receivables" in the accompanying prospectus supplement.

     The receivables transferred to the trust are the primary trust assets. Additional similar assets may be transferred to the trust as described under "Description of the Notes -- Addition of Trust Assets" in this prospectus. The transferor may also remove receivables that it transferred to the trust as described under "Description of the Notes -- Removal of Accounts" in this prospectus.

     For more information about the receivables, see "The Trust Portfolio" in this prospectus.

COLLECTIONS AND ALLOCATIONS

     The servicer receives collections on the receivables, deposits those collections in the collection account and keeps track of them as either finance charge and administrative receivables or principal receivables.

     The servicer then allocates those collections among each series of notes outstanding and the transferor beneficial interest. The servicer allocates (a) collections of finance charge and administrative receivables and principal receivables and (b) receivables in accounts written off as uncollectible to each series based on varying percentages. The accompanying prospectus supplement describes the allocation percentages applicable to your series. The amount of cashflows from the trust assets the transferor beneficial interest is entitled to receive is called the transferor interest.

     The principal amount of the transferor interest fluctuates with the amount of the principal receivables held in the trust and the amount of notes outstanding. The transfer and servicing agreement requires the transferor to transfer receivables in additional accounts to the trust (a) if the transferor interest, averaged over any 30-day period, is less than the required transferor interest, or (b) if the total amount of principal receivables in the trust portfolio is less than the required minimum principal balance. The transferor may sell all or part of its interest in the transferor beneficial interest by issuing a supplemental certificate. The transferor interest does not provide series enhancement for any series.

INTEREST PAYMENTS ON THE NOTES

     Each note entitles the holder to receive payments of interest as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in priority of payments, payment dates, interest rates, methods for computing interest, rights to series enhancement and other things.

     Each class of notes may have a fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other sched-

---------------

* MasterCard(R) and VISA(R) are federally registered servicemarks of Mastercard International Inc. and VISA U.S.A., Inc., respectively.

uled dates over the life of the notes. See "Description of the Notes -- Interest Payments" in this prospectus.

PRINCIPAL PAYMENTS ON THE NOTES

     Each note offered under this prospectus entitles the holder to receive payments of principal as described in the applicable prospectus supplement. If a series of notes has more than one class, each class may differ in the amounts allocated for principal payments, priority of payments, payment dates, maturity, rights to series enhancement and other things. See "Description of the Notes -- Principal Payments" in this prospectus.

                                REVOLVING PERIOD

     From the date a series of notes is issued until a date specified in the series supplement, the trust will not pay or accumulate principal for payment to the noteholders. During this revolving period, the trust will pay available principal to noteholders of other series in a group as shared principal collections or to the transferor as holder of the transferor beneficial interest, or in certain circumstances will deposit the available principal in the excess funding account.

     After the revolving period, each class of notes will have one or more of the following periods:

     - a controlled accumulation period, during which principal is accumulated in specified amounts per month and paid on an expected principal payment date;

     - a controlled amortization period, during which principal is paid in fixed amounts at scheduled intervals; or

     - an early amortization period or early accumulation period, during which principal is paid or accumulated, respectively, in varying amounts each month based on the amount of principal receivables collected following a pay out event.

                         CONTROLLED ACCUMULATION PERIOD

     If a series or class of notes is in a controlled accumulation period, the trust is expected to pay available principal to those noteholders on the expected principal payment date specified in the prospectus supplement for that series. If the series has more than one class, each class may have a different priority of payment. For a period of time prior to the expected principal payment date, the trust will deposit specified amounts of available principal in a trust account. The controlled accumulation period for a series or class begins on a date specified in the applicable prospectus supplement and ends when any one of the following occurs:

     - the notes of that series or class are paid in full;

     - the early amortization period or early accumulation period starts; or

     - the series termination date.

                         CONTROLLED AMORTIZATION PERIOD

     If a series or class of notes is in a controlled amortization period, the trust will pay available principal up to a fixed amount to those noteholders on each payment date during that period. The trust will pay available principal in a fixed amount, plus any amounts not previously paid. If the series has more than one class, each class may have a different priority of payment. The controlled amortization period for a series or class starts on the date specified in the applicable prospectus supplement and ends when any one of the following occurs:

     - the notes of that series or class are paid in full;

     - the early amortization period or early accumulation period starts; or

     - the series termination date.

                          EARLY AMORTIZATION PERIOD OR
                           EARLY ACCUMULATION PERIOD

     If a series or class of notes is in an early amortization period or early accumulation period, the trust will pay available principal to those noteholders on each payment date or accumulate available principal by making a deposit into an account on each payment date. If the series has more than one class, each class may have a different priority for payment. The early amortization period or early accumulation period for a series or class starts on the business day before the date on which a pay out event occurs and ends when any of the following occurs:

     - the notes of that series or class are paid in full;

     - the series termination date; or

     - the trust termination date.

All principal and interest will be due and payable no later than the series termination date.

                                 PAY OUT EVENTS

     Pay out events for any series of notes will consist of series pay out events and trust pay out events. Series pay out events are described in the prospectus supplement for that series and apply only to that series. Trust pay out events apply to all series and consist of the following:

     - any servicer default occurs which would have a material adverse effect on the noteholders;

     - certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, the seller or the servicer;

     - the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

     - the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

See "Description of the Notes -- Pay Out Events" in this prospectus.

EVENTS OF DEFAULT

     The indenture and related indenture supplement governing the terms and conditions of the notes include a list of events of default.

     If an event of default occurs, then, after any applicable cure period, the indenture trustee or the holders of a majority in principal amount of the affected series of notes may accelerate those notes by declaring the principal amount of those notes to be immediately due and payable. That declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the affected series of notes.

     Events of default include the following:

     - the trust fails to pay interest on any note within 35 days of its due date;

     - the trust fails to pay in full principal on any note on its series termination date;

     - the trust defaults on any covenant or breaches any agreement under the indenture, the default or breach is materially adverse to noteholders and the default or breach continues unremedied for 60 days after written notice of the default or breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by holders of at least 25% in principal amount of the notes;

     - the occurrence of certain bankruptcy, insolvency, reorganization or similar events relating to the trust; or

     - as to any series of notes, any additional events of default specified in the applicable prospectus supplement.

See "The Indenture -- Events of Default; Rights upon Event of Default" in this prospectus for a description of the events of default and their consequences to noteholders.

     It is not an event of default if the principal of a note is not paid on its expected principal payment date.

EVENT OF DEFAULT REMEDIES

     After an event of default and the acceleration of a series of notes, funds on deposit in the collection account for that series will be applied to pay principal of and interest on those notes to the extent permitted by law. After an event of default, collections of principal receivables and finance charge and administrative receivables allocated to the affected notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the series termination date of those notes.

     After an event of default, the indenture trustee (acting on its own or at the direction of holders of notes that have been accelerated) will have a limited right to foreclose on the portion of the receivables allocable to the accelerated notes by causing the trust to sell an interest in the assets of the trust by issuing a foreclosure certificate. This foreclosure certificate would represent an undivided interest in the assets of the trust equal to the invested amount securing the notes of the related series. See "The Indenture -- Events of Default; Rights upon Event of Default" in this prospectus.

SHARED FINANCE CHARGE COLLECTIONS

     Any series may be included in a group of series. The group to which a series belongs will be specified in the prospectus supplement for that series. If specified in the prospectus supplement for any of these series, to the extent that collections of finance charge and administrative receivables allocated to a series are not needed for that series, those collections may be applied to cover certain shortfalls of other series in the same group. See "Description of the Notes -- Shared Finance Charge Collections" in this prospectus.

SHARED PRINCIPAL COLLECTIONS

     If a series is identified in its prospectus supplement as being in a group of series, to the extent that collections of principal receivables allocated to that series are not needed for that series at that time, those collections may be applied to cover principal payments for other principal sharing series in the same group, and vice versa. Once principal receivables are transferred from one series to another, the series providing the principal receivables is not entitled to recoup these amounts. Certain principal payments for certain principal sharing series in the same group may have priority in receiving those collections over other principal payments for other principal sharing series in that group. See "Description of the Notes -- Shared Principal Collections" in this prospectus.

PAIRED SERIES

     If specified in its prospectus supplement, a series may be paired with another series so that a reduction in the invested amount securing the notes of one series results in an increase in the invested amount securing the notes of the other such series.

SERIES ENHANCEMENT

     Each class of a series may be entitled to series enhancement. Series enhancement for the notes of any class may take the form of one or more of the following:

     - subordination
     - letter of credit
     - collateral interest
     - surety bond
     - insurance policy
     - spread account

     - cash collateral guaranty
     - reserve account
     - cash collateral account
     - swap arrangement
     - interest rate cap agreement
     - cross support feature

     The type, characteristics and amount of any series enhancement for a series will be:

     - based on several factors, including the characteristics of the receivables and accounts at the time a series of notes is issued; and

     - established based on the requirements of the rating agencies.

See "Series Enhancement" in this prospectus.

TAX STATUS

     Subject to important considerations described under "Federal Income Tax Consequences" in this prospectus, Wolf, Block, Schorr and Solis-Cohen LLP, as special tax counsel to the trust, is of the opinion that, for United States federal income tax purposes (1) the notes will be treated as indebtedness and
(2) the trust will not be an association or a publicly traded partnership taxable as a corporation. In addition, noteholders will agree, by acquiring notes, to treat the notes as debt for federal, state and local income and franchise tax purposes.

ERISA CONSIDERATIONS

     Under the regulations issued by the United States Department of Labor, the trust's assets would not be deemed plan assets of any employee benefit plan holding notes and the notes may be purchased by employee benefit plans if certain conditions are met. If the trust's assets were deemed to be plan assets of an employee benefit plan, there is uncertainty as to whether existing exemptions from the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, would apply to all transactions involving the trust's assets. We suggest that fiduciaries or other persons contemplating purchasing notes of any series with "plan assets"of any employee benefit plan consult their counsel before making a purchase. See "ERISA Considerations" in this prospectus.

NOTE RATINGS

     Any note offered by this prospectus and an accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization. A rating is not a recommendation to buy, sell or hold securities, and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating. See "Note Ratings" in this prospectus.

RISK FACTORS

     Investment in the notes will be subject to one or more risk factors. We suggest that you read "Risk Factors" beginning on page 7 in this prospectus and any risk factors discussion in the accompanying prospectus supplement for a discussion of risk factors that you may wish to consider before investing in the notes.

                                  RISK FACTORS

     The following is a summary of the material risks that apply to an investment in the notes. The remainder of this prospectus and the attached prospectus supplement provide more detailed information about these risks. You should consider the following risk factors and any risk factors in the accompanying prospectus supplement before deciding whether to purchase the notes.

IT MAY NOT BE POSSIBLE TO FIND AN INVESTOR TO PURCHASE YOUR NOTES.

You must be prepared to hold the notes you purchase for as long as they are outstanding. The underwriters may assist in resales of the notes of any class or series but they are not required to do so. A secondary market for the notes of your class may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

THE SERIES ENHANCEMENT FOR YOUR NOTES MAY NOT BE SUFFICIENT TO PROTECT YOU AGAINST LOSSES.

The series enhancement for your notes is designed to protect your investment against certain types and amount of losses as described in the prospectus supplement for your series of notes. The amount of any series enhancement is limited and may decline during an amortization or accumulation period. If a series enhancer fails to perform its obligations or if the series enhancement ends under the terms on which it is provided, then you will bear directly the credit and other risks associated with your investment in the notes.

SOME LIENS WOULD BE GIVEN PRIORITY OVER YOUR NOTES WHICH COULD CAUSE DELAYED OR REDUCED PAYMENTS.

The seller and the transferor will account for the transfer of the receivables as a sale. However, a court could conclude that the seller or the transferor still owns the receivables and that the trust holds only a security interest. Even if a court would reach that conclusion, the indenture trustee will have a first priority perfected security interest.

If a court were to conclude that the trust has only a security interest, a tax or government lien (or other lien imposed under applicable state or federal law without consent) on the property of the person that owns the receivables arising before new receivables come into existence may be senior to the trust's interest in the receivables.

Additionally, if a receiver or conservator were appointed for any seller, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust received any payments on the receivables. In addition, the trust may not have a first-priority security interest in collections commingled and used for the benefit of the bank as servicer if (a) a receiver or conservator were appointed for the bank or (b) a ten-day period were to elapse after receipt by the servicer of collections that have been commingled with other funds. If any of these events occur, payments to you could be delayed or reduced. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables" and "Description of the Notes -- Representations and Warranties" in this prospectus.

IF A RECEIVER OR CONSERVATOR WERE APPOINTED FOR A SELLER OR A TRANSFEROR THAT IS A BANK, OR IF A SELLER OR A TRANSFEROR THAT IS NOT A BANK BECAME A DEBTOR IN A BANKRUPTCY CASE, DELAYS OR REDUCTIONS IN PAYMENT OF YOUR NOTES COULD OCCUR.

The bank is chartered as a Utah industrial loan corporation and is regulated and supervised by the Federal Deposit Insurance Corporation. The FDIC may act as conservator or receiver for the bank if certain events occur relating to the bank's financial condition or the propriety of its actions.

The bank will treat its transfers of receivables to the transferor as sales under general applicable law. Arguments could be made, however, that any transfer of receivables by the bank to the transferor constitutes the grant of a security interest under general applicable law.

As noted above, the bank intends to treat the transfers between the bank, as seller, and the transferor under the receivables purchase agreement as absolute conveyances. Arguments may be made, however, that any of these transfers constitutes the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the receivables if:

     - the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;

     - the financial institution received adequate consideration for the transfer;

     - the parties intended that the transfer constitute a sale for accounting purposes; and

     - the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay or defraud the financial institution or its creditors.

The bank's transfer of the receivables and the agreements under which the bank makes those transfers are intended to satisfy all of these conditions.

If a condition required under the FDIC's regulations were found not to have been met, however, the FDIC could reclaim, recover or recharacterize the seller's transfer of the receivables. If the FDIC were successful, the FDIA would limit the damages for any such repudiation to the trust's "actual direct compensatory damages" determined as of the date that the FDIC were appointed as conservator or receiver for that seller or transferor. The FDIC, moreover, could delay its decision whether to repudiate the applicable receivables purchase agreement and back-up security agreement or to reclaim, recover or recharacterize the transfer for a reasonable period following its appointment as conservator or receiver for the seller or transferor. Therefore, if the FDIC as conservator or receiver for a seller or transferor that is a bank were to repudiate the applicable receivables purchase agreement and back-up security agreement or to reclaim, recover or recharacterize the transfer, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

Advanta Business Receivables Corp. is a wholly-owned bankruptcy remote subsidiary of the bank. The certificate of incorporation of ABRC limits the nature of its business and restricts its ability to commence a voluntary case under the bankruptcy code without the unanimous consent of its directors.

If, however, ABRC or any other transferor or any seller that is not a bank became a debtor in a bankruptcy case, and if its transfer of the receivables to a transferor or the trust were construed as the grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced.

If a receiver or conservator were appointed for any seller or transferor that is a bank, or if any seller or transferor that is not a bank became a debtor in a bankruptcy case, an early payment of principal on all outstanding series of notes could result. Under the terms of the applicable receivables purchase agreement or transfer and servicing agreement, new principal receivables would not be transferred to the trust. However, the bankruptcy court, the receiver or conservator may have the power, regardless of the terms of the applicable receivables purchase agreement or transfer and servicing agreement, (a) to delay the effect of any provision under the indenture, the applicable receivables purchase agreement or transfer and servicing agreement, (b) to prevent the early payment of principal or (c) to require new principal receivables to continue being transferred.

In addition, regardless of the terms of the indenture, the FDIC as conservator or receiver for a seller or transferor that is a bank may have the power to prevent the commencement of an early amortization period or to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee's action, moreover, the FDIC as conservator or receiver for a seller or transferor that is a bank may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables. Furthermore, regardless of the terms of the transfer and servicing agreement, the FDIC as conservator or receiver for a seller or transferor that is a bank may have the power to prevent the appointment of a successor servicer or could authorize the bank to stop servicing the receivables.

If the FDIC were appointed as receiver or conservator for the servicer and no servicer default other than the appointment of the receiver or conservator has occurred, the FDIC (a) could prevent either the indenture trustee or the noteholders from appointing a new servicer, (b) could authorize the bank to stop servicing the receivables, or (c) could increase the amount or the priority of the servicing fee due to the servicer or otherwise alter the terms under which the bank services the receivables. If any of these events were to occur, payments to you could be delayed, reduced or terminated.

See "Material Legal Aspects of the Receivables -- Certain Matters Relating to Conservatorship, Receivership and Bankruptcy" in this prospectus.

Furthermore, at any time, if the FDIC were to conclude that any obligation under the trust agreement, the indenture, the transfer and servicing agreement, the receivables purchase agreement, the administration agreement or any other agreement entered into by the bank with respect to one or more series were an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the bank, the FDIC has the power to order the bank, among other things, to rescind the agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as it determines to be appropriate. If such an order were issued, payments to you could be delayed or reduced, and the bank may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the FDIC. See "Material Legal Aspects of the Receivables -- Certain Regulatory Matters" in this prospectus.

THE ACCOUNT OWNER MAY CHANGE THE TERMS AND CONDITIONS OF THE ACCOUNTS IN A WAY THAT REDUCES COLLECTIONS.

The bank and any other seller which owns accounts will have the right to change the finance charges and the other fees and charges which will be applicable from time to time on the accounts, to alter the minimum monthly payment required under the accounts and to change various other terms of its agreement with customers on the accounts. Such changes may be voluntary on the part of the owner of the accounts or may be required by law or forced by market conditions. For example, changes in applicable law, changes in the marketplace or prudent business practice might result in a determination by the bank or any other seller which owns accounts to decrease finance charges or other fees and charges for existing accounts, or to take actions which would otherwise change the terms of the accounts. Changes could also result in lower credit ratings on your notes. A decrease in the finance charges and the other fees and charges assessed on the accounts should decrease the effective yield on the accounts and could result in the occurrence of a pay out event and commencement of the early amortization period or early accumulation period. If an early amortization period occurs, you could receive an early payment of principal on your notes.

LIMITED REMEDIES FOR BREACHES OF REPRESENTATIONS COULD REDUCE OR DELAY PAYMENTS.

The transferor makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the trust portfolio, and as to the perfection and priority of the trust's interest in the receivables. However, neither the owner trustee nor the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects, compliance with the representations and warranties or for any other purpose.

If a representation or warranty relating to the receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of the seller or the transferor may claim rights to the trust assets. If a representation or warranty is violated, the transferor may have an opportunity to cure the violation. If it is unable to cure the violation within the specified time period or if there is no right to cure the violation, the transferor must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See "Description of the Notes -- Representations and Warranties" in this prospectus.

PAYMENT PATTERNS OF RECEIVABLES COULD REDUCE COLLECTIONS.

The receivables transferred to the trust may be paid at any time. The trust cannot assure the creation of additional receivables in the trust's accounts or that any particular pattern of customer payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of a pay out event for one or more series and the commencement of the early amortization period or the early accumulation period for each of those series. If a pay out event occurs, you could receive payment of principal sooner than expected. The bank's ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. In addition, changes in finance charges can alter the monthly payment rates of customers. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See "Maturity Considerations" in this prospectus.

CREDIT CARD INDUSTRY ANTITRUST LITIGATION COULD ADVERSELY AFFECT THE BANK'S BUSINESS CARD PROGRAM.

On October 9, 2001, the United States District Court for the Southern District of New York issued its decision in an antitrust lawsuit brought by the United States Department of Justice against Mastercard International, VISA U.S.A, Inc., and VISA International, Inc. The court ordered the repeal of the exclusionary policies of the associations that prevented the associations' member banks from offering credit cards of competitors (e.g., American Express(R) and Discover Card(R)). The court rejected the Justice Department's argument that the associations' "duality" policies that allow a bank to belong to both associations lessened competition. The District Court has stayed final judgment on the exclusionary policies pending appeal by the associations. On September 17, 2003, the United States Court of Appeals for the Second Circuit issued a decision that upheld the judgment of the District Court. Both Mastercard International and

VISA U.S.A., Inc. have issued public statements declaring their intentions to continue the appeals process. We are not able at this time to determine what the effect, if any, of the final judgment would be on the bank's business credit card program.

In 1996, Wal-Mart Stores, Inc. and several other retailers sued Mastercard International, Inc., VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Eastern District of New York. The suit asserts that the rules of the associations regarding the uniform acceptance of all VISA and MasterCard cards, including debit VISA and MasterCard cards, constitute an illegal tying arrangement. In April 2003, Mastercard International, Inc. and VISA U.S.A., Inc. each agreed to settle the suit before the U.S. District Court. MasterCard International, Inc. agreed to pay into a settlement fund approximately $1 billion over ten years and VISA U.S.A., Inc. agreed to pay approximately $2 billion over ten years. The associations also agreed to certain reductions in the interchange rate for debit cards and agreed to change their rules to allow merchants who accept their credit cards for payment to not accept their debit cards. In June 2003, the U.S. District Court granted preliminary approval of the settlements and a fairness hearing was held on September 25, 2003. Certain merchants, however, have opted out of the settlements.

We cannot predict the effect of the suits described above or the proposed settlement in the retailer suit on the competitive environment in the credit card industry.

THE RATING ASSIGNED TO A CLASS OF NOTES IS LIMITED.

Any rating assigned to the notes by a credit rating agency will reflect the rating agency's assessment solely of the likelihood that noteholders will receive the payments of interest and principal required to be made under the terms of the series and will be based primarily on the value of the receivables in the trust and the series enhancement provided. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Any rating can be changed or withdrawn by a rating agency at any time.

THE ADDITION OF RECEIVABLES WITH DIFFERENT CHARACTERISTICS COULD AFFECT ADVERSELY THE COMPOSITION OF THE TRUST AND REDUCE THE AVERAGE YIELD ON THE PORTFOLIO.

The transferor expects, and in some cases will be obligated, to designate additional accounts, and the receivables generated in these additional accounts will be conveyed to the trust. These may include receivables arising in accounts originated using criteria different from those which were applied to the initial accounts transferred to the trust because these accounts were originated at a later date, were part of a portfolio of accounts which were not part of the bank's portfolio as of the initial cut-off date or were acquired from another institution. Moreover, additional accounts designated at any time may not be accounts of the same type as those previously included in the trust. Consequently, the trust cannot assure you that additional accounts and the receivables generated in those accounts will be of the same credit quality as the accounts and receivables previously included in the trust. In addition, additional accounts may consist of receivables arising in revolving business credit card accounts that have different terms than the accounts previously transferred to the trust, including lower periodic finance charges and other fees and charges, which may have the effect of reducing the average yield on the portfolio of accounts included in the trust. The designation of additional accounts will be subject to the satisfaction of certain conditions, including, in the case of voluntary additions, that each rating agency that has rated the series of notes confirm in writing that the addition of receivables will not result in a reduction or withdrawal of its rating of any class.

THE NOTES ARE SOLELY LIMITED OBLIGATIONS OF THE TRUST.

The notes of any series will represent the right to receive payments of principal and interest in the amounts and at the times described in the prospectus supplement for the series. The notes will not represent an interest in or obligation of the seller, the transferor, the owner trustee, the indenture trustee or any of their affiliates and will not be guaranteed or insured by any of them. A specified percentage of collections, amounts on deposit in specified accounts and funds provided by any series enhancer will be the sole source of payment on the notes. You will not have recourse to the seller, the transferor, the owner trustee, the indenture trustee or any other entity if collections, amounts on deposit in specified accounts and funds provided by any series enhancer are insufficient or otherwise unavailable to make all payments provided for under the notes of your series.

SUBORDINATED CLASSES BEAR LOSSES BEFORE SENIOR CLASSES.

One or more classes of notes in a series may be subordinated to one or more senior classes of notes in the same series. Principal payments to the subordinated class or classes will not begin until each of the more senior classes has been paid in full. Additionally, if collections of finance charge and administrative receivables allocated to a series are insufficient to cover amounts due for that series' senior notes, the invested amount for the series might be reduced. This would reduce the amount of the collections of finance charge and administrative receivables available to the subordinated notes in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

ALLOCATIONS OF CHARGED-OFF RECEIVABLES COULD REDUCE PAYMENTS TO YOU.

The servicer will write off the receivables arising in accounts in the trust portfolio if the receivables become uncollectible. Your series will be allocated a portion of these charged-off receivables. See "Description of Series Provisions -- Allocation Percentages" and "The Seller's Business Card
Portfolio -- Delinquency and Loss Experience" in the accompanying prospectus supplement. If the amount of charged-off receivables allocated to your series of notes exceeds the amount of funds available to reimburse those charge-offs, you may not receive the full amount of principal and interest due to you. If an obligor on an account sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Material Legal Aspects of the Receivables -- Borrower Protection Laws" in this prospectus and "Description of Series Provisions -- Reallocated Principal Collections,"
"-- Application of Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in the accompanying prospectus supplement.

THE NOTE INTEREST RATE AND THE RECEIVABLES INTEREST RATE MAY RE-SET AT DIFFERENT TIMES, BE BASED ON DIFFERENT INDICES, OR BE CALCULATED IN A DIFFERENT MANNER, OR ONE COULD BE FIXED AND THE OTHER FLOATING, RESULTING IN REDUCED OR EARLY PAYMENTS TO YOU.

Some accounts may have finance charges set at a variable rate based on a designated index, for example, the prime rate. A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the interest rate charged on the accounts declines, collections of finance charge and administrative receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge and administrative receivables. This could result in delayed or reduced payments to you.

A series of notes may bear interest at a floating rate, while all or a portion of the receivables bear interest at a fixed rate. If the rate on the notes increased, collections of finance charge and administrative receivables may not support the note interest rate. This could result in delayed or reduced payments to you.

A decrease in the spread, or difference, between collections of finance charge and administrative receivables and those collections allocated to make interest payments on your notes could reduce the net portfolio yield and increase the risk of early repayment of your notes.

ISSUANCE OF ADDITIONAL SERIES BY THE TRUST MAY AFFECT THE TIMING OF PAYMENTS TO YOU.

The trust will issue additional series of notes from time to time. The trust may issue additional series with terms that are different from your series without your prior review or consent. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its then-existing rating of any class of any outstanding series. The rating agency confirmation primarily will be based on the trust's ability to pay principal by the series termination date and interest on each payment date. The rating agency confirmation will not consider how the terms of a new series could affect the timing and amounts of payments on your series.

SOCIAL, ECONOMIC AND GEOGRAPHIC FACTORS CAN AFFECT CREDIT CARD PAYMENTS AND MAY CAUSE A DELAY IN OR DEFAULT ON PAYMENTS.

Changes in business credit card use, payment patterns and the rate of defaults by customers may result from a variety of social, economic and geographic factors. Social factors include changes in confidence levels and attitudes towards incurring debt, the public's perception of the use of credit cards and changing attitudes about incurring debt and the stigma of bankruptcy. Economic factors include the rates of inflation, the unemployment rates and the relative interest rates offered for various types of loans. Moreover, adverse changes in economic conditions in states where customers are located could have a direct impact on the timing and amount of payments on the notes of any series.

The acts of terrorism which occurred in the United States on September 11, 2001 had a significant impact on the overall economy in the United States, including declines in business travel and entertainment spending since September 11, 2001. The ongoing effect of these events and of other terrorist acts on the U.S. economy and business spending is unclear. We cannot predict how these or other factors will affect business credit card use, payment patterns and remittance practices. Political and military actions in response to these events and other terrorist acts and the impact of those actions on credit card use, payment patterns and remittance practices are also unclear. In addition, existing and future legislation may affect the incurrence of debt and payment of credit card balances. In particular, under the Soldiers' and Sailors' Civil Relief Act of 1940, members of the military, including reservists, on active duty who have entered into obligations, such as incurring credit card debt, before being called to active duty may be entitled to reductions in interest rates to a cap of 6% and a stay of collection efforts. We have no information at this time concerning how many accounts in the trust portfolio may be affected by the limitations and restrictions of the Soldiers' and Sailors' Civil Relief Act.

We cannot predict how any of these or other factors will affect repayment patterns or credit card use and, consequently, the timing and amount of payments on your series. Any reductions in the amount or timing of interest or principal payments will reduce the amount available for payment on the notes of such series.

     This prospectus uses some defined terms. You can find a glossary of terms under the caption "Glossary of Terms for Prospectus" beginning on page 82 in this prospectus.

                                   THE ISSUER

     Advanta Business Card Master Trust is a common law trust created under the laws of the State of Delaware. It is operated under a trust agreement, dated as of August 1, 2000, between ABRC, as transferor, and Wilmington Trust Company, as owner trustee. Advanta Business Card Master Trust is called the "ISSUER" or the "TRUST" and Wilmington Trust Company, in its capacity as owner trustee of the issuer, is called the "OWNER TRUSTEE."

     The activities of the issuer are limited to:

     - acquiring, owning and managing the trust assets and the proceeds of those assets;

     - issuing and making payments on the notes; and

     - engaging in related activities.

     As a consequence, the trust is not expected to have any need for, or sources of, capital resources other than the trust assets.

     The bank, in its capacity as "ADMINISTRATOR," under the administration agreement, dated as of August 1, 2000, between the administrator and the trust, will provide the notices and perform on behalf of the trust certain other administrative obligations required by the transfer and servicing agreement, the indenture and the indenture supplement for each series, and will be compensated for acting as the administrator.

     The trust's principal offices are in Delaware, in care of Wilmington Trust Company, as owner trustee, at the following address: Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

     The transferor will pay the fees of the owner trustee and will reimburse it for certain liabilities and expenses.

                              ADVANTA BANK CORP.,
                       ADVANTA BUSINESS RECEIVABLES CORP.
                               AND ADVANTA CORP.

     Advanta Bank Corp. is a Utah-chartered industrial loan corporation. The bank is a depository institution subject to regulatory oversight and examination by both the FDIC and the Utah Department of Financial Institutions. Under its banking charter, the bank is permitted to make consumer and commercial loans and to accept all FDIC insured deposits with the exception of demand deposits (checking accounts). The bank is a wholly-owned subsidiary of Advanta
Corp. Advanta Corp. is a publicly-traded company based in Spring House, Pennsylvania and its stock is listed on the NASDAQ as ADVNA and ADVNB.

     The principal executive office of the bank is located in Draper, Utah.

     Advanta Business Receivables Corp. is a corporation incorporated under the laws of the State of Nevada in May, 1996. The articles of incorporation of ABRC limit its purpose and activities to reduce the likelihood that a bankruptcy petition will be filed concerning it. An entity which is structured in this manner is frequently called bankruptcy remote. All of ABRC's issued and outstanding shares of common stock are owned by the bank.

     The principal executive office of ABRC is located in Reno, Nevada.

                      THE BANK'S BUSINESS CARD ACTIVITIES

BUSINESS OVERVIEW

     The receivables conveyed initially and to be conveyed in the future by the transferor to the trust pursuant to the transfer and servicing agreement have been and will be generated from transactions made by holders of selected MasterCard(R)* and VISA(R)* business credit card accounts. MasterCard and VISA both license banks and other financial institutions, such as the bank, to issue credit cards using their respective marks and interchange networks.

     The bank offers business credit cards to small businesses using targeted direct mail, the Internet and telemarketing solicitation of potential customers. The bank also uses event marketing, to a limited extent, as another solicitation channel. Each business credit card account opened by the bank is funded by the bank, and each credit card (an "ADVANTA BUSINESS CARD") relating to a business credit card account is issued by the bank.

     The bank's objective is to use an information-based strategy to continue to prudently grow its business. The bank has experience and expertise in analyzing the credit behavior and characteristics of both consumers and small businesses, and has developed an extensive database of customer information and attributes. This information, in conjunction with proprietary credit scoring, customer segmentation, targeting and other sophisticated analytical models, is used to market the bank's products to prospective customers. The bank measures the expected behavior of prospects through an integrated analysis of a prospect's responsiveness, creditworthiness and expected transaction volume. Customer segments and models are continually validated, based on actual results from marketing campaigns. The bank uses this information to refine and improve its analytical assumptions and customer segmentation. The information the bank gathers and analyzes allows it to market directly to specific customer segments, target prospects effectively, anticipate customer needs, and customize its pricing and products to meet those needs.

     The bank's primary product is a MasterCard business credit card. The bank also offers a limited number of VISA business credit cards. The business credit cards provide the bank's customers with access, through merchants, banks and ATMs, to an instant unsecured revolving business credit line. Under the terms of the cardholder agreements, the bank's business cards may be used for business purposes only. Creditors, such as the bank, who participate in the MasterCard and VISA associations receive certain fees, called "INTERCHANGE," as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to account billing.

     The bank offers a number of benefits that it believes are important to small business owners including:

     - additional cards for employees at no fee with the ability to set individual spending limits;

     - on-line detailed expense management reports that categorize purchases and itemize charges for record keeping and tax purposes;

     - customized cards with the cardholder's business name displayed on the front of the card and customized business checks; and

     - free on-line account management.

---------------

* MasterCard(R) and VISA(R) are registered servicemarks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

The bank's business credit card also offers free auto rental insurance, free purchase protection service for a specified time period and several free emergency assistance and referral services.

     The bank offers rewards programs on some of its business credit cards. Under the rewards programs, the cardholder may receive bonus miles that can be redeemed for air travel, cash rebates and/or other rewards, based on net purchases charged on their business credit card account. The cost of these ancillary card benefits is borne by the bank, not by the trust. The bank expects to continue to expand its business credit card product offerings and to look for innovative ways to tailor products to the unique needs of small businesses.

     The interest rates and credit line sizes offered on the bank's credit card accounts vary and are generally determined based upon the credit history and creditworthiness of the business and the signing individual who is an owner or authorized officer of the business (the "SIGNING INDIVIDUAL"). This signing individual and the business he/she owns, or is authorized to sign for, are jointly and severally liable for all transactions on the account. The signing individual is personally liable for amounts due to the bank that the business does not pay. The interest rate charged on the bank's credit card accounts is generally a variable rate based on a LIBOR (London Interbank Offered Rate) or a Prime Rate index. In most cases, the interest rate will change with changes in LIBOR or the Prime Rate, as applicable, and is subject to a minimum below which the interest rate cannot fall.

     Some data processing and administrative functions associated with the servicing of the portfolio of credit card accounts originated by the bank (the "ADVANTA BUSINESS CARD PORTFOLIO") are currently performed on behalf of the bank by First Data Resources, Inc. ("FDR"). See "-- Key Outside Supplier Relationships." If FDR were to fail or become insolvent, delays in processing and recovery of information about charges incurred by cardholders could occur. The replacement of the services that FDR now provides to the bank could be time-consuming. As a result, delays in payments to noteholders of each series outstanding at that time could occur.

ORIGINATIONS

     The bank originates, directly and through the use of third parties, substantially all of its business credit card accounts using direct marketing techniques, including direct mail of applications to prospective customers inviting them to apply, direct mail and telemarketing solicitations of prospective customers whose creditworthiness was prescreened, and applications taken over the telephone or through the Internet from prospective customers. The bank also uses event marketing, to a limited extent, as another solicitation channel to market its business credit cards to small businesses at industry trade shows and other forums.

     The bank prescreens some potential applicants to identify those who meet its target market profile. The information used in the prescreening process is compiled by external credit reporting agencies and includes general demographic and credit information. The bank also identifies prospects from compiled small business lists. The bank then uses targeted direct marketing programs, primarily direct mail and telemarketing, to reach its prospective customers. The bank also mails solicitations periodically, offering potential applicants the invitation to apply for a MasterCard or VISA business card. Interested applicants may return applications to the bank via mail, telephone or the Internet. Upon receipt, an applicant's data is input into the bank's database and is subject to the bank's verification process. Through the use of proprietary models, the bank scores applicants to determine creditworthiness. If an applicant is approved, an account is established and a fulfillment package including the card and an account agreement is sent via mail directly to the customer. On the face of the card is the name of the customer's business, card account number and expiration date. If an applicant is declined, typically due to a poor credit history or lack of complete or accurate credit information, a written notice to that effect is issued.

     In an effort to expand the bank's customer base, the bank has formed strategic relationships with third parties whose customers or membership fit the bank's target market profile. These third party relationships take the form of joint ventures or other strategic alliances with companies and associations having portfolios of small business customers or members. The bank may also choose to pursue selective bulk portfolio acquisitions, provided the cardholders to be acquired fit the bank's desired small business customer profile.

     By using the bank's cards, its cardholders agree to be bound by the terms and conditions of the account agreement. Under each account agreement, the bank, or its successor, reserves the right, upon notice to the customer, to change or terminate any terms, conditions, services or features of its accounts at any time, including increasing or decreasing interest rates, finance charges, other fees and charges or minimum payment terms. The agreement also provides that any such changes may, after notice, apply to outstanding balances as well as to future transactions.

     Cardholders may use the credit card for business-purpose purchases, balance transfers and cash advances. Cardholders make purchases by using the credit card to buy goods or services from retailers, service providers and other vendors. Cardholders may draw against their credit lines by transferring business-purpose balances owed to other creditors to their Advanta Business Card account. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine, when the cardholder uses special drafts issued by the bank to draw against the cardholder's credit line, or when the cardholder purchases items which can be reasonably assumed to be substitutes for cash.

     When a cardholder uses a credit card issued by a bank (a "MEMBER BANK") under contract with MasterCard or VISA, the seller of goods or services or the provider of cash advances generally sells the resulting receivable to that seller's/provider's merchant bank, which in turn sells the receivable (generally indirectly, through a clearing corporation and its agent bank) to the member bank that issued the credit card for an amount equal to the face amount of the receivable less interchange and other fees. The member bank is generally required by its contracts with MasterCard and VISA to purchase and pay daily for all receivables generated by use of credit cards issued by it. If a member bank were to fail to perform these obligations, MasterCard or VISA would have the right to cancel the credit cards issued by that bank.

COMPETITION

     The bank credit card industry is highly competitive. As both traditional and new credit card issuers seek to expand or to enter the market there is increased competitive use of advertising and target marketing. There is also increasing pricing competition with respect to both interest rates and annual cardholder fees. The bank issues Master Card and VISA credit cards to small business customers nationwide, competing with certain money center banks and other large nationwide issuers, as well as with regional and local banks, savings and loan associations and other depository institutions. Many of these competitors have sizeable branch systems through which credit cards are marketed to the institution's customer base, and these competitors may have greater capital resources and a larger depositor base than the bank. Certain major credit card issuers assess finance charges for selected portions of their portfolios at rates significantly lower than the rates currently being assessed on the accounts designated to the trust. The bank has responded to this increased competition primarily by marketing cards with promotional pricing, in some cases with low or zero percent introductory rates, to a target market of small businesses. See "-- Business Overview."

UNDERWRITING PROCEDURES

     The bank has developed sophisticated modeling techniques for assessing the creditworthiness of applicants. Through the application process, the bank verifies the applicant's identification information and collects available information relevant to the applicant's business, including current sales and income statistics. This information, coupled with credit reports received from external credit reporting agencies, ultimately forms the basis for the bank's decision to extend credit. Using a proprietary credit scoring system and other statistical techniques, the bank evaluates common applicant characteristics and their perceived correlation to credit risk. Periodically, the bank's scoring models are updated to maintain and enhance their predictability.

     Starting in June 2003, the bank initiated the reporting of account information on its business customers to an external business credit agency. The bank also has the right to report its signing individual's credit behavior to consumer credit bureaus and may elect to report to these bureaus in the future in the event these persons fail to perform their obligations, as joint borrowers, under the bank's account agreements.

     The bank's senior credit committee, of which the bank's chief credit officer is chairman, is responsible for overseeing credit policy, which includes developing and approving credit policies, and recommending material changes to the credit policies to the bank's board of directors. Policy recommendations may originate from business unit personnel, credit administration or risk management personnel. The bank's board of directors approves all credit-related policies and any material changes to those policies. Policies by which the credit process is managed are reviewed and approved by the board of directors on at least an annual basis. Included in this review are the bank's policies on items such as underwriting, loan monitoring and problem loan management.

     The bank currently uses a set of credit risk scoring models to predict the creditworthiness of the signing individual. These models use several predictive attributes to predict the probability of default--defined as 90 days past due in an 18 month period--of the signing individual and the business. One predictive indicator is the FICO score of the signing individual. The FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Although Fair, Isaac & Company discloses only limited information about the variables it uses to assess credit risk, the bank believes they include, but are not limited to, debt level, number of credit experiences, delinquency experience and utilization level of available credit. The bank believes that the FICO score, as a measure of credit risk, has only limited value in assessing the small business market because it does not capture all relevant information relating to applicants' businesses. The bank also uses a business risk segmentation model to assess the credit risk of the business. Both the signing individual risk model score and business risk model score are combined for analysis to produce a credit line assignment decision for each applicant.

     From April 2002 through October 2002, the bank assigned credit lines based on a combination of underwriting risk score and applicable product offer. The underwriting risk score together with the applicable product offer were key determinants of credit line assignment. In general, those in the lowest risk score band reflecting the highest degree of credit risk received lower credit lines than those in the higher credit risk score bands reflecting lower degrees of credit risk. Credit line assignments expanded for competitively priced offers and for "reward" products, due to the better performance that these products had produced historically for the bank. At the point of approval of an applicant, the bank's profile of that applicant was limited to the information outlined above, including the FICO score of the signing individual and, if available, limited historical business information. Once the applicant became an account holder, the bank compiled information regarding the account behavior and used this information to maintain and update its performance database. The bank's management believed that this information regarding actual account performance and actual behavior over time became a highly reliable indicator of future performance and therefore diminished the relevance of the criteria initially used to score applicants. Hence, the bank periodically re-scored the signing individual of the business, who is a joint borrower on the account, based on all of the information the bank had accumulated, and used this information to evaluate and potentially adjust both the interest rate and the credit line size offered to the business.

     Starting in April 2001 and continuing through March 2002, the bank's scoring system was modified to differentiate between revolvers (customers who maintain account balances on which finance charges are assessed) and transactors (customers who pay their balances in full each month). This updated scoring system allowed the bank to more accurately assess the likely profitability of an account by acknowledging the differences in behavior and profitability between revolvers and transactors. The differences between these two groups called for different treatments in assigning credit lines and pricing on the account. Generally, higher credit lines were assigned for the revolver segment where the incremental line would most likely be used. Higher account interest rates were generally assigned to revolvers in this updated system, as compared to the original scoring system, and lower interest rates were assigned to the transactor segment in an effort to encourage balance-building behavior. This updated system also introduced a purchase volume score that allowed the bank to better segment and predict those customers who would likely be revolvers but maintain smaller revolving account balances, and assign them the appropriate size credit lines and pricing.

     From August 1999 through March 2001, the bank's scoring system included an underwriting risk score and a revolving balance score. The underwriting risk score was a measure of perceived credit risk or potential for default, as previously described. The revolving balance score measured the expected potential balance of an account or the propensity for a customer to maintain an on-going account balance on which finance charges could be assessed. This score, together with the underwriting risk score, were key determinants of overall profitability. Using this two-score technique, the bank was able to identify those actual and potential applicants who presented low risk but also were not likely to maintain an account balance, engage in regular card use, or otherwise contribute to the bank's profitability. Likewise, it allowed the bank to include potential applicants who presented moderate risk, but who also were likely to maintain an account balance and contribute to the bank's profitability. Traditionally, these applicants may have been excluded using only credit risk criteria.

PRICING

     All of the bank's accounts are assigned annual interest rates which are either fixed rates or variable rates that adjust from time to time according to an index. An account may have promotional pricing including an introductory period during which a low or zero percent rate is charged for some or all types of account transactions. In such instances, the introductory rate is converted to a higher rate at the end of the introductory period.

     The bank continually tests various pricing and reward strategies. The bank's pricing and reward strategies include a combination of promotional pricing and cashback or other rewards and/or rebates, including travel rewards, based on spending levels. The level of cashback rewards may also vary by type of transaction. The bank's offers are subject to verification of information provided by the potential cardholder through the application process.

     The bank offers primarily variable rate credit card accounts. The periodic interest rates assessed on most of these accounts are indexed to LIBOR or the Prime Rate, plus an add-on percentage or spread. In most cases, the rate will change with changes in LIBOR or the Prime Rate, as applicable, and is subject to a minimum below which the rate cannot fall. In addition, the rate may vary depending on the type of transaction. For example, cash advances are generally subject to higher interest rates than merchandise purchase transactions.

     With notice, the bank may re-price any account at its discretion, based upon a variety of factors indicating risk of future nonpayment, such as changes in a customer's credit standing. The credit line size also may be adjusted up or down based on continual credit monitoring. To discourage delinquent payments, the bank uses "penalty pricing" and automatically increases the interest rate assessed on any account that becomes in default in accordance with the terms of the applicable account agreement. The amount of the automatic increase may vary, but typically 3% or more is added to the existing interest rate on an account.

INTERCHANGE

     Creditors, such as the bank, who participate in the MasterCard and VISA associations receive certain fees, called "INTERCHANGE," as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to account billing. Under the MasterCard and VISA systems, a portion of interchange in connection with cardholder charges for goods and services is passed from banks that clear the related transactions to the cardholders' card-issuing banks. MasterCard and VISA set interchange fees annually based on the number of credit card transactions and the amount charged per transaction. To the extent set forth in the indenture supplement for a particular series of notes, the bank's collections of finance charge and administrative receivables allocable to that series for any monthly period will be deemed to include any interchange allocated to those receivables.

OPERATIONS

     The bank's operations are organized and designed to support rapid product introduction and customer portfolio growth. The bank uses internal and external resources to support various functions in an effort to achieve operational efficiencies in the most cost-effective manner. The bank's operations management team provides management oversight for those functions that are outsourced. The key functional components of the bank's operations are as follows:

     - Customer Service and Support

     The bank maintains several channels of communication for its customers, including a toll-free phone number, e-mail, postal and facsimile services. The quality of the bank's customer service is periodically reviewed through, among other things, monitoring of customer contacts. In addition, the bank leverages numerous technology solutions to manage key performance indicators and to increase efficiencies and reduce costs. The bank maintains multi-site contact centers in Horsham, Pennsylvania and Draper, Utah. Each contact center is managed as a virtual call center so that functions can be performed seamlessly regardless of geographic location. Customer contacts are distributed across these sites based on service level objectives.

The bank's strategy is to maximize every contact opportunity to provide best in class service to its customers and to create customer loyalty. The customer service function works closely with other functions across the organization to achieve seamless service and problem resolution.

     - Delinquencies and Collections

     Each account is billed monthly on a statement date which occurs on or about the same day of each month. An account is "contractually delinquent" if the minimum payment indicated on the billing statement is not received before the next statement date. The bank maintains multi-site collection centers in Gibbsboro, New Jersey and Draper, Utah. Efforts to collect contractually delinquent credit card receivables currently are made by the bank's personnel or its designees. Collection activities include statement messages, letters and telephone calls.

     Collection personnel initiate telephone contact with delinquent customers as early as the first day the customer becomes contractually delinquent. Based on the use of behavioral scoring and adaptive control techniques, the bank determines the timing of the collection activity to be implemented for each account. The objective is to contact highest risk accounts first. If initial telephone contact fails to resolve the delinquency, the bank continues to contact the customer by telephone and by mail. Although such arrangements are made infrequently, the bank may also enter into arrangements with customers to extend or otherwise change payment schedules.

     Delinquency levels are monitored by management of the collections and credit departments, and information is reported daily to senior management of the bank. Credit card accounts are charged off no later than the end of the month in which they become past due 180 cumulative days from the contractual due date.

     After an account has been charged off, if the customer has not declared bankruptcy, the account is generally referred to an outside collection agency. For fraudulent activity, the bank charges off the relevant portion of a credit card account no later than 90 days after discovery or within the contractual charge-off time frames stated above, whichever is shorter. If customers declare hardship or enter consumer credit counseling, the bank will charge off affected accounts at 120 days past due. The accounts of obligors, whether the business or the signing individual, who declare bankruptcy are charged off within 60 days of receipt of notification of filing from the bankruptcy court, or within the time frames adopted in the FFIEC Uniform Retail Credit Classification and Account Management Policy, whichever is shorter. Once an account is charged off, it cannot revert to non-charged-off status, unless the charge-off was an operational error.

     Efforts to collect on delinquent and charged-off accounts are generally made by the bank's collection group and supplemented in certain cases by external collection agencies. The credit evaluation, servicing and charge-off policies and collection practices of the bank may change from time to time in accordance with its business judgment and applicable laws and regulations.

     - Interest Accrual

     Prior to October 1, 2002, the billing and recognition of interest and fees was discontinued when the related receivable became 90 days past due or when the account was classified as fraudulent, bankrupt, deceased, hardship or credit counseling. Effective October 1, 2002, the bank continues to bill and recognize interest and fees on accounts when they become 90 days past due, and an additional allowance for receivable losses is established for the additional billings estimated to be uncollectible through a provision for interest and fee losses. The billing and recognition of interest and fees is still discontinued when the account is classified as fraudulent, bankrupt, deceased, hardship or credit counseling. Provisions for interest and fee losses are recorded as direct reductions to interest and fee income.

     - Billing and Payments

     FDR, a leading service bureau to the credit card industry, performs certain core processing services for the bank. These services include authorizing transactions, performing billing and settlement processes and generating monthly billing statements.

     FDR, as the bank's service bureau, generates and mails to customers monthly statements summarizing account activity. Activity on an account during a billing period can take the form of (a) a balance at the end of the period (b) a purchase, balance transfer, cash advance or other transactions during the period, (c) a payment (complete or partial) during the period, and/or (d) a charge assessed during the period. Customers can pay balances in full each month or pay in installments. If they elect to pay in installments, they are required to pay at least the minimum payment shown on the billing statement.

     Generally, the bank's cardholder agreements define the minimum payment due as the sum of (1) 2.25% of the outstanding balance on the account (rounded to the nearest whole dollar) or $10, whichever is greater, plus (2) any amount that is past due, plus (3) any newly-accrued fees or charges the bank elects to include. However, if the finance charges assessed for a given month plus any newly-accrued fees or charges the bank elects to include are greater than 2.25% of the outstanding account balance, the minimum payment due will be the sum of
(1) those assessed finance charges for that month plus any newly-accrued fees or charges the bank elects to include, plus (2) any amount that is past due, plus
(3) $2. This alternative calculation is intended to minimize negative amortization on certain high-rate accounts. If the new balance is less than $10, then only the balance is due. Finance charges are assessed during any period when there is an outstanding account balance. Application of payments to the various components of any amounts due will be at the bank's discretion, subject to contractual, legal and regulatory requirements, and may vary from time to time and may include, among other things, application of payments to fees, finance charges and insurance premiums before principal amounts, and to components bearing lower interest rates before components bearing higher interest rates.

     The bank offers cards to customers with and without an annual fee. The bank can also assess miscellaneous transaction fees, including cash advance, balance transfer, late and over-limit charges, returned check, returned draft, and draft stop payment charges, all as provided in the bank's cardholder agreements.

KEY OUTSIDE SUPPLIER RELATIONSHIPS

     The bank uses a variety of services, in addition to those referred to above, provided by FDR in originating and servicing its accounts. These services include issuing credit card plastics and new account agreements, data management, fraud management and payment processing. Any interruption, deterioration or termination of these services could adversely affect the bank's business operations and reputation. FDR is located in Omaha, Nebraska and is a subsidiary of First Data Corp.

     The bank contracts with a major third-party financial institution to process customer payments. The payments are received at a centralized post office box and delivered to a processing center. The processing center processes the work Monday through Saturday and deposits the payments into the bank's account. Payments are transmitted to FDR to post to the customers' accounts. Customers also have the ability to make account payments via electronic

Automated Clearing House ("ACH") transactions. These payments can be initiated through the bank's website or over the phone with a bank representative. Payment requests are confirmed in the system and initiated through the ACH network, through which payments post to the customers' accounts and funds are drawn from customers' previously-identified banks.

     The bank depends on data provided by the three consumer credit bureaus, Equifax, Experian, and Trans Union. Additionally, credit and marketing decisions are based on business information provided by Dun & Bradstreet and Experian. While the three consumer credit bureaus are largely interchangeable, the business data provided by Dun & Bradstreet and Experian are unique. Inability to access information from Dun & Bradstreet or Experian could adversely impact the bank's ability to make credit decisions and market its business card products.

CREDIT CARD ASSOCIATION RELATIONSHIPS

     MasterCard and VISA license banks to issue credit cards using their marks and to use their interchange networks. The bank is licensed to issue both MasterCard and VISA business credit cards.

                              THE TRUST PORTFOLIO

     The assets of the trust include receivables generated through accounts selected from the Advanta Business Card Portfolio owned by the bank or accounts owned by another seller affiliated with the bank the receivables of which have been transferred to the trust. These designated accounts are called the "TRUST PORTFOLIO." In addition to the receivables in the trust portfolio, the trust assets include:

     - all monies due or to become due in payment of these receivables;

     - all proceeds of these receivables;

     - all proceeds of any credit insurance policies relating to these receivables;

     - any recoveries allocable to the trust because of these receivables;

     - interchange, if any, allocated to your series of notes, as described in the prospectus supplement for your series;

     - all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

     - proceeds of any series enhancement, as described in the prospectus supplement for your series of notes; and

     - proceeds of any derivative contracts, consisting of interest rate swaps, currency swaps, credit swaps, interest rate caps or instruments, called bankruptcy options, under which a counterparty assumes the risk of an increase in bankruptcies in exchange for payment, each such contract between the trust or a transferor and a counterparty, as described in the prospectus supplement for your series of notes.

     Receivables in the trust consist of:

     - "PRINCIPAL RECEIVABLES," which are amounts charged by cardholders for merchandise, services, cash advances and balance transfers; and

     - "FINANCE CHARGE AND ADMINISTRATIVE RECEIVABLES," which are periodic finance charges, and annual membership fees and service charges, late fees, over-limit fees, cash advance fees, and all other fees and charges on accounts designated by the transferor to be included as finance charge and administrative receivables, and any other amounts, other than principal receivables, designated by the transferor to be "finance charge and administrative receivables."

     The trust considers net recovery amounts for defaulted receivables, called "RECOVERIES," as collections of finance charge and administrative receivables.

     Initially, a group of accounts were selected on August 1, 2000 (the "INITIAL CUT-OFF DATE") and designated to the trust. These accounts are the "INITIAL DESIGNATED ACCOUNTS." On numerous dates since then and on dates hereafter (each, an "ADDITIONAL CUT-OFF DATE"), additional accounts have been and may be designated for inclusion in the trust. The initial cut-off date and each additional cut-off date are called "CUT-OFF DATES" in this prospectus. The initial designated accounts and any additional accounts designated for inclusion in the trust must meet eligibility criteria set forth in the transfer and servicing agreement. Existing receivables in the initial designated accounts have been conveyed to the trust. Additional receivables arising from time to time in the initial designated accounts or additional accounts designated for inclusion in the trust will also be conveyed to the trust. Receivables conveyed to the trust must also meet eligibility criteria set forth in the transfer and servicing agreement. If receivables conveyed to the trust are found to have been ineligible when created or designated for inclusion, the transferor that transferred those receivables must accept retransfer of those receivables back to it.

     The transferor has the right, and may be required to, designate additional accounts for inclusion in the trust portfolio or may elect to automatically designate additional accounts, as described under "Description of the Notes -- Addition of Trust Assets" in this prospectus.

     The transferor also has the right to remove accounts from the trust portfolio, as described under "Description of the Notes -- Removal of Accounts" in this prospectus. If the transferor does so, the trust will reconvey all receivables in these removed accounts, whether existing or to be created, to the transferor that transferred those receivables.

     When the trust issues a new series of notes, the transferor will represent and warrant to the trust that, as of the closing date for the new series, the accounts designated to the trust met the eligibility criteria set forth in the transfer and servicing agreement at their time of designation. See "Description of the Notes -- Representations and Warranties" in this prospectus for more information on eligibility criteria for accounts and receivables.

     The prospectus supplement relating to each series of notes will provide certain information about the trust portfolio as of the date specified. This information will include:

     - the amount of principal receivables;

     - the amount of finance charge and administrative receivables;

     - the range and average of balances of the accounts;

     - the range and average of credit limits of the accounts;

     - the range and average of ages of the accounts;

     - the geographic distribution of the accounts; and

     - delinquency statistics relating to the accounts.

                            MATURITY CONSIDERATIONS

     Following its revolving period, each series of notes is expected to begin to accumulate principal or begin to distribute principal to noteholders. The accompanying prospectus supplement describes the conditions under which an accumulation or amortization period will begin for your class of notes.

     Principal will accumulate in a principal funding account if your series features controlled accumulation or early accumulation and one of these accumulation periods begins. As described in the accompanying prospectus supplement, during controlled accumulation on each payment date an amount of principal, up to the amount specified, will be set aside in the principal funding account. If a pay out event occurs and your series features early accumulation, the full amount of principal available to your series will be deposited in the principal funding account, up to the amount specified in the related prospectus supplement. This accumulated principal will be paid to you on the Expected Principal Payment Date for your class of notes, or earlier if an early amortization period begins before your Expected Principal Payment Date. Note that although your series may feature an accumulation period, your class of notes might not make use of it.

     Principal will be paid to you in increments, up to the amount specified in the accompanying prospectus supplement, if your series features controlled amortization and this period begins. Your class of notes might also begin to pay principal to you if the accompanying prospectus supplement specifies that your class will begin early amortization. Early amortization will begin for all classes of your series when a pay out event occurs. During any amortization period, principal will be paid to you only on a payment date.

     If the series described in the accompanying prospectus supplement features multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do.

     The trust cannot assure you that principal will be available when expected, either to accumulate or to pay to you. The Expected Principal Payment Date for your class of notes is based upon assumptions about payment rates on the receivables, as detailed in the accompanying prospectus supplement. The trust cannot assure you that these payment rate assumptions will be correct. Payment rates depend on collections of receivables. Collections can vary seasonally and are also affected by general economic conditions and the payment habits of customers. The accompanying prospectus supplement will provide historical payment rates, total charge-offs and other information relating to the Advanta Business Card Portfolio. The trust cannot assure you that future events will be consistent with this historical performance. The life of your notes might be longer than expected if principal is collected more slowly. The accompanying prospectus supplement may provide that if the principal payment rate falls below a specified level, a pay out event will occur. The occurrence of any pay out event may substantially shorten the average life of your notes.

                                USE OF PROCEEDS

     The net proceeds from the sale of each series of notes the trust offers by this prospectus and the accompanying prospectus supplement will be used by the trust for the purposes, if any, described in the accompanying prospectus supplement. Any remaining proceeds will be paid to the relevant transferor. The transferor will use those proceeds to pay the relevant seller the purchase price of the receivables transferred to it and to pay its other expenses. The seller will use the proceeds received from the transferor to provide liquidity for anticipated future asset growth and for its general corporate purposes.

                            DESCRIPTION OF THE NOTES

     The notes will be issued in series. Each series will represent an obligation of the trust. Each series of notes will be issued under the indenture, as supplemented by an indenture supplement, in each case entered into by the trust and the indenture trustee. The following summaries describe the material provisions common to each series of notes. The accompanying prospectus supplement gives you additional information specific to the notes of your series. The summaries are qualified by reference to all of the provisions of the transfer and servicing agreement, the indenture and the related indenture supplement.

GENERAL

     The notes will be secured by and paid from the assets of the trust. Each series will be allocated collections of principal receivables, finance charge and administrative receivables and defaulted receivables based on a specified percentage called the "INVESTOR PERCENTAGE." The Investor Percentage will be set forth in the related prospectus supplement. The Investor Percentage will be based on the Invested Amount for a series.

     The "INVESTED AMOUNT" for a series on any date will be equal to:

     - the initial outstanding principal amount of that series of notes as of the closing date for that series (increased by the principal balance of any notes of that series issued after the closing date for that series); minus

     - the amount of principal paid to noteholders of that series prior to that date; minus

     - the amount of unreimbursed Investor Charge-Offs and reallocated principal collections for notes of that series prior to that date.

If specified in the prospectus supplement for any series of notes, under certain circumstances the Invested Amount may be further adjusted by the amount of principal allocated to noteholders, the funds on deposit in any specified account, and any other amount specified in the accompanying prospectus supplement.

     Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each payment of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

     - amounts allocated to principal payments;

     - maturity date;

     - interest rate; and

     - availability and amount of series enhancement.

     Payments of interest and principal will be made on payment dates to noteholders in whose names the notes were registered on the business day prior to any payment date, unless a different record date is specified in the accompanying prospectus supplement. Interest will be paid to noteholders in the amounts, for the periods and on the dates specified in the accompanying prospectus supplement.

     The transferor initially will own the "TRANSFEROR BENEFICIAL INTEREST" which is an undivided beneficial interest in the trust and which represents the right to receive all cash flows from the trust assets not required to make payments on the notes or to be paid to a series enhancer. We call the amount of those cashflows the "TRANSFEROR INTEREST." The holder of the Transferor Beneficial Interest, subject to certain limitations, will have the right to a percentage, called the "TRANSFEROR PERCENTAGE," of all customer payments from the receivables in the trust. The Transferor Beneficial Interest may be transferred, in whole or in part, subject to certain limitations and conditions described in the trust agreement and in a transaction exempt from the registration requirements of the Securities Act of 1933. At the discretion of the transferor, the Transferor Beneficial Interest may be held either in an uncertificated form or in the form of a certificate representing the Transferor Beneficial Interest, called a "TRANSFEROR CERTIFICATE." See "-- Certain Matters Regarding the Transferor and the Servicer" in this prospectus.

     During the revolving period, the Invested Amount of a series will remain constant except under certain limited circumstances. See "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the Invested Amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for payment, to the noteholders. As a result, the Transferor Interest will generally increase to reflect reductions in the Invested Amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The Transferor Interest may also be reduced as the result of new issuances. See "-- Issuance of Additional Series" and "-- Issuance of Additional Notes" in this prospectus.

SECURITIES DEPOSITORY

     Generally, notes offered through this prospectus and the accompanying prospectus supplement:

     - will be represented by notes registered in the name of a DTC nominee;

     - will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

     - will be available for purchase in book-entry form only.

     The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

     DTC has informed the transferor that initially its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, called a "NOTE OWNER," you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to payments, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for payment or delivery to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

     The accompanying prospectus supplement may state that application will be made to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

BOOK-ENTRY REGISTRATION

     Following is a description of the form your notes will take. We also describe how your notes may be transferred and how payments will be made to you.

     The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. The transferor has not independently verified the accuracy of this information.

     You may hold your notes through DTC in the U.S., Clearstream Banking or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

     Cede & Co., as nominee for DTC, will hold the global notes. Clearstream Banking and Euroclear will hold omnibus positions on behalf of the Clearstream Banking customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries collectively called the "DEPOSITARIES," which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream Banking customers and Euroclear participants will occur in the ordinary way in accordance with their rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking customers and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Banking customer or Euroclear participant on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

     Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through participants and indirect participants. In addition, note owners will receive all payments of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as such term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its notes, may be limited due to the lack of a physical certificate for its notes.

     DTC has advised the transferor that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised the transferor that it will take such actions with respect to specified percentages of the notes only at the direction of and on behalf of participants whose holdings include interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other interests to the extent that such actions are taken on behalf of participants whose holdings include such interests.

     Clearstream Banking is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Banking customers through electronic book-entry changes in accounts of Clearstream Banking customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Banking in over 30 currencies, including United States dollars. Clearstream Banking provides to its Clearstream Banking customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream Banking is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Banking customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of notes. Indirect access to Clearstream Banking is also available to other institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in over 30 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules and laws govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Payments with respect to notes held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Clearstream Banking or the Euroclear operator will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream Banking customer or Euroclear participant only in accordance with its rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

     Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Banking and

Euroclear, they are under no obligation to perform or continue to perform those procedures. Those procedures may be discontinued at any time.

DEFINITIVE NOTES

     Notes issued in fully registered, certificated form are called "DEFINITIVE NOTES." The notes of each series will be issued as definitive notes to note owners or their nominees, rather than to DTC or its nominee, only if:

     - the transferor advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series of notes, and the indenture trustee or the transferor is unable to locate a qualified successor;

     - the transferor at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

     - after the occurrence of a servicer default, note owners representing more than 50% (or another percentage specified in the accompanying prospectus supplement) of the then-outstanding principal amount of the notes of that series advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the note owners.

     If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the indenture trustee will issue the notes as definitive notes, and thereafter the indenture trustee will recognize the holders of those definitive notes as noteholders under the indenture.

     Payment of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the definitive notes were registered at the close of business on the record date. Payments will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. The final payment on any note (whether definitive notes or the notes registered in the name of Cede & Co. representing the noteholders) will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final payment to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final payment.

     Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of twenty days preceding the payment date for any payment on those definitive notes.

INTEREST PAYMENTS

     For each series of notes and each class, interest will accrue from the relevant closing date on the applicable outstanding principal balance at the applicable interest rate. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. Interest will be paid, or deposited for later payment, to noteholders on the payment dates.

     Interest payments or deposits on any payment date will be funded from:

     - collections of finance charge and administrative receivables allocated to the Invested Amount during the preceding monthly period or periods;

     - investment earnings, if any, on any funds held in trust accounts, to the extent described in the accompanying prospectus supplement;

     - any series enhancement, to the extent described in the accompanying prospectus supplement; and

     - any derivative counterparty, to the extent described in the accompanying prospectus supplement.

If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account.

     Your class of notes will pay interest on the payment dates and at the interest rate specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated. The interest rate on floating rate notes will be a variable or adjustable rate. The payment dates for floating rate notes will be set forth in the accompanying prospectus supplement and need not be the same as the payment dates for the other notes of that series, but may be either more or less frequent. For each class of floating rate notes, the related prospectus supplement will set forth the initial floating rate note interest rate, or the method of determining it, the dates or the method for determining the dates on which the floating rate note interest rate is adjusted, and the formula, index or other method by which the interest rate is determined on such dates.

PRINCIPAL PAYMENTS

     Generally, each series will begin with a period, called the "REVOLVING PERIOD," when no principal is paid or accumulated. The revolving period begins on the closing date for a series and ends on the day before an amortization period or accumulation period begins. During the revolving period no principal payments will be made to the noteholders of that series.

     During the controlled amortization period, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the accompanying prospectus supplement, and during the early amortization period, which will begin upon the occurrence of a pay out event, principal will be distributed to any class of the series in the amounts and on the dates specified in the accompanying prospectus supplement.

     During the controlled accumulation period, or, if specified in the accompanying prospectus supplement, the early accumulation period, principal will be accumulated in a trust account, called a "PRINCIPAL FUNDING ACCOUNT," established for the benefit of one or more specified classes of noteholders for later distribution to noteholders on the date specified in the prospectus supplement, called the "EXPECTED PRINCIPAL PAYMENT DATE," in the amounts specified in the accompanying prospectus supplement.

     Principal payments for any series or class will be funded from collections of principal receivables received during the related monthly period or periods as specified in the accompanying prospectus supplement and allocated to that series or class and from certain other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     The bank, as the initial seller, has transferred and assigned to ABRC, as the initial transferor, for further transfer and assignment by ABRC to the trust, all of the bank's right, title and interest in and to the receivables in the accounts designated as accounts of the trust and future receivables created in these accounts. One or more additional sellers that are affiliates of the bank may transfer and assign to the transferor or directly to the trust all their right, title and interest in and to receivables in designated accounts. The bank and any additional sellers, together, may sometimes be called the "SELLER." Additional transferors that are affiliates of the initial transferor may also be designated. ABRC, any additional transferors and any sellers that transfer receivables directly to the trust, together, may sometimes be called the "TRANSFEROR." Any additional seller or transferor will be designated only in accordance with the procedures specified in the governing documents.

     Each of the seller and the transferor has indicated and, in connection with each future transfer of receivables to the trust, will indicate in its computer files or books and records that the receivables have been conveyed to the trust. In addition, the seller and the transferor have provided or caused to be provided (or will provide or cause to be provided) to the owner trustee computer files or microfiche lists, containing a true and complete list showing each account designated to the trust, identified by account number and by total outstanding balance on the applicable cut-off date. Neither the seller nor the transferor will deliver to the owner trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated above, the records and agreements relating to the accounts and the receivables maintained by the seller or the transferor are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described above. The computer records of the seller and the transferor are and will be required to be marked to evidence these transfers. Each of the seller and the transferor has filed or will file in all appropriate jurisdictions Uniform Commercial Code financing statements covering the receivables meeting the requirements of applicable law. See "Risk Factors -- Some liens would be given priority over your notes which could cause delayed or reduced payments" and "Material Legal Aspects of the Receivables" in this prospectus.

ISSUANCE OF ADDITIONAL SERIES

     The indenture provides that, under any one or more indenture supplements, the transferor may cause the owner trustee, on behalf of the trust, to issue one or more new series of notes and may designate all principal terms of those series. Each additional series issued may contain one or more classes and may have different terms and enhancements than any other series. With respect to any notes that may be issued by the trust privately in the future, references in this prospectus or the accompanying prospectus supplement to the terms of any series of notes described in the applicable prospectus supplement instead refer to the governing documents for those privately-issued notes.

     The issuance of future series will occur without prior review or consent by you or any other noteholder. Upon the issuance of an additional series of notes, none of the transferor, the servicer, the indenture trustee, the owner trustee or the trust will be required or will intend to obtain the consent of any noteholder of any other series previously issued by the trust. However, as a condition of a new issuance, the indenture trustee must receive written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its then-existing rating of any outstanding series or class. The principal terms of one series may vary substantially from those of another series. Some series may be in revolving periods while others are in amortization periods or accumulation periods. The trust cannot assure you that the terms of any series might not have an impact on the time or amount of payments received by the noteholders of any other series. The issuance of a series of notes will cause a reduction in the Transferor Interest. The trust may offer any additional series under a prospectus or other disclosure document in offerings under this prospectus or in transactions either registered under the Securities Act of 1933, or exempt from registration under the Securities Act of 1933, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

     Unless otherwise specified in the accompanying prospectus supplement, a new issuance may only occur upon the satisfaction of certain conditions provided in the indenture. Under the indenture, the transferor may cause the owner trustee, on behalf of the trust, to issue new series of notes by notifying the owner trustee, the indenture trustee, the servicer and each rating agency at least five days in advance of the date upon which the new issuance is to occur. Under the indenture, the notice will state the date upon which the new issuance is to occur.

     The owner trustee will execute, and the indenture trustee will authenticate, the notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:

     - an indenture supplement specifying the principal terms of the new series;

     - an opinion of counsel to the effect that, except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as indebtedness for federal income tax purposes;

     - an opinion of counsel to the effect that for federal income tax purposes:

       - the issuance will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

       - the new issuance will not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

       - the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder (an opinion of counsel with respect to these tax matters is referred to in this prospectus as a "TAX OPINION");

     - if required by the related indenture supplement, the form of series enhancement and an appropriate series enhancement agreement for that series enhancement executed by the transferor and the series enhancer;

     - written confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of its rating of any outstanding series or class;

     - the new issuance will not:

       - cause a pay out event or an event of default; or

       - materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class (any such effect is referred to in this prospectus as an "ADVERSE EFFECT");

     - a certificate of an authorized officer of the transferor to the effect that it reasonably believes the new issuance will not have an Adverse Effect; and

     - after giving effect to the new issuance, (a) the total amount of outstanding principal receivables previously transferred to the trust exceeds the Required Minimum Principal Balance and (b) the Transferor Interest exceeds the Required Transferor Interest.

ISSUANCE OF ADDITIONAL NOTES

     If specified in the accompanying prospectus supplement, from time to time during the revolving period, the transferor may, subject to certain conditions described below, cause the trust to issue additional notes of an outstanding series. Each issuance of additional notes of an outstanding series is called an "ADDITIONAL ISSUANCE." When issued, the additional notes of each class will be identical in all respects to the other outstanding notes of that class and will be equally and ratably entitled to the benefits of the transfer and servicing agreement, the indenture and the related indenture supplement without preference, priority or distinction.

     In connection with each additional issuance, the outstanding principal amounts of each class of notes and the series enhancement will be increased proportionately. The additional series enhancement provided in connection with an additional issuance may take the form of an additional letter of credit, the establishment of a cash collateral account, the purchase of interest rate caps or swaps and/or another form of series enhancement, provided that the form and amount of additional series enhancement will not cause a reduction or withdrawal by any rating agency of its rating of any outstanding series or class of notes.

     Following an additional issuance of a series and class, the respective portions of the series enhancement that are for the benefit of the holders of notes of that series and class will remain the same, as a percentage of the total series enhancement, as the respective proportions in effect on the closing date for that series. If applicable, the amount to be deposited into the principal funding account also will be increased proportionately to reflect the principal amount of additional notes.

     In order to issue additional notes of a series, several conditions must be satisfied, including:

     - notice to the indenture trustee, the owner trustee, the servicer and any series enhancer of the issuance and the date upon which it is to occur;

     - after giving effect to the additional issuance, the total amount of principal receivables must at least equal the Required Minimum Principal Balance;

     - delivery to the indenture trustee of any additional series enhancement agreement related to the additional issuance, executed by each of the parties to the series enhancement agreement;

     - delivery to the indenture trustee of written confirmation that the additional issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class;

     - delivery to the indenture trustee of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the issuance will not have an Adverse Effect on the date of issuance or at any future date;

     - as of the date of the additional issuance, all amounts due to the holders of notes of that series must have been paid, and there must not be any unreimbursed Investor Charge-Offs;

     - after giving effect to the issuance, the Transferor Interest must equal or exceed the Required Transferor Interest; and

     - delivery by the transferor to the indenture trustee of a tax opinion.

There are no restrictions on the timing or amount of any additional issuance, provided that the conditions described above are met. As of the date of any additional issuance, the Invested Amount will be increased to reflect the initial principal balance of the additional notes of each class.

REPRESENTATIONS AND WARRANTIES

     When the trust issues a new series of notes, the transferor will make several representations and warranties to the trust in the transfer and servicing agreement, including the following:

     (1) the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance to which it is a party will not conflict with any law or any other agreement to which it is a party;

     (2) all required governmental approvals in connection with the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance have been obtained and remain in force and effect;

     (3) as of the closing date, the transferor is validly existing and in good standing and has the authority to consummate the issuance;

     (4) the transfer and servicing agreement, the applicable receivables purchase agreement and the order to the owner trustee to authenticate and deliver the notes have been duly authorized by the transferor;

     (5) the transfer and servicing agreement, the applicable receivables purchase agreement and any assignment of additional accounts to which it is a party constitutes a legal, valid and binding obligation enforceable against the transferor;

     (6) the trust has all right, title and interest in the receivables in the trust portfolio or has a first priority perfected security interest in these receivables; and

     (7) no selection procedures believed by such transfer to be materially adverse to the interests of the noteholders have been used in selecting the accounts designated to the trust.

     In the event:

     - any representation or warranty described in clauses (3), (4), (5), (6) or
       (7) above is materially incorrect; and

     - such breach has a material adverse effect on the receivables conveyed to the trust;

then the owner trustee, the indenture trustee or noteholders representing 50% or more of the then-outstanding principal balance of all of the trust's outstanding series may give notice to the transferor and the servicer (and to the owner trustee and indenture trustee if given by the noteholders) directing the transferor to accept reassignment of the entire trust portfolio and to pay into the trust's collection account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related indenture supplement. However, no reassignment will be required if on any day within the applicable 60-day to 120-day cure period, the relevant representation and warranty is then true and correct in all material respects and the transferor delivers to the owner trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

     Reassignment of the trust portfolio and ABRC's or the additional transferor's obligation to make the cash deposit in the trust's collection account are the only remedies for any breach of the representations and warranties described above.

     The transferor makes representations and warranties in the transfer and servicing agreement concerning the accounts and the receivables in the trust portfolio. Only eligible accounts can be designated as accounts for the trust portfolio. The trust can give you no assurance that eligible accounts will remain eligible once added to the trust.

     The transferor represents that each receivable transferred by it in the trust portfolio is an eligible receivable when created or transferred. If a receivable in the trust portfolio is found to be ineligible when created or transferred, and, as a result, the breach has a material adverse effect on the interests of noteholders in the receivables, the transferor must accept reassignment of the receivables in the related account. However, the transferor will have 60 days, or up to 120 days if agreed to by the indenture trustee and the servicer, from the earlier to occur of discovery of the breach by the transferor or receipt by the transferor of written notice of the breach given by the owner trustee, the indenture trustee or the servicer, to cure the ineligibility before reassignment is required.

     The transferor will accept reassignment by directing the servicer to deduct the principal amount of the ineligible receivable from the Transferor Interest. If this would reduce the Transferor Interest below the Required Transferor Interest, the transferor will make a cash deposit in the trust's Excess Funding Account in the amount by which the Transferor Interest would have been reduced below the Required Transferor Interest. Any such reassigned ineligible receivable will be treated as collected in full. The transferor's obligation to accept reassignment of any ineligible receivable is the only remedy for any breach of a representation concerning eligibility of receivables.

     The accompanying prospectus supplement may specify additional representations and warranties made by the transferor when your notes are issued. The indenture trustee is not required to make periodic examinations of receivables in the trust portfolio or any records relating to them. However, the trust will deliver to the indenture trustee once each year an opinion of counsel affirming, among other things, that no further action is necessary to maintain the trust's perfected security interest in the receivables.

     For each series of notes, an "ELIGIBLE ACCOUNT" means, as of the applicable cut-off date, each customer account originated by the seller:

     - which was in existence and maintained by the seller;

     - which is payable in United States dollars;

     - the holder of which has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases;

     - the holder of which has not been identified by the servicer in its computer files as currently being involved in a bankruptcy proceeding;

     - which has not been classified as stolen or lost;

     - which has not been sold or pledged to any other party except for any sale to another account owner that has either entered into a receivables purchase agreement or is an additional transferor;

     - which does not have receivables which have been sold or pledged by the bank or any party other than the transferor or the trust under a receivables purchase agreement or a transfer and servicing agreement;

     - which does not have any receivables that are defaulted receivables; and

     - which does not have any receivables that have been identified by the servicer or the relevant customer as having been incurred as a result of fraudulent use of any credit card.

     For each series of notes, an "ELIGIBLE RECEIVABLE" means each receivable:

     - which has arisen in an eligible account;

     - which was created in compliance, in all material respects, with all requirements of law applicable to the seller at the time of its creation, and under the terms of a credit card agreement which complies in all material respects with all requirements of law applicable to the seller;

     - for which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by the seller of the related credit card agreement have been duly obtained or given and are in full force and effect;

     - as to which, at the time of its transfer to the trust, the transferor or the trust has good title, free and clear of all liens and security interests, other than tax liens for taxes not then due or which the transferor is contesting;

     - which has been the subject of either a valid transfer and assignment from the transferor to the trust of all of the transferor's right, title and interest in the receivable (including any proceeds of the receivable), or the grant of a first priority perfected security interest in the receivable (and in the proceeds of the receivable), effective until the termination of the trust;

     - which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions;

     - which, at the time of transfer to the trust, has not been waived or modified except as permitted under the customary policies and procedures, as amended from time to time, of the seller, and then only if the waiver or modification is reflected in the servicer's computer file of revolving credit card accounts;

     - which, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the obligor, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general;

     - which, at the time of transfer to the trust, none of the transferor or the seller has taken any action, or omitted to take any action, that would impair the rights of the trust or the noteholders; and

     - which constitutes an "account" or "general intangible" under Article 9 of the Uniform Commercial Code as then in effect in any state where the filing of a financing statement is required to perfect the trust's interest in the receivables and the proceeds thereof.

ADDITION OF TRUST ASSETS

     As described above under "The Trust Portfolio," the transferor will have the right to designate, from time to time, additional accounts to be included as accounts for the trust. In addition, the transferor will be required to designate additional accounts under the circumstances and in the amounts specified below. In both cases, the transferor will convey to the trust its interest in all receivables of those additional accounts, whether the receivables are then existing or subsequently created.

     The transferor is required to designate additional eligible accounts to the trust on a monthly basis, to the extent available, (a) to maintain the Transferor Interest so that, during each period of 30 consecutive days specified in the transfer and servicing agreement, the Transferor Interest averaged over that period equals or exceeds the Required Transferor Interest for that same period and (b) to maintain, for so long as notes of any series remain outstanding, a total amount of principal receivables in the trust equal to or greater than the Required Minimum Principal Balance, as adjusted for any series having a paired series as described in the indenture supplement for that series.

     The transferor has the right, from time to time, to designate, in its sole discretion, additional eligible accounts to the trust.

     Each additional account must be an eligible account on the applicable cut-off date. However, additional accounts may not be of the same credit quality as the initial accounts. The seller will not use selection procedures it believes are materially adverse to the interests of the noteholders in selecting additional accounts from the available eligible accounts in the Advanta Business Card Portfolio. Each seller will designate additional accounts on a random basis from all available eligible accounts owned by that seller. However, since additional accounts may not have been part of the Advanta Business Card Portfolio at the time of the initial transfer of accounts to the trust, additional accounts may not be of the same credit quality as the initial accounts. Additional accounts may have been originated by the bank or other seller at a later date using credit criteria different from those that were applied to the initial accounts or may have been acquired by the bank or other seller from another credit card issuer that had different credit criteria.

     The Transferor Interest on any date is equal to the difference between:

         (a) the sum of

(i) the total amount of     and    (ii) the Excess Funding
     principal                          Account balance on
     receivables                        the immediately
   in the trust on the                  prior day
     immediately prior
     day

          minus

          (b) the total Adjusted Invested Amounts of all series of notes then outstanding.

     The "REQUIRED TRANSFEROR INTEREST" on any date will be calculated as follows:

      Required                      total amount
     Transferor           X         of principal
     Percentage                     receivables
                                    in the trust

     The "REQUIRED TRANSFEROR PERCENTAGE" initially is 7%, but the transferor may reduce the percentage by giving 30 days prior notice to the indenture trustee and each rating agency if (a) written confirmation is received from each rating agency that such action will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class of notes and (b) the transferor delivers to the indenture trustee a certificate of an authorized officer to the effect that the transferor reasonably believes that such reduction will not have an Adverse Effect. In no event may the Required Transferor Percentage be less than 2%.

     The "REQUIRED MINIMUM PRINCIPAL BALANCE" is, unless otherwise provided in the related indenture supplement, on any date, an amount equal to the sum of the Invested Amounts for all outstanding series on that date, plus the Required Transferor Interest on that date, minus the amount on deposit in the Excess Funding Account.

     In the case of both required additions of accounts and discretionary additions of accounts, when the transferor transfers additional accounts it must satisfy several conditions, including, as applicable:

     - notice to the owner trustee, the indenture trustee, the servicer and each rating agency;

     - delivery and acceptance by the owner trustee of a written assignment of receivables in the additional accounts to the trust;

     - delivery to the owner trustee of a computer file or microfiche list with an accurate list of all additional accounts;

     - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that:

       - as of the applicable cut-off date, each additional account is an eligible account;

       - the transferor has delivered to the Indenture Trustee copies of UCC financing statements, if necessary to perfect the trust's interest in the receivables arising in the additional accounts;

       - as of the date of assignment, called the "ADDITION DATE," and the applicable cut-off date, none of the seller or the transferor is insolvent; and

       - in the transferor's reasonable belief, adding the receivables in additional accounts will not have an Adverse Effect;

     - delivery of certain opinions of counsel with respect to the transfer of the receivables in the additional accounts to the trust;

     - in circumstances where the transferor, in its discretion, designates additional accounts to be included as accounts for the trust, that are not business revolving credit card accounts initially originated by the bank, written confirmation from each rating agency that the addition will not result in the reduction or withdrawal of its then-existing rating of any outstanding series or class; and

     - in circumstances where the transferor, in its discretion, designates additional accounts to be included as accounts for the trust, unless each rating agency then rating any series or class of notes outstanding under the trust shall have consented, (a) the number of additional accounts designated during any of the three-month periods commencing in December, March, June and September of each calendar year will not exceed the percentage of the number of accounts as of the beginning of such calendar year specified in the transfer and servicing agreement and (b) the number of additional accounts designated during any calendar year will not exceed the percentage of the number of accounts as of the beginning of such calendar year specified in the transfer and servicing agreement.

     In addition to the periodic reports otherwise required to be filed by the servicer with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, the servicer intends to file, on behalf of the trust, a Report on Form 8-K with respect to any addition to the trust of receivables in additional accounts that would have a material effect on the composition of the assets of the trust.

REMOVAL OF ACCOUNTS

     The transferor has the right to designate certain accounts for removal from the trust and to require the indenture trustee to transfer and reassign to it or its designee all receivables in the removed accounts back to it, whether the receivables already exist or arise after the designation. The transferor's rights to removal are subject to satisfaction of several conditions, including:

     - written notice to the owner trustee, the indenture trustee, the servicer, each rating agency and each series enhancer;

     - delivery to the owner trustee for execution of a written reassignment of receivables in the removed accounts to the transferor or its designee;

     - delivery to the owner trustee of a computer file or microfiche list with an accurate list of all removed accounts;

     - written confirmation from each rating agency that the removal will not result in the reduction or withdrawal of its then-existing rating of any outstanding series or class;

     - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that, in the transferor's reasonable belief:

       - the removal will not have a material adverse effect on the noteholders;

       - the removal will not cause a pay out event or event of default; and

       - the accounts to be removed were not selected through a selection process believed to be materially adverse to the interests of the noteholders; and

     - any other conditions specified in the accompanying prospectus supplement.

Removed accounts usually will be selected on a random basis from all previously designated accounts. A non-random basis of selection for removal will be used only in special circumstances, such as the end of a co-branding program, when those accounts may be removed.

     Upon satisfaction of the above conditions, the trust will execute and deliver to the transferor or its designee a written reassignment and will, without further action, be deemed to transfer, assign, set over and otherwise convey to the transferor or its designee, effective as of the removal date, without recourse, representation or warranty, all the right, title and interest of the trust in

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

and to the receivables arising in the removed accounts, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof.

     On the date on which a receivable becomes a defaulted receivable, the trust will automatically be deemed to transfer that receivable to the transferor. Recoveries on any defaulted receivable will be treated as collections of finance charge and administrative receivables.

     In all cases of removal, the transferor will purchase the related receivables by directing the servicer to deduct the principal amount of those receivables from the Transferor Interest. If this would reduce the Transferor Interest below the Required Transferor Interest, the transferor will make a cash deposit in the trust's Excess Funding Account in the amount by which the Transferor Interest would have been reduced below the Required Transferor Interest. Any deduction or deposit is considered a payment in full for those receivables.

COLLECTION AND OTHER SERVICING PROCEDURES

     For each series of notes, the servicer will be responsible for servicing and administering the receivables in the trust in accordance with the servicer's policies and procedures for servicing revolving business credit card receivables comparable to the receivables in the trust and in accordance with the customary guidelines of the servicer. The bank as servicer or any new servicer is called the "SERVICER."

ADJUSTMENTS

     On each day that the servicer adjusts downward the amount of any receivable because of a rebate, refund, unauthorized charge or billing error to a customer, or because the receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the servicer otherwise adjusts downward the amount of any receivable without receiving collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of principal receivables used to calculate the Transferor Interest, the Investor Percentage and any other percentage or amount required in the transfer and servicing agreement, the indenture or the indenture supplement to be calculated by reference to the amount of principal receivables will be reduced by the amount of the adjustment. Similarly, the amount of principal receivables used to calculate the Transferor Interest, the series percentages and any other percentage or amount required in the transfer and servicing agreement, the indenture or the indenture supplement to be calculated by reference to the amount of principal receivables will be reduced by the amount of any receivable discovered to have been created through a fraudulent or counterfeit charge. Any of these adjustments will be made on or prior to the end of the monthly period in which the adjustment arises. If after the exclusion of the principal receivables from the calculation of the Transferor Interest, the Transferor Interest would be less than the Required Transferor Interest, the transferor will be required to pay an amount equal to such deficiency into the Excess Funding Account.

TRUST ACCOUNTS

     The servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series, a "COLLECTION ACCOUNT," into which the servicer will deposit collections on the receivables and other amounts described herein. The collection account will be either (a) a segregated account with an eligible institution or (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United

States or any one of the 50 states, the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in that account, so long as any of the securities of this depository institution are rated at least investment grade by each rating agency rating a series or class of notes. An account that meets these requirements is called a "QUALIFIED ACCOUNT."

     The collection account will initially be maintained with the indenture trustee. If at any time the collection account ceases to be an eligible account, the indenture trustee will move the collection account to another eligible institution so that it will again be a qualified account.

     The servicer will also establish and maintain with an eligible institution in the name of the indenture trustee for the benefit of noteholders of all series, an "EXCESS FUNDING ACCOUNT," which also is required to be a qualified account.

     An "ELIGIBLE INSTITUTION" is either:

     - a depository institution, including the owner trustee or the indenture trustee:

       - that is organized under the laws of the United States or any one of the 50 states or the District of Columbia (or any domestic branch of a foreign bank); and

       - which at all times (i) has FDIC deposit insurance and (ii) has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each rating agency rating a series or class of notes; or

     - any other institution the appointment of which would not result in the reduction or withdrawal by any rating agency of its then-existing rating of any outstanding series or class.

     Funds in the collection account and the Excess Funding Account will be assets of the trust and will be invested, at the direction of the servicer, in "ELIGIBLE INVESTMENTS." Eligible investments are securities, instruments, security entitlements or other investment property which evidence:

     (1) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

     (2) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any of the 50 states or the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities. However, at the time of the trust's investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company must be in the highest rating category of at least one of the rating agencies rating each series or class of notes;

     (3) commercial paper or other short-term obligations having original or remaining maturities of no more than 30 days, and having, at the time of the trust's investment or contractual commitment to invest, a rating in the highest rating category of at least one of the rating agencies rating each series or class of notes;

     (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment, a rating in the highest rating category of at least one of the rating agencies rating each series or class of notes;

     (5) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (2) above;

     (6) money market funds having, at the time of the trust's investment, a rating in the highest rating category of at least one of the rating agencies rating each series or class of notes (including funds for which the indenture trustee or any of its affiliates is investment manager or advisor);

     (7) time deposits (having maturities not later than the next payment date) other than those referred to in clause (4) above, with a person whose commercial paper has a credit rating satisfactory to at least one of the rating agencies rating each series or class of notes; or

     (8) any other investment upon receipt of written confirmation from each rating agency rating a series or class of notes that the additional form of investment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.

     Any earnings (net of losses and investment expenses) on funds in the collection account and the Excess Funding Account which have been added to the account in the related monthly period will be treated as collections of finance charge and administrative receivables.

     The indenture trustee, acting as the initial paying agent, will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders of any series under the related indenture supplement. The indenture trustee, acting as the initial paying agent, together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series, is referred to collectively as the "PAYING AGENT."

FUNDING PERIOD

     For any series of notes, the total amount of principal receivables in the trust available to that series at the time of its issuance may be less than the total principal balance of the notes of that series. If this occurs, the initial Invested Amount for that series of notes will be less than the principal amount of that series of notes. In this case, the prospectus supplement for the series will set forth the terms of the "FUNDING PERIOD," which is the period from that series' closing date to the earlier of:

     - the commencement of an early amortization period;

     - the date that series' Invested Amount equals the principal amount of that series of notes; and

     - the date specified in the related prospectus supplement.

     During the funding period, the portion of the Invested Amount not invested in receivables will be maintained in a "PRE-FUNDING ACCOUNT," which is a trust account established and maintained with the indenture trustee for the benefit of the noteholders of that series. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The Invested Amount for that series will increase as new receivables are transferred to the trust or as the Invested Amounts of other outstanding series are reduced. The Invested Amount may decrease due to charge-offs allocated to the series. The funding period will not be longer than one year.

     During the funding period, funds on deposit in the pre-funding account will be paid to the transferor as the Invested Amount increases. If the Invested Amount for a series is not increased so that it equals the principal balance of the notes of that series by the end of the funding period, any amount remaining in the pre-funding account will be repaid to noteholders of that series. This type of event may also cause repayment of other amounts to noteholders, as set forth in the related prospectus supplement.

     The prospectus supplement for a series with a funding period will set forth:

     - the series' initial Invested Amount;

     - the series' full Invested Amount, which is the initial principal balance of the series of notes;

     - the date on which the series' Invested Amount is expected to equal the full Invested Amount;

     - the date by which the funding period will end; and

     - what other events, if any, will occur if the end of the funding period is reached before the full Invested Amount is funded.

The monthly reports provided to noteholders will include a line item which will describe the balance in the pre-funding account as of the end of the monthly period, any amounts withdrawn from the pre-funding account during the monthly period, and the interest earned on the pre-funding account during the monthly period. The Servicer will file a Form 8-K with the SEC following termination of the funding period containing updated trust portfolio composition information.

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

     The servicer will allocate all collections of finance charge and administrative receivables, all collections of principal receivables and all defaulted receivables among:

     - each series issued and outstanding;

     - the Transferor Interest; and

     - if the related prospectus supplement so states, to any series enhancers.

All allocations of these amounts will be made through the respective Investor Percentages for each series, the Transferor Percentage and, where applicable, the percentage interest of certain series enhancers, called the "SERIES ENHANCEMENT PERCENTAGE." The related prospectus supplements will set forth how the Investor Percentages and series enhancement percentages are calculated.

     The Transferor Percentage will equal 100% minus:

     - the total Investor Percentages for all outstanding series; minus

     - the total series enhancement percentages for all outstanding series.

APPLICATION OF COLLECTIONS

     Except in the circumstances described below, the servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. The servicer must also allocate these deposits between accounts and to various parties, as described below.

     However, the servicer will be able to make these deposits on a monthly or other periodic basis if one of the following is true:

     - no pay out event has occurred; and

     - either: (i) the bank maintains a long or short term rating which is satisfactory to each rating agency; or (ii) the servicer delivers to the indenture trustee a letter of credit or other guaranty covering collection risk and written confirmation is received from each rating agency that this arrangement will not result in a reduction or withdrawal of its rating of any outstanding series or class.

     The servicer must make daily or periodic deposits to the collection account only to the extent that the funds are needed for deposit into other accounts or distribution to noteholders or other parties. If the collection account balance ever exceeds the amount needed for deposit or distribution, the servicer will be able to withdraw the excess and pay such amount pursuant to the transaction documents. The servicer may retain its servicing fee for any series and will not be required to deposit it in the collection account.

     Each time a collection account deposit is made, the servicer will withdraw from, or retain in, the collection account, as applicable, the following amounts and apply them as indicated:

     - the Transferor Percentage of collections of finance charge and administrative receivables and principal receivables in the trust portfolio will be paid or held for payment to the holders of the Transferor Beneficial Interest. However, collections of principal receivables allocable to the holders of the Transferor Beneficial Interest will be:

       - paid to the holders of the Transferor Beneficial Interest only if the Transferor Interest exceeds zero; or

       - deposited in the Excess Funding Account;

     - for each series, the relevant Investor Percentage of collections of finance charge and administrative receivables in the trust portfolio will be retained in the collection account for allocation and payment as set forth in the related prospectus supplement;

     - if the series is in its revolving period, the applicable Investor Percentage of collections of principal receivables in the trust portfolio allocated to the series will be:

       - first, if the series is identified in the prospectus supplement for that series as part of a group of series that shares principal collections, paid as shared principal collections to other series in that group to the extent specified in the prospectus supplement; and

       - second, paid or held for payment to the holders of the Transferor Beneficial Interest; provided that collections of principal receivables will be:

          - paid to the holders of the Transferor Beneficial Interest only if the Transferor Interest is greater than the "Required Transferor Interest;" or

          - otherwise deposited in the Excess Funding Account;

     - if the series is in the period in which principal is accumulated in specified amounts per month and paid on an expected principal payment date, known as the "CONTROLLED ACCUMULATION PERIOD," the period in which principal is paid in fixed amounts at scheduled intervals, known as the "CONTROLLED AMORTIZATION PERIOD," or the period in which principal is paid or accumulated in varying amounts each month based on the amount of principal receivables collected following a pay out event, known as the "EARLY AMORTIZATION PERIOD" or "EARLY ACCUMULATION PERIOD," respectively, the applicable Investor Percentage of collections of principal receivables in the trust portfolio allocated to the series up to the amount, if any, specified in the accompanying prospectus supplement will be retained in the collection account or deposited in a principal funding account, as applicable, for allocation and payment to noteholders as described in the accompanying prospectus supplement. However, if collections of principal receivables exceed the principal payments which may be allocated or distributed to noteholders, the excess will be:

       - first, if the series is identified in the prospectus supplement for that series as part of a group of series that shares principal collections, paid as shared principal collections to other series in that group to the extent specified in the prospectus supplement; and

       - second, paid or held for payment to the holders of the Transferor Beneficial Interest; provided that collections of principal receivables will be:

          - paid to the holders of the Transferor Beneficial Interest only if the Transferor Interest is greater than the Required Transferor Interest; or

          - otherwise deposited in the Excess Funding Account.

     In the case of a series of notes having more than one class, the amounts in the collection account will be allocated and applied to each class in the manner and order of priority described in the accompanying prospectus supplement.

     Any amounts, called "UNALLOCATED PRINCIPAL COLLECTIONS," collected in respect of principal receivables and not paid to the holders of the Transferor Beneficial Interest because the Transferor Interest is less than the Required Transferor Interest as described above, together with any adjustment payments as described under "-- Adjustments" above, will be paid to and held in the Excess Funding Account and paid to the holders of the Transferor Beneficial Interest if, and only to the extent that, the Transferor Interest is greater than the Required Transferor Interest. If an amortization period or accumulation period has commenced, unallocated collections of principal receivables will be held for payment to the noteholders on the dates specified in the accompanying prospectus supplement or accumulated for payment on the Expected Principal Payment Date, as applicable, and paid to the noteholders of each class or held for and paid to the noteholders of other series of notes issued by the trust in the manner and order of priority specified in the accompanying prospectus supplement.

SHARED FINANCE CHARGE COLLECTIONS

     If a series is identified in the prospectus supplement for that series as included in a group, collections of finance charge and administrative receivables in the trust portfolio allocated to the series in excess of the amount needed to make deposits or payments may be shared with other series identified in the prospectus supplements for those other series as included in the same group. These shared collections are called "SHARED FINANCE CHARGE COLLECTIONS." If one series requires more collections of finance charge and administrative receivables than allocated through its Investor Percentage, it will have access to all of these Shared Finance Charge Collections in other series in its group. If two or more series require more collections of finance charge and administrative receivables, Shared Finance Charge Collections in the group will be shared among the series in the manner and priority set forth in the related prospectus supplements.

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

SHARED PRINCIPAL COLLECTIONS

     If a series is allocated principal in excess of the amount needed for deposit or distribution, this excess amount will be available to make principal payments or deposits required by other series. This excess amount which is made available to other series is called "SHARED PRINCIPAL COLLECTIONS." These Shared Principal Collections may be limited to series identified in the prospectus supplements for those series as included in the same group. Once principal receivables from one series are made available to another series, the series providing the excess principal receivables is not entitled to recoup those amounts. If collections of principal receivables in the trust portfolio allocated to a series are shared with another series, the Invested Amount for the series from which collections were shared will not be reduced.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

     Unless otherwise specified in the accompanying prospectus supplement, for each series of notes, on the third business day preceding the fifteenth day of each calendar month (called the "DETERMINATION DATE"), the servicer will calculate the aggregate Investor Default Amount for the preceding monthly period. The "INVESTOR DEFAULT AMOUNT" will be equal to the aggregate amount of the Investor Percentage of principal receivables that are defaulted receivables.

     The term "DEFAULTED RECEIVABLES" means those principal receivables which in that monthly period were written off as uncollectible in accordance with the servicer's credit card guidelines and customary and usual servicing procedures for servicing revolving credit card receivables comparable to the receivables in the trust. If provided in the accompanying prospectus supplement for a series, an amount equal to the Investor Default Amount for any monthly period may be paid from other amounts, including from series enhancement, and applied to pay principal to noteholders or, subject to certain limitations, the holder of the Transferor Beneficial Interest, as appropriate.

     The term "INVESTOR CHARGE-OFFS" means, for any monthly period, and for any series or class, the amount by which:

     (a) the Investor Default Amount exceeds

     (b) amounts available to pay that amount out of collections of finance charge and administrative receivables and other amounts treated like collections of finance charge and administrative receivables, any available series enhancement amounts and other sources specified in the accompanying prospectus supplement, but not more than the lesser of the Investor Default Amount and the Invested Amount.

     For each series of notes, the Invested Amount will be reduced by the amount of Investor Charge-Offs for any monthly period, but not by more than the lesser of the Investor Default Amount and the Invested Amount. Investor Charge-Offs will be reimbursed on any payment date to the extent amounts on deposit in the collection account and otherwise available exceed the interest, fees and any aggregate Investor Default Amount payable on that date. This reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount for that series.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     For each series, the servicer has the option to repurchase the notes at any time after the remaining outstanding principal balance of that series is 10% or less of the initial principal amount of that series (as increased by the principal amount of any notes of that series issued after the related closing date) if certain conditions set forth in the related indenture supplement are met. The repurchase price will equal (a) if the repurchase occurs on a payment date, the sum of the following amounts on the payment date and (b) if the repurchase occurs on any other day, the sum of the following amounts on the payment date following such day:

     - the outstanding principal amount of the notes of that series, plus

     - any accrued and unpaid interest through the day preceding the payment date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the payment date immediately following the repurchase date, plus

     - any amounts due the series enhancer, as specified in the prospectus supplement for that series.

     Any amounts on deposit in the principal funding account for that series will be applied toward the repurchase price on behalf of the transferor.

     For any series of notes, the related prospectus supplement may specify different conditions to the servicer's repurchase option.

     The notes of each series will be retired on the day on which the final payment of principal is made to the noteholders, whether as a result of payment of the repurchase price, optional reassignment of the receivables to the transferor or otherwise. Each prospectus supplement will specify the series termination date for the related series of notes. However, the notes may be subject to prior termination as provided above and in the prospectus supplement. For any series the failure to pay principal of the related notes on the latest date by which principal and interest for that series can be paid, called the "SERIES TERMINATION DATE," will be an event of default and the indenture trustee or holders of a specified percentage of the notes of that series will have certain rights described under "The Indenture -- Events of Default; Rights upon Event of Default" in this prospectus.

     Upon the retirement of a series of notes, upon optional repurchase or otherwise, there will be no continuing direct or indirect liability of the trust or noteholders to the holders of the Transferor Beneficial Interest.

     Unless the servicer and the holder of the Transferor Beneficial Interest instruct the indenture trustee otherwise, the trust will terminate on the earlier of (a) the date designated by the transferor, but no earlier than the day on which the rights of all series to receive payments from the trust have terminated and (b) the date of dissolution of the trust in accordance with applicable law. This date is called the "TRUST TERMINATION DATE." Upon the termination of the trust and the surrender of the Transferor Beneficial Interest, the indenture trustee shall convey to the holders of the Transferor Beneficial Interest all right, title and interest of the trust in and to the receivables and other funds of the trust.

PAIRED SERIES

     The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the Invested Amount of the previously issued series results in a corresponding increase in the Invested Amount of the later issued series. Each of these series is called a "PAIRED SERIES." In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series has amortized or accumulated funds for a principal payment and will amortize or accumulate in the future.

     If a pay out event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the Investor Percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its Investor Percentage. For a discussion of these factors, see "Risk
Factors -- Issuance of additional series by the trust may affect the timing of payments to you." in this prospectus and "Maturity Considerations" in the accompanying prospectus supplement.

     We cannot assure you that the terms of a paired series will not have an adverse impact on the timing or amount of payments allocated to your series. If an early amortization period or an early accumulation period occurs for a paired series while your series is outstanding, the percentage of receivables allocated to your series may be reduced if the terms of the indenture supplement relating to the paired series requires that the paired series also receive its share of principal collections. In addition, if an early amortization period or early accumulation period occurs for your series, the percentage of receivables allocated to the paired series may be reduced until your series is paid in full.

PAY OUT EVENTS

     The revolving period will continue through the date specified in the accompanying prospectus supplement unless a pay out event occurs prior to that date, unless otherwise specified in the accompanying prospectus supplement. There are two types of pay out events: a trust pay out event and a series pay out event.

     A "TRUST PAY OUT EVENT" occurs with respect to all series issued by the trust upon the occurrence of any of the following events:

     - any servicer default occurs which would have a material adverse effect on the noteholders;

     - certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, the seller or the servicer;

     - the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

     - the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

     In addition, a "SERIES PAY OUT EVENT" may occur with respect to any particular series upon the occurrence of any other event specified in the prospectus supplement for that series.

     On the business day before the date on which a pay out event is deemed to have occurred, the early amortization period or, if specified in the accompanying prospectus supplement, the early accumulation period will commence.

     If, because of the occurrence of a pay out event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an Expected Principal Payment Date, noteholders will begin receiving payments of principal earlier than they otherwise would have, which may shorten the average life of the notes. A pay out event which causes an early accumulation period to occur will not shorten the average life of the notes.

     In addition to the consequences of a pay out event discussed above, unless otherwise specified in the accompanying prospectus supplement, if certain bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the transferor, on the day of that event the transferor will immediately cease to transfer principal receivables to the trust and will promptly give notice to the indenture trustee and the owner trustee of this occurrence. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge and administrative receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "-- Application of Collections" and in the accompanying prospectus supplement.

     If the only pay out event to occur is either the insolvency of the transferor or the commencement of a bankruptcy case by or against the transferor, the bankruptcy court may have the power to require the continued transfer of principal receivables to the trust. See "Risk Factors -- If a receiver or conservator were appointed for a seller or a transferor that is a bank, or if a seller or a transferor that is not a bank became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer receives a fee for its servicing activities and reimbursement of expenses incurred administering the trust. This servicing fee accrues for each outstanding series in the amounts and is calculated on the balances set forth in the related prospectus supplement. Each series' servicing fee is payable each period from collections of finance charge and administrative receivables allocated to the series; some series, however, may direct all or a portion of the interchange arising from the accounts toward paying the servicing fee. Neither the trust nor the noteholders are responsible for any servicing fee allocable to the transferor interest.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee, any paying agent, transfer agent and registrar and independent accountants fees and other fees which are not expressly stated in the indenture to be payable by the trust or the noteholders of a series other than any Federal, state, local and foreign income, franchise or other taxes, or any interest or penalties with respect thereto, imposed upon the trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

     The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except:

     - upon a determination that performance of its duties is no longer permissible under applicable law; or

     - upon assumption of its obligations and duties by one of its affiliates that is a direct or indirect wholly-owned subsidiary of Advanta Corp. or by appointment of any other eligible successor if written confirmation is received from each rating agency that the appointment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.

If, within 120 days of the determination that the servicer is no longer permitted to act as servicer, the indenture trustee is unable to appoint a successor, then the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

     The servicer has the right to delegate any of its responsibilities and obligations as servicer to any entity that agrees to conduct such duties in accordance with the transfer and servicing agreement and the bank's credit card guidelines. The servicer currently contracts and intends to continue to contract with First Data Resources to perform certain of its servicing activities. The servicer also has the right to appoint one or more sub-servicers in accordance with the terms of the transfer and servicing agreement. Notwithstanding any such delegation to any entity or sub-servicing arrangement, the servicer will continue to be liable for all of its obligations under the transfer and servicing agreement.

     The servicer will indemnify the trust, the owner trustee and the indenture trustee for any losses suffered as a result of (i) its actions or omissions as servicer or (ii) the administration by the owner trustee of the trust, except in each case, for losses resulting from the negligence or willful misconduct of the owner trustee or the indenture trustee, as applicable.

     Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement. In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement and which in its opinion may expose it to any expense or liability.

     The transferor may, from time to time, designate one or more of its affiliates as additional transferors under the transfer and servicing agreement. In connection with this designation, the transferor will cause the owner trustee to note on the books and records of the trust the new percentage of the Transferor Beneficial Interest owned by it and owned by the additional transferor or the transferor will exchange the transferor certificate for a newly issued transferor certificate modified to reflect any additional interest in the Transferor Beneficial Interest. The transfer and servicing agreement may be amended to permit the designation of these additional transferors and the division of the Transferor Beneficial Interest or the exchange of the transferor certificate without the consent of noteholders of any series offered under this prospectus upon:

     - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that in the transferor's reasonable belief, such amendment will not have an Adverse Effect; and

     - receipt of written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class.

     Each transferor will be severally, but not jointly, liable for all of its obligations, covenants, representations and warranties under the transfer and servicing agreement. No transferor or any of its directors, officers, employees, incorporators or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement.

     The trust agreement provides that the transferor may transfer its interest in all or a portion of the Transferor Beneficial Interest by exchanging its interest for a new Transferor Beneficial Interest and a second interest, called a "SUPPLEMENTAL BENEFICIAL INTEREST." The Supplemental Beneficial Interest may be held either in an uncertificated form or in the form of a certificate representing the Supplemental Beneficial Interest, called a "supplemental certificate." The terms of the Supplemental Beneficial Interest must be defined in a supplement to the trust agreement. Except for transfers to affiliates of the transferor, before a Supplemental Beneficial Interest is issued, the following must occur:

     - notice of the exchange to the owner trustee, the indenture trustee, the servicer and each rating agency;

     - delivery to the owner trustee and the indenture trustee of an executed supplement to the trust agreement;

     - written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class;

     - the exchange will not result in an Adverse Effect and delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that it reasonably believes the exchange will not have an Adverse Effect;

     - delivery to the owner trustee and the indenture trustee of a tax opinion; and

     - the total amount of principal receivables in the trust portfolio must exceed the Required Minimum Principal Balance on the date of the exchange.

Except for transfers to affiliates of the transferor, no Supplemental Beneficial Interest may be transferred or exchanged except in a transaction exempt from the registration requirements of the Securities Act of 1933 and unless a tax opinion is delivered to the owner trustee and the indenture trustee regarding the exchange.

     The transferor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the transfer and servicing agreement, on the following conditions:

     - if the transferor or servicer, as the case may be, is not the surviving entity, execution of an agreement relating to the succession that supplements the transfer and servicing agreement;

     - in the case of a transaction relating to the transferor, delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement and the validity and enforceability of the supplemental agreement and written confirmation from each rating agency that the succession will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class; and

     - in the case of a transaction relating to the servicer, delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the servicer and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement, notification of the succession to each rating agency and the successor must be eligible to act as servicer.

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

SERVICER DEFAULT

     The transfer and servicing agreement specifies the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a servicer default.

     A "SERVICER DEFAULT" includes each of the following:

     (1) failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, within 5 business days of the required date under the transfer and servicing agreement, the indenture or any indenture supplement;

     (2) failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements set forth in the transfer and servicing agreement, if the failure:

       (a) has an Adverse Effect; and

       (b) continues unremedied for a period of 60 days after written notice to
           (i) the servicer by the owner trustee or the indenture trustee, or
           (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 10% or more of the then-outstanding principal amount of all of the trust's outstanding series (or, where the servicer's failure does not relate to all series, 10% or more of the then-outstanding principal balance of all series affected);

     (3) the servicer assigns or delegates its duties, except as specifically permitted under the transfer and servicing agreement;

     (4) any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered under the transfer and servicing agreement, proves to have been incorrect in any material respect when made if it:

       (a) has an Adverse Effect; and

       (b) continues to have an Adverse Effect for a period of 60 days after written notice to (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 10% or more of the then-outstanding principal amount of all of the trust's outstanding series (or, where the servicer's inaccuracy does not relate to all series, 10% or more of the then-outstanding principal balance of all series effected);

     (5) specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

     (6) any other event specified in the accompanying prospectus supplement.

Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (1) above for a period of 10 business days after the applicable grace period, or referred to in clause (2), (3) or (4) above for a period of 60 business days after the applicable period, will not constitute a servicer default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or other similar occurrence.

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

     Upon the occurrence of any of the events identified above, the servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the transfer and servicing agreement. The servicer must provide the indenture trustee, the owner trustee, each transferor and any series enhancer with an officer's certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations. If a servicer default occurs, for as long as it has not been remedied, the indenture trustee or noteholders holding more than 50% of the then-outstanding principal amount of all of the trust's outstanding series may give a notice to the servicer and the owner trustee (and to the indenture trustee if given by the noteholders) terminating all of the rights and obligations of the servicer under the transfer and servicing agreement. The indenture trustee will as promptly as possible appoint an eligible successor to the servicer upon the written direction of noteholders holding more than 50% of the then-outstanding amount of the notes. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is unable to obtain bids from eligible servicers within sixty days of notice of termination of the servicer and the servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the servicer default which gave rise to a transfer of servicing, and if the indenture trustee is legally unable to act as successor, then the indenture trustee will give the transferor a right of first refusal to purchase the interests of the noteholders in the trust on the payment date in the next calendar month at a price equal to the sum of the amounts specified for each series outstanding in the related indenture supplement.

     The rights and obligations of the transferor under the transfer and servicing agreement and of the seller under the receivables purchase agreement will be unaffected by any change in the person acting as servicer.

     In the event of the appointment of a receiver or conservator of the servicer, the receiver or conservator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

REPORTS TO NOTEHOLDERS

     Noteholders of each series issued by the trust will receive reports with information on the series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the payment dates for that series. The report will set forth information as specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

     Periodic information to noteholders generally will include:

     - the total amount paid;

     - the amount paid allocable to principal;

     - the amount paid allocable to interest;

     - collections of principal receivables and finance charge and administrative receivables allocated to the series;

     - the aggregate amount of principal receivables, the Invested Amount and the Invested Amount as a percentage of the aggregate amount of the principal receivables in the trust portfolio;

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

     - the aggregate outstanding balance of accounts broken out by delinquency status;

     - the aggregate defaults allocated to the series;

     - Investor Charge-Offs for the series and any reimbursements of previous Investor Charge-Offs;

     - the servicing fee for that series;

     - the amount available under any series enhancement for the series or each class of the series;

     - the "pool factor," which is the ratio of the current Invested Amount to the initial Invested Amount;

     - the Base Rate and Net Portfolio Yield (each as defined in the accompanying prospectus supplement) for the series;

     - if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate; and

     - if the series has a funding period, the period ending balance in the pre-funding account, the amount withdrawn from the pre-funding account to date and the amount of interest earned on the pre-funding account during the monthly period.

     By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer. The statement will contain the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the person was a noteholder, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

EVIDENCE AS TO COMPLIANCE

     The transfer and servicing agreement provides that on or before September 30 of each calendar year, the servicer will have a firm of independent certified public accountants furnish reports showing that, for the prior one-year period ending June 30 of such calendar year:

     - the accounting firm has applied certain agreed upon procedures and has examined certain documents and records pertaining to the servicing of the accounts and that nothing has come to that firm's attention that has caused it to believe that the servicing has not been conducted in compliance with the transfer and servicing agreement, except for specified exceptions; and

     - the accounting firm has compared certain amounts set forth in the periodic reports prepared by the servicer for the prior one-year period ending June 30 of such calendar year with the servicer's computer reports and that, in the accounting firm's opinion, the amounts are in agreement, except for any specified exceptions.

     The transfer and servicing agreement also provides that by September 30 of each calendar year, the servicer will deliver to the owner trustee, the indenture trustee and each rating agency a certificate of an authorized officer to the effect that the servicer has fully performed its obligations under the transfer and servicing agreement during the preceding year, or, if there has been a default in the performance of any of its obligations, specifying the nature and status of the default.

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

AMENDMENTS

     The transfer and servicing agreement may be amended by the transferor, the servicer and the trust, without the consent of the indenture trustee, any series enhancer or the noteholders of any series offered under this prospectus, on the following conditions:

     - the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in the transferor's reasonable belief, the amendment will not have a material Adverse Effect; and

     - receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.

     The transfer and servicing agreement may also be amended by the servicer and the trust at the direction of the transferor, without the consent of the indenture trustee, the noteholders of any series offered under this prospectus or the series enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986 (the "CODE") and avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

     - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the transfer and servicing agreement applicable to the proposed amendments have been met;

     - receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class; and

     - the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.

     The transfer and servicing agreement may also be amended by the transferor, the servicer and the trust with the consent of noteholders holding at least
66 2/3% of the then-outstanding principal amount of the notes of all series adversely affected by the amendment. Even with consent, no amendment may occur if it:

     - reduces the amount of, or delays the timing of:

       - any payments to be made to noteholders of any series (changes in pay out events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of payments for purposes of this clause) or deposits of amounts to be distributed; or

       - the amount available under any series enhancement, in each case, without the consent of each affected noteholder;

     - changes the manner of calculating the interests of any noteholder, without the consent of each affected noteholder;

     - reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder; or

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

     - adversely affects the rating of any series or class by each rating agency, without the consent of noteholders holding at least 66 2/3% of the then-outstanding principal amount of the notes of each affected series or class offered under this prospectus.

                                 THE INDENTURE

     The following summarizes the material terms of the indenture and is qualified in its entirety by reference to the indenture. The laws of the State of New York will govern the indenture. You should carefully read the indenture and the indenture supplement for your series of notes for information concerning the duties, obligations, rights and powers of the indenture trustee. The servicer can provide you with a copy of the indenture and indenture supplement as described under "Where You Can Find More Information" in this prospectus.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     With respect to the notes of any series, "EVENTS OF DEFAULT" under the indenture will be any of the following:

     (1) the trust fails to pay principal when it becomes due and payable on the series termination date for that series of notes;

     (2) the trust fails to pay interest when it becomes due and payable and the default continues for a period of 35 days;

     (3) certain bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the trust;

     (4) the trust fails to observe or perform covenants or agreements made in the indenture, and:

          - the failure continues, or is not cured, for 60 days after notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders holding 25% or more of the then-outstanding principal amount of all of the trust's outstanding series; and

          - as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period; or

     (5) any additional events of default specified in the applicable prospectus supplement.

Failure to pay the full principal amount of a note on its Expected Principal Payment Date will not constitute an event of default.

     An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

     If an event of default, other than an event of default described in clause
(3) above, occurs and continues with respect to the notes, the indenture trustee or noteholders holding more than 50% of the then-outstanding principal amount of the notes of the affected series may declare all the notes of that series to be immediately due and payable. If an event of default described in clause (3) above should occur and be continuing, the unpaid principal and interest due on the notes shall be immediately due and payable. These declarations may, under certain circumstances, be rescinded by noteholders holding more than 50% of the then-outstanding principal amount of the notes of that series.

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

     Generally, in the case of any event of default, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and certain limitations contained in the indenture, noteholders holding more than 50% (or not less than 66 2/3% if an event of default occurs and continues) of the then-outstanding principal amount of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. Noteholders holding more than 50% of the then-outstanding principal amount of the notes of the affected series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all noteholders of the affected series.

     After acceleration of a series of notes, collections of principal receivables and collections of finance charge and administrative receivables allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the series termination date. The indenture trustee may apply funds in the collection account, the Excess Funding Account and other trust accounts for a series of notes that have been accelerated to pay principal of and interest on those notes.

     Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

     In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

     - the noteholder gives the indenture trustee written notice of a continuing event of default;

     - noteholders holding at least 25% of the then-outstanding principal amount of the notes of the affected series make a written request of the indenture trustee to institute a proceeding as indenture trustee;

     - the noteholders offer indemnification satisfactory to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

     - the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

     - the indenture trustee has not received from noteholders holding more than 50% of the then-outstanding principal amount of the notes of that series a direction inconsistent with the request.

However, notwithstanding the foregoing, each noteholder has the absolute and unconditional right to receive payment of the principal of and interest on its notes at the time principal or interest is due and to institute suit for the enforcement of payment. This right may not be impaired without the consent of each noteholder.

     If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from noteholders of that series, the indenture trustee may elect to continue to hold the portions of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may:

     - institute proceedings in its own name for the collection of all amounts then payable on the notes of the affected series; or

     - take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

     Subject to the conditions described below, the indenture trustee also may foreclose on the portion of the receivables which secure that series of notes that have been accelerated by causing the trust to issue a foreclosure certificate to the holders of notes or to one or more third parties.

     The conditions that must be satisfied for the indenture trustee to exercise one of these foreclosure remedies include satisfaction of at least one of the following two conditions:

     - the indenture trustee receives the consent of all noteholders of the affected series; or

     - the indenture trustee determines that any proceeds from exercising the foreclosure remedy that are to be distributed to the noteholders of that series are sufficient to discharge in full all principal and interest due on those notes.

     The indenture trustee must also have obtained an opinion of counsel that the exercise of the foreclosure remedy will not cause the trust or any portion of the trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes and that the exercise of the foreclosure remedy complies with applicable federal and state securities laws.

     A "FORECLOSURE CERTIFICATE" is an investor certificate issued by the trust as a result of a foreclosure on a portion of the receivables that corresponds to the portion of the receivables that secured the notes that have been accelerated. The foreclosure certificate represents an undivided interest in the assets of the trust. The principal amount of the foreclosure certificate would be equal to the principal amount of the notes that have been accelerated, and the Invested Amount of the foreclosure certificate would be equal to the Invested Amount of the series of notes that have been accelerated.

     When a foreclosure certificate is issued with respect to notes that have been accelerated, those notes will be deemed to have been paid in full by the trust and not outstanding, and the holders of the notes that have been accelerated will no longer have any claim against the trust. Accordingly, the Invested Amount of the notes that have been accelerated will be allocable to the holders of the foreclosure certificate.

     A foreclosure certificate held by a noteholder or a third party will be subject to restrictions on transfer, including:

     - restrictions required to prevent the trust from being deemed an association or publicly traded partnership taxable as a corporation for federal income tax purposes, including a limitation on the number of holders or interests in the foreclosure certificate and restrictions on transfers to holders that are partnerships, Subchapter S corporations or grantor trusts for United States federal income tax purposes;

     - restrictions on transfers of interest in the foreclosure certificate to non-U.S. persons;

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

     - restrictions on transfers to employee benefit plans, or any entity whose underlying assets include "plan assets;" and

     - other restrictions that counsel to the trust may require to avoid adverse tax and other consequences to the trust or the noteholders.

The indenture trustee and the noteholders will covenant that they will not at any time institute against the trust or the transferor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     The remedies described above are the exclusive remedies available to the noteholders upon an event of default. The indenture trustee and each noteholder, by its acceptance of an interest in any note, waive any other remedy that may be available under the Uniform Commercial Code as then in effect in any applicable jurisdiction.

     None of the transferor, the administrator, the owner trustee, the indenture trustee, the servicer, the seller or the trust, in its individual capacity, nor any holder of an ownership interest in the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by the transferor, the servicer, the administrator, the owner trustee, the indenture trustee, the seller or any other person or entity.

CERTAIN COVENANTS

     The indenture provides that the trust may not consolidate with, merge into or sell or transfer its properties or assets to, another entity, unless:

     - the entity formed by or surviving the consolidation or merger, or that acquires the trust's properties or assets, is organized under the laws of the United States, any state thereof or the District of Columbia;

     - the successor entity is not subject to regulation as an investment company under the Investment Company Act of 1940;

     - the successor entity expressly assumes, by supplemental indenture, the trust's obligation to make due and punctual payments upon the notes and the performance of every covenant of the trust under the indenture and to make all required filings with the Securities and Exchange Commission;

     - no pay out event or event of default has occurred and is continuing immediately after the merger, consolidation or sale;

     - written confirmation is received from each rating agency that the transaction will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class;

     - the trust has received a tax opinion and an opinion of counsel to the effect that the transaction would have no material adverse federal income tax consequence to any noteholder;

     - any action as is necessary to maintain the lien and security interest created by the indenture shall have been taken;

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

     - the trust has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the transaction satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable;

     - in the case of a sale or transfer of the trust's properties or assets, the acquiring entity expressly agrees, by supplemental indenture, that all right, title and interest so acquired shall be subject and subordinate to the rights of noteholders, to indemnify the trust and to make all required filings with the Securities and Exchange Commission;

     As long as the notes are outstanding, the trust will not:

     - except as expressly permitted by the indenture, the transfer and servicing agreement or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust, unless directed to do so by the indenture trustee;

     - claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the trust;

     - voluntarily dissolve or liquidate in whole or in part; or

     - permit: (i) the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; (ii) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, except as may be created by the terms of the indenture; or (iii) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the trust that secure the notes.

The trust may not engage in any activity other than as specified under "The Issuer" in this prospectus. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.

MODIFICATION OF THE INDENTURE

     The trust and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:

     - to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to Secure the notes;

     - to reflect the agreement of another person to assume the role of the trust;

     - to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power of the trust;

     - to transfer or pledge any property to the indenture trustee;

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

     - to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture as long as that action would not adversely affect the interests of the noteholders;

     - to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

     - to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939 or any similar federal statute later enacted;

     - to permit the issuance of one or more new series of notes in accordance with the indenture; or

     - to terminate any interest rate swap agreement or other credit enhancement in accordance with the related indenture supplement.

The trust and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, upon:

     - receipt of a certificate of an authorized officer of the transferor to the effect that the requirements under the indenture applicable to the proposed amendment have been met and in the transferor's reasonable belief, the amendment will not have an Adverse Effect; and

     - delivery of a tax opinion to each rating agency.

     The trust and the indenture trustee may also, without the consent of the noteholders of any series or the series enhancers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to (i) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Code and (ii) to avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

     - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the indenture applicable to the proposed amendments have been met;

     - receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class; and

     - the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

     The trust and the indenture trustee will not, without the receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-

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existing rating of any outstanding series or class and without the consent of each noteholder affected, enter into any supplemental indenture to:

     - change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

     - impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

     - reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required for execution of any supplemental indenture or for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

     - reduce the percentage of the aggregate outstanding amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

     - decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

     - modify provisions of the indenture prohibiting the voting of notes held by the trust, any other party obligated on the notes, the seller or any other account owner or any of their affiliates; or

     - permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the trust assets or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture.

ANNUAL COMPLIANCE STATEMENT

     The trust will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

LIST OF NOTEHOLDERS

     Under the indenture, noteholders have the right to communicate with other noteholders in accordance with the requirements of the Trust Indenture Act of 1939.

SATISFACTION AND DISCHARGE OF INDENTURE

     The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

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THE INDENTURE TRUSTEE

     The indenture trustee may transact business with the servicer, the transferor or any series enhancer or their affiliates with the same rights as if it were not the indenture trustee under the indenture. The indenture trustee may become the owner or pledgee of notes. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the indenture trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee by the indenture will be conferred or imposed upon the indenture trustee and the separate indenture trustee or co-trustee jointly. However, in any jurisdiction in which the indenture trustee is incompetent or unqualified to perform certain acts, all rights, powers, duties and obligations will be conferred or imposed upon the separate indenture trustee or co-trustee. In this event, the separate indenture trustee or co-trustee will exercise and perform the rights, powers, duties and obligations solely at the direction of the indenture trustee.

     The indenture trustee may resign at any time, in which event your administrator will appoint a successor indenture trustee for your series. The administrator may also remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture, if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. The administrator will then be obligated to appoint a successor indenture trustee for your series. If an event of default occurs under the indenture and the accompanying prospectus supplement provides that a given series or class of notes is subordinated to one or more other series or classes of notes, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more of those series or classes of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes. The right of the senior noteholders to consent to or direct actions by the indenture trustee may be in conflict with the interests of the subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series of notes will not become effective until the successor indenture trustee accepts its appointment for your series.

     You should carefully read the indenture and the indenture supplement for your series of notes for information concerning the duties, obligations, rights and powers of the indenture trustee. The servicer can provide you with a copy of the indenture and indenture supplement as described under "Where You Can Find More Information" in this prospectus.

CERTAIN MATTERS REGARDING THE ADMINISTRATOR

     The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the trust other administrative obligations required by the indenture.

                               SERIES ENHANCEMENT

GENERAL

     For any series, credit enhancement may be provided for one or more of its classes. Credit enhancement for a series is called "SERIES ENHANCEMENT." Series enhancement may be in the form of the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features, an interest rate swap

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

agreement, interest rate cap agreement, currency exchange agreement or other derivatives agreement, or another method of series enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of series enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement.

     Unless otherwise specified in the accompanying prospectus supplement for a series, the series enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the series enhancement or which are not covered by the series enhancement, noteholders will bear their allocable share of deficiencies.

     If series enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

     - the amount payable under that series enhancement;

     - any conditions to payment not described here;

     - the conditions, if any, under which the amount payable under that series enhancement may be reduced and under which that series enhancement may be terminated or replaced; and

     - any material provision of any agreement relating to that series enhancement.

Additionally, the accompanying prospectus supplement may set forth certain information with respect to any provider of series enhancement, including:

     - a brief description of its principal business activities;

     - its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     - if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

     - its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

     The provider of third party series enhancement is called the "SERIES ENHANCER." If specified in the accompanying prospectus supplement, series enhancement for a series may be available to pay principal of the notes of that series following the occurrence of certain pay out events for that series. In this event, the series enhancer will have an interest in certain cash flows in respect of the receivables to the extent described in that prospectus supplement. This interest is called the "ENHANCEMENT INVESTED AMOUNT."

SUBORDINATION

     If specified in the accompanying prospectus supplement, one or more classes of notes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments for the more senior classes of notes. The rights of the holders of these subordinated notes to receive payments of principal and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. The amount of subordination will decrease whenever certain amounts otherwise payable to the holders of

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

subordinated notes are paid to the holders of senior notes. If specified in the accompanying prospectus supplement, subordination may apply only in the event of certain types of losses not covered by other series enhancement.

     The accompanying prospectus supplement will also set forth information concerning:

     - the amount of subordination of a class or classes of subordinated notes in a series;

     - the circumstances in which that subordination will be applicable;

     - the manner, if any, in which the amount of subordination will decrease over time; and

     - the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as series enhancement for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

LETTER OF CREDIT

     If specified in the accompanying prospectus supplement, series enhancement for a series or one or more of the classes of a series will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other series enhancement. The series enhancer in this case, the issuer of the letter of credit, called the "L/C BANK," will be obligated to honor demands under that letter of credit, to the extent of the amount available, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

     The maximum liability of an L/C bank under its letter of credit will generally be an amount equal to a percentage of the initial Invested Amount of a series or a class of that series. This percentage will be specified in the accompanying prospectus supplement. The amount available under a letter of credit will be reduced to the extent of its unreimbursed payments. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

     If specified in the accompanying prospectus supplement, series enhancement for a series or one or more of the classes of a series will be provided by a guaranty, called the "CASH COLLATERAL GUARANTY," secured by the deposit of cash or certain permitted investments in an account, called the "CASH COLLATERAL ACCOUNT," reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available under the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly. Any guaranty will be a guaranty of payment on the underlying receivables, not a guaranty of payment on the notes.

COLLATERAL INTEREST

     If specified in the accompanying prospectus supplement, series enhancement for a series of notes or one or more of the classes of a series may be provided initially by a subordinated

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interest in the trust, called the "COLLATERAL INTEREST," in an amount initially equal to a percentage of the initial Invested Amount of the series. The collateral interest may be certificated or uncertificated. This percentage will be specified in the accompanying prospectus supplement.

SURETY BOND OR INSURANCE POLICY

     If specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the classes of a series will be provided by one or more insurance companies. The insurance will guarantee, with respect to one or more classes of the series, payments of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

     If specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of a series or one or more classes of that series to assure payments of interest or principal for that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

SPREAD ACCOUNT

     If specified in the accompanying prospectus supplement, series enhancement for a series or one or more of the classes of a series will be provided by the periodic deposit of certain available excess cash flow from the trust assets into an account, called the "SPREAD ACCOUNT," intended to assist with subsequent payment of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

RESERVE ACCOUNT

     If so specified in the accompanying prospectus supplement, series enhancement for a series or one or more of the classes of a series or support for any related enhancement will be provided by the establishment of an account, called the "RESERVE ACCOUNT." The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of certain periodic payments of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of series enhancement or any combination of these arrangements. The reserve account will be established to assist with the subsequent payment of principal or interest on the notes of that series or the related class or any other amount owing on any related series enhancement in the manner provided in the accompanying prospectus supplement.

INTEREST RATE SWAP AGREEMENTS AND INTEREST RATE CAP AGREEMENTS

     If so specified in the accompanying prospectus supplement, the indenture trustee, on behalf of the trust, or the transferor, seller or other party may enter into one or more interest rate swap agreements, interest rate floor and/or cap agreements, currency exchange agreements or other derivatives securities agreements for the benefit of a class or series, the terms of which will be specified in the accompanying prospectus supplement.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

     Following is a summary of the material terms of the receivables purchase agreement entered into by the bank and ABRC. The summary is qualified in its entirety by reference to the

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receivables purchase agreement. A form of this agreement is filed as an exhibit to the registration statement which contains this prospectus. Any receivables purchase agreement entered into by an additional seller or an additional transferor will contain substantially similar provisions as those discussed here. In addition, the bank and the owner trustee have entered, and each seller that is a bank and that is not a transferor will enter, into a back-up security agreement under which the bank or other seller, as applicable, has granted directly to the indenture trustee a security interest in the receivables.

     Sale of Receivables. The receivables transferred to the trust by ABRC were acquired by ABRC from the bank under a receivables purchase agreement. In connection with the sale of the receivables to ABRC, the bank has filed appropriate UCC financing statements to evidence that sale and perfect ABRC's right, title and interest in those receivables. In addition, the bank has indicated in its computer files that the receivables have been sold to ABRC by the bank.

     Under the receivables purchase agreement, the bank sold and, in the future, may sell to ABRC all of its right, title and interest in and to all of the receivables existing in the initial accounts as of the initial closing date and in additional accounts as of the applicable addition date and recoveries allocable to those receivables and certain other property.

     Representations and Warranties. In the receivables purchase agreement, the seller represents and warrants to the transferor to the effect that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of the applicable addition date, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by the receivables purchase agreement. In the receivables purchase agreement, the seller additionally represents and warrants that as of the initial cut-off date and, with respect to any receivables in any designated additional accounts, as of each additional cut-off date, each receivable transferred thereunder is an eligible receivable. In the event of a breach of any representation or warranty set forth in the receivables purchase agreement which results in the requirement that the transferor accept re-transfer of an ineligible receivable under the transfer and servicing agreement, then the seller will repurchase that ineligible receivable from the transferor on the date of the re-transfer. The purchase price to be paid by the seller for the ineligible receivables will be equal to the purchase price to be paid by the transferor for such ineligible receivables under the transfer and servicing agreement.

     The seller also represents and warrants to the transferor in the receivables purchase agreement that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of the applicable addition date, the receivables purchase agreement constitutes a valid and binding obligation of the seller and the receivables purchase agreement constitutes a valid sale to the transferor of all right, title and interest of the seller in and to the receivables existing in the accounts as of the initial closing date and, with respect to any receivables in any designated additional accounts, as of the applicable addition date and in the proceeds thereof. If the breach of any of the representations or warranties described in this paragraph results in the obligation of the transferor under the transfer and servicing agreement to accept re-transfer of the receivables, the seller will repurchase the receivables re-transferred to the transferor for an amount of cash at least equal to the amount of cash the transferor is required to deposit under the transfer and servicing agreement in connection with the re-transfer.

     Amendments. The receivables purchase agreement may be amended by the seller or the transferor without the consent of the holders of any notes offered under this prospectus and the accompanying prospectus supplement. No amendment, however, may change or modify the

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

purchase price to be paid to the seller for the receivables and no amendment may change, modify, delete or add any other obligation of the seller or the transferor unless written confirmation is received from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class and the seller has delivered to the transferor a certificate of an authorized officer of the seller to the effect that the seller reasonably believes that such action will not have an Adverse Effect, unless the owner trustee and the indenture trustee have consented to the amendment.

     Termination. The receivables purchase agreement will terminate immediately after the trust terminates. In addition, if a receiver or conservator is appointed for any seller that is a bank or any seller that is not a bank becomes a debtor in a bankruptcy case or certain other liquidation, bankruptcy, insolvency or similar events occur, the seller will immediately cease to sell principal receivables to the transferor and will promptly give notice of that event to the transferor, the owner trustee and the indenture trustee.

                                  NOTE RATINGS

     Any rating of the notes by a rating agency will indicate:

     - its view on the likelihood that noteholders will receive required interest and principal payments; and

     - its evaluation of the receivables and the availability of any series enhancement for the notes.

     Among the things a rating will not indicate are:

     - the likelihood that interest or principal payments will be paid on a scheduled date;

     - the likelihood that a pay out event will occur;

     - the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

     - the marketability of the notes;

     - the market price of the notes; or

     - whether the notes are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

     The transferor will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so assigned, that rating could be lower than any rating assigned by a rating agency chosen by the transferor. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a "rating agency" refers to a rating agency selected by the transferor to rate the notes of a series or class issued by the trust.

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                   MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     Each seller will represent in the receivables purchase agreement that its transfer of receivables constitutes a valid sale and assignment of all its right, title and interest in and to the receivables to the transferor. In the transfer and servicing agreement, the transferor will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables, except for its interest as the holder of the Transferor Beneficial Interest, or creates in favor of the trust a valid first-priority perfected security interest in the transferor's rights in the receivables in existence at the time that the trust is formed or at the time that receivables in additional accounts are transferred, as the case may be, and a valid first-priority perfected security interest in the transferor's rights in the receivables arising in accounts already designated for the trust on and after their creation, in each case until termination of the trust.

     Under the UCC as in effect in the States of New York, Delaware, Utah and Nevada, the receivables constitute "accounts". Both the sale of the receivables and the transfer of the receivables as security for an obligation are governed by Article 9 of the UCC as in effect in the States of New York, Delaware, Utah and Nevada, and to the extent that Article 9 is applicable, the filing of appropriate financing statements is required to perfect the sale of such receivables or the transfer of such receivables as security for an obligation by a seller to a transferor, and by a transferor to the trust. Appropriate financing statements covering the receivables have been or will be filed in Utah and Nevada.

     There are certain limited circumstances under the UCC and applicable Federal law in which prior or subsequent transferees of receivables coming into existence after a series closing date could have an interest in those receivables with priority over the trust's interest. A tax or other government lien on property of a seller or transferor arising prior to the time a receivable comes into existence may also have priority over the interest of the trust in that receivable. Under the receivables purchase agreement, a seller will warrant to the transferor, and under the transfer and servicing agreement, a transferor will warrant to the indenture trustee, that it has transferred the receivables free and clear of the lien of any third party. Furthermore, if the FDIC were appointed as a receiver or conservator of a seller or transferor that is a bank, some administrative expenses of the receiver or conservator may have priority over the interest of the trust in the receivables.

BORROWER PROTECTION LAWS

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the holders of notes if the protection provided to debtors under those laws result in any receivables of the trust being written off as uncollectible when there are insufficient funds available from collections of finance charge and administrative receivables and under any series enhancement.

CLAIMS AND DEFENSES OF ACCOUNT OBLIGORS AGAINST THE TRUST

     The UCC would be applicable to the trust if the trust were deemed to have acquired a security interest in the receivables. The UCC provides that unless an obligor, such as a customer, has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the trust, as assignee, are subject to all the terms of the cardholder agreement between the seller and the obligor and any defense or claim arising therefrom, to rights of set off and to any other defense or claim of the obligor against the seller that accrues before the obligor receives notification of the assignment. The UCC also provides that any obligor, such as a customer, is authorized to continue to pay the seller until (a) the obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the indenture trustee or the servicer and (b) if requested by the obligor, the indenture trustee or the servicer has furnished reasonable proof of assignment. No agreement not to assert defenses has been entered into and no notice of the assignment of the receivable to the trust will be sent to the obligors obligated on the accounts in connection with the transfer of the receivables to the trust.

CERTAIN MATTERS RELATING TO CONSERVATORSHIP, RECEIVERSHIP AND BANKRUPTCY

     The receivables purchase agreement, the transfer and servicing agreement, the indenture and related agreements contemplate a number of transfers of receivables, including transfers by the seller to the transferor and transfers by the transferor to the trust.

     The seller and the transferor intend to treat the transfers between the seller and the transferor under the receivables purchase agreement as absolute conveyances. It is possible that a creditor, trustee, receiver or conservator of such a party, or such party as debtor-in-possession, may at some time take a contrary position. The implications of such action are discussed below.

     The seller and the transferor intend to treat transfers of receivables from the transferor to the trust either as an absolute transfer or as the grant of a first perfected security interest. The implications of characterization of a transfer as a security interest are also discussed below.

     The bank is chartered as a Utah industrial loan corporation and is regulated and supervised by the FDIC. The FDIC may act as conservator or receiver for the bank and any other seller or transferor that is a bank the deposits of which are issued by the FDIC, if certain events occur relating to the bank's financial condition or the propriety of its actions.

     As noted above, the seller intends to treat the transfers between the seller and the transferor under the receivables purchase agreement as absolute conveyances. Arguments may be made, however, that any of these transfers constitutes the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the FDIA to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the receivables if:

     - the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;

     - the financial institution received adequate consideration for the transfer;

     - the parties intended that the transfer constitute a sale for accounting purposes; and

     - the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay or defraud the financial institution or its creditors.

     The seller's transfer of the receivables and the agreements under which the seller makes those transfers are intended to satisfy all of these condition.

     If a condition required under the FDIC's regulations were found not to have been met, however, the FDIC could reclaim, recover or recharacterize the seller's transfer of the

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receivables. If the FDIC were successful, the FDIA would limit the damages for any such repudiation to the trust's "actual direct compensatory damages" determined as of the date that the FDIC were appointed as conservator or receiver for that seller or transferor. The FDIC, moreover, could delay its decision whether to repudiate the applicable receivables purchase agreement and back-up security agreement or to reclaim, recover or recharacterize the transfer for a reasonable period following its appointment as conservator or receiver for the seller or transferor. Therefore, if the FDIC as conservator or receiver for a seller or transferor that is a bank were to repudiate the applicable receivables purchase agreement and back-up security agreement or to reclaim, recover or recharacterize the transfer, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

     In addition, regardless of the terms of the indenture, the FDIC as conservator or receiver for a seller or transferor that is a bank may have the power to prevent the commencement of an early amortization period or to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee's action, moreover, the FDIC as conservator or receiver for a seller or transferor that is a bank may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables.

     ABRC has been structured so that (i) the filing of a voluntary or involuntary petition for relief by or against it under the Bankruptcy Code and
(ii) the substantive consolidation of its assets and liabilities with those of a seller is unlikely. ABRC is a separate, limited purpose corporation, and its certificate of incorporation contains limitations on the nature of its business and restrictions on its ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar laws without the prior unanimous consent of all of its directors. In addition, the indenture trustee will covenant in the indenture that it will not at any time institute against ABRC or any additional transferor any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if ABRC or any additional transferor that is not a bank were to become a debtor in a bankruptcy case and if its bankruptcy trustee or creditor or it, as debtor-in-possession, were to take the position that the transfer of the receivables by it to the trust or transferor, as applicable, should be characterized as a pledge of those receivables, or if the assets and liabilities of ABRC or any additional transferor that is not a bank were substantively consolidated with those of an entity in bankruptcy, then delays in payments on the notes and possible reductions in the amount of those payments could result.

     If bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to ABRC or any additional transferor that is not a bank, then ABRC or that additional transferor, as the case may be, will promptly notify the indenture trustee and a pay out event will occur with respect to each series. Under the transfer and servicing agreement, newly created receivables will not be transferred to the trust on and after any such event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge and administrative receivables related to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "Description of the Notes -- Application of Collections" and in the accompanying prospectus supplement.

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

     The bankruptcy court, however, may have the power to delay any such procedure or to require the continued transfer of principal receivables to the trust.

     Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the noteholders in the receivables, if these laws result in any receivables being written off as uncollectible.

     If a receiver or conservator were appointed for the servicer and no servicer default other than the insolvency of the servicer exists, the receiver or conservator may have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer.

     See "Risk Factors -- If a receiver or conservator were appointed for a seller or a transferor that is a bank, or if a seller or a transferor that is not a bank became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

CERTAIN REGULATORY MATTERS

     The operations and financial condition of the bank are subject to extensive regulation and supervision under federal and state law. The FDIC has broad enforcement powers over the bank. These enforcement powers may adversely affect the operation and financial condition of the trust, your rights under the indenture and the obligations of the bank under the trust agreement, the indenture, the transfer and servicing agreement, the receivables purchase agreement, the administration agreement or any other agreement entered into by the bank with respect to one or more series prior to the appointment of a receiver or conservator.

     If the FDIC supervising any bank were to find that any obligation of that bank or an affiliate under a securitization or other agreement, or any activity of that bank or affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to that bank, the FDIC has the power under the FDIA to order that bank or affiliate, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of the obligation or take any other action as the FDIC determines to be appropriate. In that event, the bank may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the FDIC.

     Recently, after the Office of the Comptroller of the Currency found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. That consent order requires that bank, among other things, to resign as servicer by June 30, 2003, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant trust in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

     While the bank has no reason to believe that the FDIC would consider provisions relating to the bank acting as servicer or the payment or amount of a servicing fee to the bank, or any other obligation of the bank under its securitization agreements, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the FDIC would not conclude otherwise in the future. If the FDIC did reach such a conclusion, and ordered the bank to rescind or amend its securitization agreements, payments to you could be delayed or reduced.

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

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Wolf, Block, Schorr and Solis-Cohen LLP, as special tax counsel to the issuer ("SPECIAL TAX COUNSEL"). The summary is based on the Code, as amended, as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, certain insurance companies, dealers in securities, non-U.S. persons, investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes or persons subject to other specialized tax regimes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special tax counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of special tax counsel, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, we suggest that persons considering the purchase of notes consult their own tax advisors with regard to the United States federal tax consequences of an investment in the notes and the application of United States federal tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

TAX CHARACTERIZATION OF THE TRUST AND THE NOTES

     Treatment of the Trust as an Entity Not Subject to Tax. Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, special tax counsel is of the opinion that the trust will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail.

     The precise tax characterization of the trust for federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of the transferor as collateral for notes issued by the transferor. On the other hand, the trust could be viewed as a separate entity for tax

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

purposes issuing its own notes. This distinction, however, should not have a significant tax effect on noteholders except as stated below under "Possible Alternative Characterizations."

     Treatment of the Notes as Debt. Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes offered hereunder will be characterized as debt for United States federal income tax purposes. Additionally, the trust will agree by entering into the indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt for United States federal income tax purposes.

     Possible Alternative Characterizations. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the trust or some other entity for such purposes. If so treated, investors could be treated for such purposes either as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. If notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity, and the corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes; further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends. In addition, even if the notes are treated as debt, the trust is also able to issue other securities which may be treated as debt or as equity interests in the trust. The issuance of such securities requires the delivery of a new opinion of counsel generally to the effect that such issuance will not cause the trust to become taxable as a separate entity for federal income tax purposes; however, any such new opinion would not bind the IRS, and the trust could become taxable as a corporation as a result of such issuance, potentially diminishing cash available to make payments on the notes. Prospective investors should consult with their own tax advisors with regard to the consequences of each such possible alternative characterization to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt is correct.

CONSEQUENCES TO HOLDERS OF THE NOTES

     Interest and Original Issue Discount. In general, stated interest on a note will be includable in gross income as it accrues or is received in accordance with a noteholder's usual method of tax accounting. If a class of notes is issued with original issue discount ("OID"), the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of such a note (including a cash basis holder) generally would be required to include the OID on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those

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

debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of OID and could have other consequences to holders of the notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a note is "unconditionally payable" and hence that all of such interest should be included in the note's stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The trust intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.

     Market Discount. A holder of a note who purchases an interest in a note at a discount that exceeds any OID not previously includable in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

     Market Premium. A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Code.

     Disposition of the Notes. Upon the sale, exchange or retirement of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest, which the holder will be required to include as interest income) and the holder's adjusted tax basis in the note. The holder's adjusted tax basis in the note generally will equal the cost of the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or OID previously received by such holder with respect to such note. Any such gain or loss generally will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year.

     Foreign Holders. Under United States federal income tax law now in effect, payments of interest by the trust to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation, or is an estate or trust that lacks certain essential contacts with the United States (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes actually or constructively a "10 percent shareholder" of the transferor or the trust, a "controlled foreign corporation" with respect to which the transferor or the trust is a "related person" within the meaning of the Code, or a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign

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

person's name, address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless definitive notes are issued), the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the note. If a note is held through a qualified intermediary, withholding may not be required if the intermediary has sufficient information in its files to establish that the holder is a foreign person. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated under an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year and is not subject to tax pursuant to certain Code provisions dealing with expatriates.

     The U.S. Treasury Department recently issued final Treasury regulations which revise some of the foregoing procedures whereby a foreign person may establish an exemption from withholding; foreign persons should consult their tax advisors concerning the impact to them, if any, of such revised procedures.

     Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to "backup withholding" tax under Section 3406 of the Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information reporting to the IRS may be required with respect to payments of interest, OID and retirement proceeds. Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     Tax Disclosure and Investor List Requirements. Recent Treasury disclosure and record keeping requirements directed at tax shelter activity can apply to transactions not conventionally regarded as tax shelters. A transaction may be affected by these regulations if, among other things, there are restrictions on the disclosure of the tax treatment or tax structure of the transaction. The indenture and the series supplements, in general, do not impose any such confidentiality restrictions with respect to the notes. However, there are pending in the United States Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these requirements, and you should be aware that the transferor and the bank and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine may apply to them with respect to this

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

transaction. In order to minimize the possibility that any transaction relating to the trust or the notes might constitute a "confidential transaction" subject to reporting by any person, the transferor, the servicer, the trust and the underwriters and each recipient of this prospectus are deemed to agree that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of any transaction relating to the trust or the notes and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure.

     Certain Recent Legislation. Recent legislation has reduced the income tax rate on dividends on equity investments in domestic and certain foreign corporations. You should consult your own financial advisors concerning the impact that this legislation might have on securities such as the notes, the interest on which will remain subject to Federal income tax.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR TAX SITUATION, AND DOES NOT PURPORT TO ADDRESS THE ISSUES DESCRIBED WITH THE DEGREE OF SPECIFICITY THAT WOULD BE PROVIDED BY A TAXPAYER'S OWN TAX ADVISOR. WE SUGGEST THAT PROSPECTIVE PURCHASERS CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL TAX LAWS.

STATE AND LOCAL TAX CONSEQUENCES

     The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state, local or foreign tax law. We suggest that each investor consult its own tax adviser regarding state, local and foreign tax consequences.

                              ERISA CONSIDERATIONS

     Subject to the considerations described below and in the accompanying prospectus supplement, the notes may be purchased by, on behalf of, or with "plan assets" of, any employee benefit or other plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each is called a "PLAN"). Any plan fiduciary or other person that proposes to use plan assets of any plan to acquire any of the notes should consult with its counsel concerning the potential consequences under ERISA and the Code of the plan's acquisition and ownership of notes. See "ERISA Considerations" in the accompanying prospectus supplement.

     Section 406 of ERISA and Section 4975 of the Code prohibit plans from engaging in certain transactions involving plan assets with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (referred to together as "PARTIES IN INTEREST") with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for these persons, unless a statutory, regulatory or administrative exemption is available.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of these plans may be invested in the notes without regard to the ERISA considerations described herein, subject to

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the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     We suggest that fiduciaries or other persons contemplating purchasing the notes on behalf of or with plan assets of any plan consult their own counsel regarding whether the trust assets represented by the notes would be considered plan assets, the consequences that would apply if the trust's assets were considered plan assets, and the availability of exemptive relief from the prohibited transaction rules.

     Finally, plan fiduciaries and other persons using plan assets to purchase notes should consider the fiduciary standards under ERISA or other applicable law in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the notes. Among other factors, plan fiduciaries and other plan investors should consider whether the investment satisfies the diversification requirement of ERISA or other applicable law, is in accordance with the plan's governing instruments, and is prudent in light of the "Risk Factors" and other factors discussed in this prospectus and the accompanying prospectus supplement.

                              PLAN OF DISTRIBUTION

     The transferor and the seller and one or more underwriters named in the prospectus supplement will enter into an underwriting agreement for each series of notes. Under each underwriting agreement, the transferor will cause the notes to be sold by the trust to the underwriters named in that underwriting agreement and in the accompanying prospectus supplement. Each of those underwriters will severally agree to purchase from the trust the principal balance of notes set forth in that underwriting agreement and in the accompanying prospectus supplement (subject to proportional adjustment on the terms and conditions set forth in the underwriting agreement in the event of an increase or decrease in the aggregate balance of notes offered by this prospectus and by the accompanying prospectus supplement).

     In each underwriting agreement, the underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of those notes. After the initial public offering, the public offering price and such concessions may be changed.

     Each underwriting agreement will provide that the transferor and the seller will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     The place and time of delivery for any series of notes for which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

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                                 LEGAL MATTERS

     Legal matters relating to the issuance of the notes will be passed upon for the transferor and the seller by Wolf, Block, Schorr and Solis-Cohen LLP, New York, New York, special counsel to the transferor and the seller. Legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for the transferor and the seller by Wolf, Block, Schorr and Solis-Cohen LLP, New York, New York.

                             REPORTS TO NOTEHOLDERS

     The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of DTC and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes -- Book-Entry Registration," "-- Reports to Noteholders" and "-- Evidence as to Compliance" in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     ABRC filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information the trust and ABRC files at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. The trust's and ABRC's SEC filings are also available to the public on the SEC Internet site http://www.sec.gov.

     The SEC allows the trust to "incorporate by reference" information the trust and ABRC files with it, which means that the trust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the trust and ABRC files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. The trust and ABRC incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust and ABRC until the trust terminates its offering of the notes. The documents incorporated by reference will be filed with the SEC under the name of Advanta Business Card Master Trust and Advanta Business Receivables Corp.

     As a recipient of this prospectus, you may request a copy of any document the trust incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the servicer at: 11850 South Election Road, Draper, Utah 84020,
Attention: Treasury Department, Telephone: (801) 523-0858.

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                        GLOSSARY OF TERMS FOR PROSPECTUS

     "ABRC" means Advanta Business Receivables Corp., a Nevada corporation.

     "ADDITION DATE" means the date of assignment of receivables in each additional account to the trust.

     "ADDITIONAL ISSUANCE" means each issuance of additional notes of an outstanding series of notes.

     "ADJUSTED INVESTED AMOUNT" means on any date for any series the Invested Amount on that date, minus the amount on deposit in the specified trust account, as described in the indenture supplement for that series.

     "ADMINISTRATOR" means the bank, in its capacity as administrator under the administration agreement, dated as of August 1, 2000, between the administrator and the trust.

     "ADVANTA BUSINESS CARD" means each credit card relating to a business card account and issued by the bank.

     "ADVANTA BUSINESS CARD PORTFOLIO" means the portfolio of credit card accounts originated by the bank.

     "ADVERSE EFFECT" means, with respect to any action, that the action will
(a) materially and adversely affect the amount or timing of payments made to the noteholders of any series or class or (b) result in the occurrence of a Pay Out Event or an Event of Default.

     "BANK" means Advanta Bank Corp., a Utah industrial loan corporation.

     "CASH COLLATERAL ACCOUNT" means either an account securing a cash collateral guaranty into which cash or permitted investments are held or an account that is series enhancement for a series of notes.

     "CASH COLLATERAL GUARANTY" means series enhancement in the form of a guaranty secured by the deposit of cash or certain permitted investments for a series or one or more classes.

     "CODE" means the Internal Revenue Code of 1986.

     "COLLECTION ACCOUNT" means an account established and maintained by the servicer in the name of the indenture trustee, for the benefit of noteholders of all series, into which the servicer will deposit collections on the receivables and other specified amounts. The collection account will be a qualified account.

     "CONTROLLED AMORTIZATION PERIOD" means the period during which principal is paid on the notes in fixed amounts at scheduled intervals.

     "CONTROLLED ACCUMULATION PERIOD" means the period during which principal is accumulated in specified amounts per month and paid on an Expected Principal Payment Date.

     "DEFAULTED RECEIVABLES" means principal receivables which in a monthly period are written off as uncollectible in accordance with the servicer's credit card guidelines and customary and usual servicing procedures for servicing revolving credit card receivables comparable to the receivables in the trust.

     "DEFINITIVE NOTES" means notes that are issued in fully registered, certificated form.

     "DEPOSITARIES" means DTC, Clearstream Banking or Euroclear.

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     "DETERMINATION DATE" means the third business day preceding the fifteenth day of each calendar month, unless otherwise specified in the prospectus supplement for a series of notes.

     "EARLY ACCUMULATION PERIOD" means the period during which principal on the receivables is accumulated each month based on the amount of principal receivables collected following a pay out event.

     "EARLY AMORTIZATION PERIOD" means the period during which principal is paid each month based on the amount of principal receivables collected following a pay out event.

     "ELIGIBLE ACCOUNT" means, for each series of notes, as of the cut-off date, each account originated by the seller

     - which was in existence and maintained by the seller;

     - which is payable in United States dollars;

     - the cardholder of which has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases;

     - the cardholder of which has not been identified by the servicer in its computer files as currently being involved in a bankruptcy proceeding;

     - which has not been classified as stolen or lost;

     - which does not have any receivables that are defaulted receivables;

     - which has not been sold or pledged to any other party except for any sale to another account owner that has either entered into a receivables purchase agreement or is an additional transferor;

     - which does not have receivables which have been sold or pledged by the seller to any party other than the transferor or the trust under a receivables purchase agreement or a transfer and servicing agreement; and

     - which does not have any receivables that have been identified by the servicer or the relevant cardholder as having been incurred as a result of fraudulent use of any credit card.

     "ELIGIBLE INSTITUTION" means either:

     - a depository institution, including the owner trustee or the indenture trustee, that is organized under the laws of the United States or any one of the 50 states or the District of Columbia (or any domestic branch of a foreign bank) and which at all times (i) has FDIC deposit insurance and
       (ii) has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each rating agency rating a series or class of notes; or

     - any other institution the appointment of which would not result in the reduction or withdrawal by any rating agency of any of its then-existing rating of any outstanding series or class.

     "ELIGIBLE INVESTMENTS" means securities, instruments, security entitlements or other investment property which evidence:

     - direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

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     - demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities. However, at the time of the trust's investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company must be in the highest rating category of at least one of the rating agencies rating each series or class of notes;

     - commercial paper or other short-term obligations having original or remaining maturities of no more than 30 days, and having, at the time of the trust's investment or contractual commitment to invest, a rating in the highest rating category of at least one of the rating agencies rating a class of notes;

     - demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment, a rating in the highest rating category of at least one of the rating agencies rating each series or class of notes;

     - notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in the second clause above;

     - money market funds having, at the time of the trust's investment, a rating in the highest rating category of at least one of the rating agencies rating each series or class of notes (including funds for which the indenture trustee or any of its affiliates is investment manager or advisor);

     - time deposits (having maturities not later than the next payment date) other than those referred to in the fourth clause above, with a person whose commercial paper has a credit rating satisfactory to at least one of the rating agencies rating each series or class of notes; or

     - any other investment upon receipt of written confirmation from each rating agency rating a series or class of notes that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

     "ELIGIBLE RECEIVABLE" means, for each series of notes, each receivable:

     - which has arisen in an eligible account;

     - which was created in compliance, in all material respects, with all requirements of law applicable to the seller at the time of its creation, and under the terms of a credit card agreement which complies in all material respects with all requirements of law applicable to the seller;

     - for which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by the seller of the related credit card agreement have been duly obtained or given and are in full force and effect;

     - as to which, at the time of its transfer to the trust, the transferor or the trust has good title, free and clear of all liens and security interests arising under or through the transferor, other than tax liens for taxes not then due or which the transferor is contesting;

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     - which has been the subject of either a valid transfer and assignment from the transferor to the trust of all of the transferor's right, title and interest in the receivable (including any proceeds of the receivable), or the grant of a first priority perfected security interest in the receivable (and in the proceeds of the receivable), effective until the termination of the trust;

     - which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions and equitable considerations;

     - which, at the time of transfer to the trust, has not been waived or modified except as permitted under the customary policies and procedures, as amended from time to time, of the seller, and then only if the waiver or modification is reflected in the servicer's computer file of revolving credit card accounts;

     - which, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the obligor, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general;

     - which, at the time of transfer to the trust, none of the transferor or the seller has taken any action, or omitted to take any action, that would impair the rights of the trust or the noteholders; and

     - which constitutes an "account" or "general intangible" under Article 9 of the Uniform Commercial Code as then in effect in any state where the filing of a financing statement is required to perfect the trust's interest in the receivables and the proceeds thereof.

     "ENHANCEMENT INVESTED AMOUNT" means the interest the series enhancer will have in certain cash flows in respect of the receivables to the extent described in the applicable prospectus supplement, if the prospectus supplement specifies that series enhancement may be available to pay principal of the notes following the occurrence of certain pay out events.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "EVENTS OF DEFAULT" means, under the indenture, and with respect to the notes of any series, any of the following:

       - the trust fails to pay principal when it becomes due and payable on the series termination date for that series of notes;

       - the trust fails to pay interest when it becomes due and payable and the default continues for a period of 35 days;

       - certain bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the trust;

       - the trust fails to observe or perform covenants or agreements made in the indenture, and:

          - the failure continues, or is not cured, for 60 days after notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders holding 25% or more of the then-outstanding principal amount of all of the trust's outstanding series; and

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          - as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period; or

       - any additional events of default specified in the applicable prospectus supplement.

     "EXCESS FUNDING ACCOUNT" means an account established and maintained by the servicer in the name of the indenture trustee, which will be a qualified account.

     "EXPECTED PRINCIPAL PAYMENT DATE" means the date specified in the prospectus supplement for a class of notes on which amounts on deposit in the principal funding account will be paid to the noteholders.

     "FDIA" means the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCE CHARGE AND ADMINISTRATIVE RECEIVABLES" are periodic finance charges, annual membership fees and service charges, late fees, overlimit fees, cash advance fees, the portion of interchange and all other fees and charges on accounts designated by the transferor to be included as finance charge and administrative receivables, and any other amounts, other than principal receivables, designated by the transferor to be "finance charge and administrative receivables."

     "FORECLOSURE CERTIFICATE" means an investor certificate issued by the trust as a result of a foreclosure on a portion of the receivables that corresponds to the portion of the receivables that secured the notes that have been accelerated.

     "FUNDING PERIOD" means the period from a series' closing date to the earlier of (i) the date that series' Invested Amount equals the principal amount of that series of notes, or (ii) the date specified in the related prospectus supplement.

     "INITIAL DESIGNATED ACCOUNTS" means the group of eligible accounts that were designated on the initial cut-off date to the trust.

     "INITIAL CUT-OFF DATE" means August 1, 2000.

     "INTERCHANGE" means certain fees received by creditors participating in the MasterCard and VISA associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing.

     "INVESTED AMOUNT" for a series of notes on any date will mean a sum equal to:

       - the initial outstanding principal amount of that series of notes as of the closing date for that series (increased by the principal balance of any notes of that series issued after the closing date for that series); minus

       - the amount of principal paid to noteholders of that series prior to that date; and minus

       - the amount of unreimbursed Investor Charge-Offs and reallocated principal collections for notes of that series prior to that date.

     "INVESTOR CHARGE-OFFS" means, for any monthly period, and for any series or class, the amount by which: (a) the Investor Default Amount exceeds (b) amounts available to pay that amount out of collections of finance charge and administrative receivables and other amounts treated like collections of finance charge and administrative receivables, any available series

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enhancement amounts and other sources specified in the accompanying prospectus supplement, but not more than the lesser of the Investor Default Amount and the Invested Amount.

     "INVESTOR DEFAULT AMOUNT" means the aggregate amount of the Investor Percentage of principal receivables that are defaulted receivables.

     "INVESTOR PERCENTAGE" means a specified percentage of collections of principal receivables, finance charge and administrative receivables and defaulted receivables allocated to each series of notes.

     "ISSUER" means Advanta Business Card Master Trust, a Delaware common law trust.

     "L/C BANK" means the issuer of a letter of credit, if a series enhancer has issued a letter of credit.

     "MEMBER BANK" means a bank under contract with MasterCard or VISA to issue credit cards.

     "NOTE OWNER" means the owner of beneficial interests in the notes of a series held in book-entry form.

     "OWNER TRUSTEE" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as owner trustee of the issuer.

     "PAIRED SERIES" means each of the series specified in the applicable prospectus supplements as being paired with a previously or later issued series so that a decrease in the Invested Amount of the previously issued series results in a corresponding increase in the Invested Amount of the later issued series.

     "PARTIES IN INTEREST" means persons that are "parties in interest" under ERISA or "disqualified persons" under the Code.

     "PAYING AGENT" means the indenture trustee, acting as the initial paying agent, together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series.

     "PLAN" means any employee benefit or other plan that is subject to ERISA or
Section 4975 of the Code.

     "PRE-FUNDING ACCOUNT" means a trust account established and maintained with the indenture trustee for the benefit of the noteholders of a series that has a funding period into which the portion of the Invested Amount not invested in receivables will be maintained.

     "PRIME RATE" means the "Prime Rate" as set forth in the "Money Rates" section of The Wall Street Journal.

     "PRINCIPAL FUNDING ACCOUNT" means the trust account, established for the benefit of one or more specified classes of noteholders in which principal is accumulated for later distribution to noteholders.

     "PRINCIPAL RECEIVABLES" are amounts charged by cardholders for merchandise, services, cash advances and balance transfers.

     "QUALIFIED ACCOUNT" means an account which will be either (a) a segregated account with an eligible institution or (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States or any one of the 50 states, the District of Columbia (or any domestic branch of a foreign bank) and acting as a trustee for

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funds deposited in such account so long as any of the securities of this depositary institution are rated at least investment grade by each rating agency rating a class of notes.

     "RATING AGENCY" means a rating agency selected by the transferor to rate the notes of a series or class issued by the trust.

     "RECOVERIES" means net recovery amounts for defaulted receivables.

     "REQUIRED MINIMUM PRINCIPAL BALANCE"means on any date for all series (unless otherwise specified in the related indenture supplement for any series which is a paired series) the sum of the Invested Amounts for all series on that date, plus the Required Transferor Interest on that date, minus the amount on deposit in the Excess Funding Account.

     "REQUIRED TRANSFEROR INTEREST" means on any date, the Required Transferor Percentage times the total amount of principal receivables in the trust.

     "REQUIRED TRANSFEROR PERCENTAGE" initially means 7%; but the transferor may reduce the percentage by giving 30 days prior notice to the indenture trustee and each rating agency if written confirmation is received from each rating agency that such action will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class of notes and the transferor delivers to the indenture trustee a certificate of an authorized officer to the effect that the transferor reasonably believes that such reduction will not have an Adverse Effect. In no event may the Required Transferor Percentage be less than 2%.

     "RESERVE ACCOUNT" means an account established as credit enhancement for a series of notes to assist with payment of principal or interest on a series or class of notes or any other amount owing on any series enhancement in the manner described in a prospectus supplement.

     "REVOLVING PERIOD" means the period, for each series, when no principal is paid or accumulated, which begins on the closing date for a series and ends on the day before an amortization period or accumulation period begins.

     "SELLER" means, collectively, the bank and any additional sellers.

     "SERIES TERMINATION DATE" means the latest date by which principal and interest for that series can be paid.

     "SERIES ENHANCEMENT PERCENTAGE" means the percentage interest of a series enhancer in a series, if any, as may be described in the related prospectus supplement.

     "SERIES ENHANCER" means the provider of third party series enhancement.

     "SERIES PAY OUT EVENT" means, with respect to any particular series, the occurrence of any event, in addition to a trust pay out event, specified as a pay out event in the prospectus supplement for that series.

     "SERIES ENHANCEMENT" means credit enhancement for a series.

     "SERVICER DEFAULT" means the following:

     (1) failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, within 5 business days of the required date under the transfer and servicing agreement, the indenture or any indenture supplement;

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     (2) failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements set forth in the transfer and servicing agreement, the indenture or any indenture supplement, if the failure:

          (a) has an Adverse Effect; and

          (b) continues unremedied for a period of 60 days after written notice to (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 10% or more of the then-outstanding principal amount of all of the trust's outstanding series (or, where the servicer's failure does not relate to all series, 10% or more of the then-outstanding principal balance of all series affected);

     (3) the servicer assigns or delegates its duties, except as specifically permitted under the transfer and servicing agreement;

     (4) any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered under the transfer and servicing agreement, proves to have been incorrect when made if it:

          (a) has an Adverse Effect; and

          (b) continues to have an Adverse Effect for a period of 60 days after written notice to (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 10% or more of the then-outstanding principal amount of all of the trust's outstanding series (or, where the servicer's inaccuracy does not relate to all series, 10% or more of the then-outstanding principal balance of all series affected);

     (5) specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

     (6) any other event specified in the accompanying prospectus supplement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause (1) above for a period of 10 business days after the applicable grace period, or referred to in clause (2), (3) or (4) above for a period of 60 business days after the applicable period, will not constitute a servicer default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or other similar occurrence.

     "SERVICER" means the bank or any successor servicer that is responsible for servicing and administering the receivables in the trust.

     "SHARED FINANCE CHARGE COLLECTIONS" means, for a series identified in a prospectus supplement as included in a group, collections of finance charge and administrative receivables in the trust portfolio allocated to that series in excess of the amount needed to make deposits or payments for that series that may be shared with other series identified in the prospectus supplements for those other series as included in the same group.

     "SHARED PRINCIPAL COLLECTIONS" means an amount of principal receivables allocated to a series in excess of the amount needed for deposit or distribution that is made available to other series to make principal payments or deposits required by those other series.

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     "SPECIAL TAX COUNSEL" means Wolf, Block, Schorr and Solis-Cohen LLP, as special tax counsel to the issuer.

     "SPREAD ACCOUNT" means an account that provides series enhancement for a series or class of notes that is intended to assist with payment of interest and principal in the manner described in a prospectus supplement and funded by the periodic deposit of certain available excess cash flow from the trust assets.

     "SUPPLEMENTAL BENEFICIAL INTEREST" means an undivided beneficial interest in the trust created in exchange, in part, upon the surrender by the transferor of its Transferor Beneficial Interest.

     "SUPPLEMENTAL CERTIFICATE" means a certificate issued in exchange, in part, for a transferor certificate.

     "TAX OPINION" means with respect to any action, an opinion of counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the notes of any outstanding series or class that were characterized as debt at the time of their issuance, (b) such action will not cause the trust to be deemed an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

     "TRANSFEROR" means, collectively, ABRC, any additional transferors and any sellers that transfer receivables directly to the trust.

     "TRANSFEROR BENEFICIAL INTEREST" means an undivided beneficial interest in the trust initially owned by the transferor which entitles the holder to receive all cash flows from the trust assets not required to make payments on the notes or to be paid to a series enhancer.

     "TRANSFEROR CERTIFICATE" means a certificate representing the Transferor Beneficial Interest if the Transferor Interest is held in certificated form.

     "TRANSFEROR INTEREST" means on any date an amount equal to the aggregate balance of principal receivables at the end of the prior day, plus the amount on deposit in the Excess Funding Account at the end of the prior day, minus the total Adjusted Invested Amounts of all then-outstanding series of notes.

     "TRANSFEROR PERCENTAGE" means the percentage of all customer payments from the receivables in the trust the right to which is owned by the holder of the Transferor Beneficial Interest. The Transferor Percentage will equal 100%, minus the total Investor Percentages for all outstanding series, minus the total series enhancement percentages for all outstanding series.

     "TRUST" means Advanta Business Card Master Trust, a Delaware common law trust.

     "TRUST PAY OUT EVENT" means, with respect to all series issued by the trust, the occurrence of any of the following events:

       - any servicer default occurs which would have a material adverse effect on the noteholders;

       - certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, the seller or the servicer;

       - the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

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       - the trust becomes subject to regulation as an "investment company"
         within the meaning of the Investment Company Act of 1940.

     "TRUST PORTFOLIO" means designated accounts selected from the Advanta Business Card Portfolio owned by the bank or another seller that generates receivables transferred to the trust.

     "TRUST TERMINATION DATE" means the earlier of (a) the date designated by the transferor, which may be no earlier than the day on which the rights of all series to receive payments from the trust have terminated and (b) the date of dissolution of the trust.

     "UNALLOCATED PRINCIPAL COLLECTIONS" means any amounts collected in respect of principal receivables and not paid to the holders of the transferor certificates because the Transferor Interest is less than the Required Transferor Interest.

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                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Advanta Business Card Master Trust Asset Backed Notes (the "global securities") to be issued in series from time to time (each, a "series") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company ("DTC"), Clearstream Banking or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Clearstream Banking and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream Banking or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Banking and Euroclear (in such capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Banking and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC (other than through accounts at Clearstream Banking or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream Banking or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

                                       A-1
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SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants (other than the depositories for Clearstream Banking and Euroclear) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream Banking Customers and/or Euroclear Participants. Secondary market trading between Clearstream Banking customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream Banking or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant (other than the depositories for Clearstream Banking and Euroclear) to the account of a Clearstream Banking customer or a Euroclear participant, as the case may be, the purchaser must send instructions to Clearstream Banking or Euroclear, as the case may be, prior to 12:30 PM on the settlement date. Clearstream Banking or Euroclear, as the case may be, will instruct the respective depository, to receive the global securities for payment. Payment will then be made by the respective depository, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be backvalued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream Banking customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream Banking or Euroclear has extended a line of credit to them, Clearstream Banking customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Banking customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Banking customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depository for the benefit of Clearstream Banking customers or Euroclear participants. The sale proceeds

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will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

     Trading between Clearstream Banking or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Banking customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depository, to another DTC participant. The seller will send instructions to Clearstream Banking or Euroclear, as the case may be, before 12:30 PM on the settlement date. In these cases, Clearstream Banking or Euroclear will instruct the respective depository, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream Banking customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream Banking customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream Banking or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law,
(i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim to Exemption from Withholding Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are note owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

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

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding and, generally, backup withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The note owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 are generally effective for three calendar years.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

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PROSPECTUS SUPPLEMENT

                                 [ADVANTA LOGO]

                       ADVANTA BUSINESS CARD MASTER TRUST
                                     Issuer

                       ADVANTA BUSINESS RECEIVABLES CORP.
                                   Transferor

                               ADVANTA BANK CORP.
                                    Servicer

                                 SERIES 2003-D

                                  $280,000,000
                           Class A Asset Backed Notes

                                  $32,375,000
                           Class B Asset Backed Notes

                                  $25,375,000
                           Class C Asset Backed Notes

                            DEUTSCHE BANK SECURITIES
                                BARCLAYS CAPITAL

 You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

  We are not offering the notes in any state where the offer is not permitted.

 We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

   Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a
          prospectus supplement and prospectus until           , 2004.